UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant     ☑
Filed by a party other than the Registrant     ☐
Check the appropriate box:
☑     Preliminary proxy statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12
COHESANT TECHNOLOGIES INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.001 per share, of Cohesant Technologies Inc. (“Company Common Stock”)
(2)	Aggregate number of securities to which transaction applies:
3,359,257 shares of Company Common Stock and 336,200 shares of Company Common Stock issuable upon the exercise of options.(1)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on the sum of (A) 3,359,257 shares of Company Common Stock multiplied by $9.55 per share and (B) 336,200 shares of Company Common Stock issuable upon exercise of options, multiplied by $9.55 per share, with the aggregate total transaction value not to exceed $35,000,000. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000307 by the sum of the preceding sentence.(1)
(4)	Proposed maximum aggregate value of transaction:.
$35,000,000
(5)	Total fee paid:
$1,074.50
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

(1)	Pursuant to the Agreement and Plan of Merger, dated as of December 3, 2007, Graco Indiana Inc., a wholly-owned subsidiary of Graco Inc. will merge into the Registrant and each outstanding share of Company Common Stock will be converted into the right to receive a minimum of $9.05 per share and a maximum of $9.55 per share (the “Per Share Merger Consideration”). Each holder of options to acquire Company Common Stock will be entitled to receive, in consideration of the cancellation of such stock options, an amount (net of applicable taxes) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of common stock subject to such stock option, multiplied by (ii) the total number of shares subject to such stock option. As of December 12, 2007, there were 3,359,257 shares of Company Common Stock issued and outstanding, and there were 336,200 shares of common stock of the Registrant subject to outstanding stock options with a weighted average exercise price of $8.41 per share. Due to a spin-off of the Registrant’s CIPAR subsidiary via a dividend prior to the closing of the transaction, the Registrant has considered that all options may be exercised prior to closing. Therefore, the filing fee was determined by adding (x) the product of (i) the number of shares of Company Common Stock that are proposed to be acquired in the merger and (ii) the Per Share Merger Consideration, plus (y) the product of (1) the total number of shares of Company Common Stock subject to outstanding stock options and (2) the Per Share Merger Consideration with the aggregate transaction value not to exceed $35,000,000 ((x) and (y) together, the “merger consideration”). The filing fee was calculated in accordance with Regulation 240.00-11 under the Exchange Act, by multiplying the merger consideration by 0.0000307.

Subject to Completion, dated December 14, 2007
COHESANT TECHNOLOGIES INC.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
Dear Stockholder:
          Our Board of Directors has approved a merger that provides for our acquisition by Graco Inc. If the merger is completed, each share of our common stock issued and outstanding at the effective time of the merger (other than shares held by Graco or its wholly-owned merger subsidiary or a stockholder who is entitled to and who properly demands and perfects statutory appraisal rights in compliance with all of the required procedures of Delaware law) will be converted into the right to receive a minimum of $9.05 and a maximum of $9.55 in cash, without interest. The exact value of the per share merger consideration will depend, primarily, on the dollar amount of the transactional expenses and borrowed indebtedness retained by the Company following its acquisition by Graco.
          Immediately prior to the closing of the merger, we will spin off our CIPAR, Inc. subsidiary to our stockholders by means of a special taxable dividend of one share of CIPAR common stock for each share of Cohesant Technologies Inc. common stock outstanding as of the record date for such dividend.
          We will hold a special meeting of stockholders of Cohesant Technologies Inc. (“Cohesant” or the “Company”) at the offices of CIPAR, 23400 Commerce Park Road, Beachwood, Ohio, 44122 on [•], 2008 at 9:00 a.m., Eastern Standard Time. At the special meeting, we will ask you to consider a proposal to approve and adopt the merger agreement and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. No stockholder approval is required for the spin-off; however, the spin-off will not occur unless the merger agreement is approved and the merger occurs.
          Your vote is important. We cannot complete the merger and the other transactions contemplated by the merger agreement unless the merger agreement proposal is approved. The obligations of the Company and Graco to complete the merger are also subject to the satisfaction or waiver of various other conditions to the merger. More detailed information about the merger agreement and the merger, as well as information about the spin-off, is contained in this proxy statement/information statement. Whether or not you plan to attend the special meeting in person, please submit your proxy without delay. We encourage you to read the accompanying proxy statement/information statement carefully because it explains the proposed merger, the merger agreement, the spin-off and the proposals which require your favorable vote.
          Our Board of Directors has carefully reviewed and considered the terms of the merger agreement and has unanimously determined that the merger agreement, the merger and the transactions contemplated thereby, and the spin-off are advisable, fair and in the best interests of Cohesant and our stockholders. Accordingly, the Board has unanimously approved the merger agreement, the merger and the various transactions contemplated in such agreement and unanimously recommends that you vote “FOR” the approval of the merger agreement, and “FOR” the proposal allowing us to adjourn the special meeting, if necessary, to solicit additional proxies.
          This proxy statement/information statement is dated [•], 2008 and is first being mailed to stockholders on or about [•], 2008.
Sincerely,
Morton A. Cohen
Chairman of the Board
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the spin-off, passed upon the merits or fairness of the merger or the spin-off or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

COHESANT TECHNOLOGIES INC.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [•], 2008
          NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders of Cohesant Technologies Inc. (“Cohesant” or the “Company”) will be held at the offices of its subsidiary, CIPAR, Inc. (“CIPAR”), 23400 Commerce Park Road, Beachwood, Ohio, 44122 on [•], 2008 at 9:00 a.m., Eastern Standard Time, for the following purposes:
          1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated December 3, 2007, among the Company, Graco Inc. (“Graco”), Graco Indiana Inc., a wholly-owned subsidiary of Graco (“Merger Sub”), CIPAR, and GlasCraft Inc., a wholly-owned subsidiary of the Company (“GlasCraft” or “Company Sub”), pursuant to which, upon the merger becoming effective, Merger Sub would merge with and into the Company, wherein each issued and outstanding share of the Company’s common stock, $0.001 par value (the “common stock”) (other than shares held by Graco or Merger Sub or a stockholder who is entitled to and who properly demands and perfects statutory appraisal rights in compliance with all of the required procedures of Delaware law), will be converted into the right to receive a minimum of $9.05 and a maximum of $9.55 in cash, without interest.
          2 To consider and vote on a proposal to allow the Board of Directors to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.
          3. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.
          Only stockholders who held shares of record as of the close of business on [•], 2008 are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the meeting. A complete list of Cohesant stockholders entitled to vote at the special meeting will be available for inspection at the executive offices of Cohesant during regular business hours for a period of no less than ten days before the special meeting.
          The approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the outstanding shares of common stock entitled to vote thereon as of the record date for the special meeting. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval and adoption of the Merger Agreement, and the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote against the adoption and approval of the Merger Agreement. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.
          The Cohesant Board of Directors unanimously recommends that stockholders vote “FOR” the approval and adoption of the Merger Agreement at the special meeting, and “FOR” the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.
By order of the Board of Directors
Morton A. Cohen
Chairman of the Board
Indianapolis, Indiana

[•], 2008

Page
Amendment	53
II. Voting and Support Agreements	53
III. Restrictive Covenant Agreements	54
IV. Reciprocal Transition Services Agreement	54
Market Price of the Company’s Stock	55
Dissenters’ Rights of Appraisal	56
Stockholder Proposals	58
Other Business	58

Part II — Information Statement Regarding the Spin-Off	59
The CIPAR Special Dividend	59
Overview	59
Background to, and Reasons for, the Spin-Off	59
Description of the Spin-Off	59
Opinion of our Financial Advisor	60
Material United States Federal Income Tax Consequences	60
No Stockholder Approval Required	60
No Appraisal Rights	60
Relationship Between Cohesant and CIPAR	60
I. Separation Agreement	61
Overview of the Separation	61
Timing of the Transactions Contemplated by the Separation	61
The Spin-Off	63
Conditions to the Spin-Off	63
Additional Covenants	64
Cross Indemnification	64
Insurance	65
Transaction Expenses	65
Termination	65
II. Tax Matters Agreement	65
Overview	65
Preparation and Filing of Tax Returns	66
Liability for Taxes	66
Distribution Taxes	66
Indemnification	66
Payments	67
Tax Proceedings	67
Retention of Records	67
Disputes	67
Termination	67
Financial Statements	67
Management’s Discussion and Analysis	67
Description of CIPAR Business	67
Description of CIPAR Property	71
Management and Directors of CIPAR	71
Executive Compensation of CIPAR	72
Security Ownership of Cohesant Technologies, Inc. and CIPAR Inc.	74
Description of Capital Stock of CIPAR	75
Indemnification of Directors and Officers	76
Additional Information	78
Where You Can Find More Information	78
Appendix A — Agreement and Plan of Merger, dated December 3, 2007, by and among Graco Inc., Graco Indiana Inc., Cohesant Technologies Inc., CIPAR Inc., and GlasCraft Inc.	A-1
Appendix B — Opinion of Western Reserve Partners LLC, dated December 3, 2007, regarding minimum per share	B-1
consideration
Appendix C — Opinion of Western Reserve Partners LLC, dated December 3, 2007, regarding fair market value of CIPAR	C-1
Appendix D — Form of Voting and Support Agreement by and among Graco Inc. and each of Morton A. Cohen, Morris H.	D-1
Wheeler, and Robert W. Pawlak
Appendix E — Section 262 of the Delaware General Corporation Law	E-1

QUESTIONS AND ANSWERS
          The following questions and answers address briefly some of the questions you may have regarding the special meeting, the proposed merger and the spin-off. These questions and answers may not address all of your questions that may be important to you as a stockholder of Cohesant. Please refer to more detailed information contained elsewhere in this proxy statement/information statement, the appendices to this proxy statement/information statement and the documents referenced in this proxy statement/information statement.
Questions About the Special Meeting and Merger
Q. What am I being asked to vote on?
A. You are being asked to vote on two proposals:
1. To approve and adopt an Agreement and Plan of Merger whereby a wholly-owned subsidiary of Graco would merge with and into Cohesant (the “Merger”), wherein each issued and outstanding share of common stock of Cohesant, other than shares owned by Graco, Merger Sub or dissenting shares, will be exchanged for a minimum of $9.05 and a maximum of $9.55 in cash, without interest.
2. To approve a proposal allowing our Board of Directors to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.
          You may submit a proxy to vote your shares at the meeting by completing, dating, signing and returning the enclosed proxy card. You are also invited to attend the special meeting in person, although you do not need to attend the special meeting in person to have your shares voted at the meeting.
Q. What will I be entitled to receive as a result of the Merger?
A. Upon completion of the Merger, if you are a stockholder at the effective time of the Merger you will be entitled to receive a minimum of $9.05 and a maximum of $9.55 (the “Per Share Merger Consideration”) in cash, without interest, for each share of our common stock that you own. The exact value of the Per Share Merger Consideration will be dependent primarily on the dollar amount of the transactional expenses and borrowed indebtedness retained by the Company following its acquisition by Graco. For example, if you own 1,000 shares of our common stock, and the minimum Per Share Merger Consideration is payable, you will be entitled to receive $9,050 in cash in exchange for your shares of our common stock, without interest.
          If you hold options to acquire Company stock at the effective time of the Merger, your stock options will be cancelled, and you will be entitled to receive an amount (net of applicable taxes) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such stock options, multiplied by (ii) the total number of shares subject to such stock options.
          In addition, immediately prior to the closing of the Merger, we will spin off our CIPAR subsidiary to our stockholders by means of a special dividend of one share of CIPAR common stock for each share of Cohesant common stock. Thus, you will also receive one share of CIPAR common stock for each share of Cohesant common stock that you own on the day prior to the closing date of the Merger. Cohesant engaged Western Reserve Partners LLC (“Western Reserve”), an independent investment banker, to perform a valuation for tax purposes on the fair market value of the CIPAR businesses subject to the spin-off. Please refer to “The Merger— Opinion of our Financial Advisor-Valuation of the Spun-Off Business” beginning on page [___] for a discussion regarding this opinion and to “The Merger — Material United States Federal Income Tax Consequences—Special Dividend” on page [___] for a discussion regarding the tax consequences of the spin-off.
          Neither the Company nor Western Reserve expresses an opinion as to the price at which the common stock of the spun-off business will trade at any future time. The prices at which the CIPAR shares may trade will be determined by the public markets and will depend upon various factors, including the liquidity of the market for such shares, the willingness of securities firms to make a market in such shares and other factors, and such trading prices may bear no relationship to the fair market value of the CIPAR spin-off as determined for tax purposes by Western Reserve.

          If you properly demand and perfect your statutory appraisal rights, you may receive more, the same or less than the value you would be entitled to receive under the terms of the Merger Agreement, which is attached hereto as Appendix A. You do not have dissenter’s rights of appraisal under Delaware law in connection with the spin-off.
Q. When and where is the special meeting?
A. The special meeting will take place at the offices of CIPAR, 23400 Commerce Park Road, Beachwood, Ohio, 44122 on [•], 2008 at 9:00 a.m., Eastern Standard Time.
Q. What stockholder approvals are needed?
A. The affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve and adopt the Merger Agreement, and a majority of the shares present and entitled to vote at the special meeting is required, if necessary, to approve the proposal to allow our directors to adjourn the special meeting to solicit additional proxies.
          As of the record date, Morton A. Cohen, our Chairman, his affiliate Clarion Capital Corporation, Morris H. Wheeler, our Chief Executive Officer, and Robert W. Pawlak, our Chief Financial Officer, who, in the aggregate, own approximately 45% of our common stock, have each entered into a Voting and Support Agreement under which they have each agreed to vote “FOR” the adoption of the Merger Agreement.
Q. Who is eligible to vote?
A. All stockholders of record on the close of business on [•], 2008, the record date, will be eligible to vote.
Q. Am I entitled to appraisal rights?
A. Yes. Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if (a) they submit a written demand for an appraisal prior to the vote on the approval and adoption of the Merger Agreement, (b) they continuously hold their Company common stock from the date they make a demand for appraisal through the effective date of the Merger, (c) they refrain from voting their shares of Company common stock in person or by proxy in favor of the approval and adoption of the Merger Agreement, and (d) they comply with the Delaware law procedures applicable to such appraisal rights. This amount could be more, the same or less than the value you would be entitled to receive under the terms of the Merger Agreement.
Q. What is the recommendation of the Cohesant Board of Directors as to the proposals described in this proxy statement/information statement?
A. Our Board of Directors has considered all of the facts and circumstances important to recommending whether to vote in favor of or against the two proposals, including whether the approval of the two proposals is advisable, fair and in the best interests of the Company and its stockholders. After careful consideration, our Board of Directors unanimously recommends that the Cohesant stockholders vote “FOR” the proposals set forth in this proxy statement/information statement.
Q. What is the opinion of the Company’s financial advisor?
A. The Board of Directors received an opinion from its financial advisor, Western Reserve, that as of December 3, 2007, the minimum Per Share Merger Consideration is fair, from a financial point of view, to the common stockholders of Cohesant. Please read “The Merger — Opinion of Our Financial Advisor” for information about the opinion of Western Reserve and Appendix B for the complete opinion.
Q. What are the tax consequences of the Merger?
A. If you are a U.S. holder of our common stock, the Merger will be a taxable transaction to you. For U.S. federal income tax purposes, you will recognize a gain or loss measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of our common stock. Note that your adjusted tax basis in your Cohesant shares could be reduced because of a tax-free return of tax basis in connection with the special dividend.

          We urge you to carefully review “The Merger — Material United States Federal Income Tax Consequences” beginning on page [___]. Tax matters are very complicated and the consequences of the transactions to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Cohesant stockholders are urged to consult their own tax advisors to determine their own tax consequences from the transactions.
Q. What do I need to do now?
A. After carefully reading and considering the information contained in this proxy statement/information statement, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope. You should return your proxy as soon as possible, but in any event so that it is received no later than 9:00 a.m., Eastern Standard Time, on [•], 2008 so that your shares may be represented at the special meeting. In order to ensure that your shares are voted, please submit your proxy as instructed even if you currently plan to attend the special meeting in person.
Q. What if I do not vote?
A. If you fail to respond, your shares will not count toward a quorum necessary to conduct the vote at the special meeting, and will not be counted as either a vote for or against any of the two proposals.
          If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the two proposals.
Q. If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A. Yes, but only if you provide instructions to your broker on how to vote. You should follow the instructions provided by your broker regarding how to instruct your broker to vote your shares. If you do not follow those instructions, your shares will not be voted, which will have the same effect as voting against the Merger Agreement. If you hold your shares in “street name” and wish to vote in person by appearing at the special meeting, you must request a legal proxy from your broker.
Q. Can I change my vote after I have delivered my proxy?
A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this by revoking your proxy or submitting a new proxy. If you choose either of these two methods and you are a stockholder of record, you must submit your notice of revocation or your new proxy to the Secretary of Cohesant before the special meeting. If your shares are held in “street name” in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.
          If you are a stockholder of record, you can also attend the special meeting and vote in person, which will automatically revoke any previously submitted proxy.
Q. What is a quorum?
A. A quorum of the holders of the outstanding shares of our common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote are present at the special meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.
Q. How are votes counted?
A. For the proposal relating to the approval and adoption of the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will count for purposes of determining whether a quorum is present, but, because stockholders holding at least a majority of Company common stock outstanding on the record date must vote FOR the approval and adoption of the Merger Agreement to be approved, an abstention or broker non-vote has the same effect as if you vote AGAINST the proposal and adoption of the Merger Agreement.
          For the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Because only a majority of the votes actually cast is required to approve the proposal to adjourn the meeting, if necessary or appropriate, abstentions and broker non-votes will have no effect on such proposal.

Q. Who will bear the cost of this solicitation?
A. We will pay the cost of this solicitation, which will be primarily by mail. Proxies also may be solicited in person by our directors, officers or employees without additional compensation. We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending out proxy materials to the beneficial owners of the shares they hold of record.
Q. Should I send in my stock certificate now?
A. No. Shortly after the Merger is completed, each registered Cohesant stockholder as of the effective time of the Merger (that is, each stockholder that holds stock in its own name rather than that of its broker) will receive a letter of transmittal with instructions informing them how to send in their stock certifications to the paying agent in order to receive the merger consideration. Such stockholders should use the letter of transmittal to exchange stock certificates for the merger consideration to which they are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.
Q. What should I do if I receive more than one set of voting materials for the special meeting?
A. You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/information statement and multiple proxy cards and voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Q. Who can help answer my questions?
A. If you have any questions about the transactions contemplated by the Merger Agreement or any of the proposals, or how to submit your proxy, or if you need additional copies of the proxy statement/information statement or the enclosed proxy card or voting instructions, you should contact:
Cohesant Technologies Inc.
Attn: Robert W. Pawlak, Chief Financial Officer
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
(317) 871-7611
Questions and Answers About the Spin-Off
Q. What will Cohesant stockholders receive in the spin-off?
A. Immediately prior to the closing of the Merger, you will receive one share of CIPAR common stock for each share of Cohesant common stock that you own on the day prior to the closing date of the Merger.
Q. How can holders of options to purchase Cohesant stock participate in the spin-off?
A. Only holders of Cohesant common stock as of the record date for the spin-off will receive shares of CIPAR. If you hold options to purchase Cohesant common stock, you must exercise your options prior to the record date for the spin-off in order to receive CIPAR stock for the Cohesant common stock represented by such options.
Q. What is the fair market value of each CIPAR share that is spun off?
A. The value of the CIPAR shares will be determined by the public market following the spin-off. Prices at which trading of CIPAR shares may occur may fluctuate significantly. These prices may be influenced by many factors, including the small size of CIPAR, the small size of the public float of CIPAR, and quarter-to-quarter variations in CIPAR actual or anticipated financial results. We engaged Western Reserve, an independent investment banker, to perform a valuation for tax purposes on the fair market value of the CIPAR business subject to the spin-off. Neither the Company nor Western Reserve expresses an opinion as to the price at which the common stock of the spun-off business will trade at any future time. Such trading prices may bear no relationship to the fair market value of the CIPAR spin-off as determined by Western

Reserve. Please read “The Merger — Opinion of Our Financial Advisor—Valuation of the Spun-off Business” beginning on page [    ] for information about the opinion of Western Reserve on the fair market value used for tax purposes and Appendix C for the complete opinion.
Q. Why has the Company decided to spin off CIPAR?
A. Early in the merger negotiations between Graco and the Company, Graco came to the determination that it would not pursue an acquisition of the business of CIPAR. We have determined that a taxable special dividend of CIPAR common stock will allow the Company to engage in a merger transaction with Graco and achieve a beneficial result for our stockholders relating to the business of CIPAR.
Q. What are the tax consequences of the spin-off?
A. The receipt of the CIPAR common stock under the special dividend will be a taxable transaction to U.S. holders of our common stock for U.S. federal income tax purposes. To the extent that the special dividend is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the special dividend should generally be treated as dividend income to the pre-merger Cohesant stockholders for U.S. federal income tax purposes. To the extent, if any, that the amount of the special dividend exceeds our current and accumulated earnings and profits, the excess should generally be treated as a tax-free return of our stockholder’s tax basis in our shares until such basis is reduced to zero, and thereafter should be treated as gain from the sale of such stock.
          We urge you to carefully review “The Merger — Material Federal Income Tax Consequences—Special Dividend” beginning on page [___]. Tax matters are very complicated and the consequences of the transactions to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Cohesant stockholders are urged to consult their own tax advisors to determine their own tax consequences from the transactions.
Q. Do Cohesant stockholders have the right to vote on the spin-off?
A. No. No vote of Cohesant stockholders is required or being sought with respect to the spin-off; however, the spin-off is conditioned on the closing of the Merger, and we must obtain the approval of our stockholders to approve the Merger.
Q. Do Cohesant stockholders have appraisal rights with respect to the spin-off?
A. No. Cohesant stockholders do not have dissenters’ rights under Delaware law in connection with the spin-off.
Q. Is there anything Cohesant stockholders need to do with respect to the spin-off?
A. No. No action by is required or being sought by Cohesant stockholders with respect to the spin-off; however, because the spin-off is conditioned upon the approval and closing of the Merger, we urge you to return your proxy as soon as possible, so that your shares may be represented at the special meeting. We do also urge you to carefully read and considering the information contained in this proxy statement/information statement.
Q. Who can help answer my questions?
A. If you have any questions about the transactions contemplated by the spin-off, you should contact:
Cohesant Technologies Inc.
Attn: Robert W. Pawlak, Chief Financial Officer
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
(317) 871-7611

SUMMARY OF THE MERGER
          This summary highlights selected information from this proxy statement/information statement about the proposals and the CIPAR spin-off and may not contain all of the information that is important to you as a Cohesant stockholder. Accordingly, we encourage you to read carefully this entire document, including the appendices, and the other documents to which we refer you, including the Merger Agreement which is attached as Appendix A and incorporated by reference in this proxy statement/information statement. Items in this summary include page references directing you to more complete descriptions of such items. All information contained in this proxy statement/information statement was prepared and supplied by Cohesant, except for descriptions of the business of Graco Inc. (“Graco”) and Graco Indiana Inc. (“Merger Sub”) contained in the summary below and under the heading “Parties to the Merger,” which descriptions were supplied by Graco. In this proxy statement/information statement, the terms “Cohesant,” “Company,” “we,” “our,” “ours,” and “us” refer to Cohesant. You may obtain the information incorporated by reference into this proxy statement/information statement without charge from Cohesant by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [___].
The Merger (page     )
          The proposed transaction is the acquisition of Cohesant by a subsidiary of Graco, Inc. (“Graco”) pursuant to an Agreement and Plan of Merger, dated as of December 3, 2007 (the “Merger Agreement”), among Cohesant, Graco, Graco Indiana Inc., a wholly-owned subsidiary of Graco (the “Merger Sub”), GlasCraft Inc., a wholly-owned subsidiary of Cohesant (“GlasCraft” or “Company Sub”), and CIPAR, Inc., a wholly-owned subsidiary of Cohesant (“CIPAR”). Once the Merger Agreement has been approved and adopted by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Cohesant (the “Merger”). At that time, GlasCraft will be Cohesant’s only subsidiary. Cohesant will be the surviving corporation in the Merger and will become a direct, wholly-owned subsidiary of Graco, and GlasCraft will become an indirect, wholly-owned subsidiary of Graco.
          Upon completion of the Merger, you will be entitled to receive a minimum of $9.05 and a maximum of $9.55 in cash, without interest, for each share of our common stock that you own (unless you properly demand and perfect statutory appraisal rights in compliance with all of the procedures under Delaware law) (the “Per Share Merger Consideration”). The exact value of the Per Share Merger Consideration will be primarily dependent on the dollar amount of the transactional expenses and borrowed indebtedness retained by the Company following its acquisition by Graco. Such transactional expenses and borrowed indebtedness retained by the Company is defined in the Merger Agreement as “Assumed Transaction Expenses and Debt” and includes, among other things, all costs and expenses of the Company relating to the spin-off and the merger, and certain items of Company debt.
          The Merger Agreement is attached as Appendix A to this proxy statement/information statement. You are encouraged to carefully read the Merger Agreement in its entirety because it is the legal document that governs the Merger.
The Parties to the Merger (page     )
Cohesant Technologies Inc.;
GlasCraft Inc.; and
CIPAR
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
          The Company is a Delaware corporation that, through its GlasCraft and CIPAR subsidiaries, is engaged in the business of the protection and renewal of drinking water distribution systems and wastewater collection systems for municipal, industrial, commercial and residential infrastructure; the design, development, manufacture and sale of specialized dispense equipment systems, replacement parts and supplies used in the operation of the Composites, Polyurethane Foam, Polyurea, and Specialty Coatings markets; and the design, development, manufacture and sale of specialty coatings. Additional information about the Company, GlasCraft, and CIPAR is included in documents incorporated by reference in this proxy statement/information statement. See “Where You Can Find More Information” on page [___].

Graco Inc.
88 11th Avenue Northeast
Minneapolis, Minnesota 55413
          Graco is a Minnesota corporation that supplies technology and expertise for the management of fluids in both industrial and commercial applications. Graco designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. See “Where You Can Find More Information” on page [__].
Graco Indiana Inc.
88 11th Avenue Northeast
Minneapolis, Minnesota 55413
          Graco Indiana Inc., a Delaware corporation, is a wholly-owned subsidiary of Graco and was organized solely for the purpose of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement.
The Special Meeting
          Date, Time, Place and Purpose of Special Meeting (page     )
          The special meeting will be held at the offices of CIPAR, 23400 Commerce Park Road, Beachwood, Ohio, 44122 on [•], 2008 at 9:00 a.m., Eastern Standard Time.
          You will be asked to approve and adopt the Merger Agreement. The Merger Agreement provides that Merger Sub will be merged with and into Cohesant, and each outstanding share of our common stock (other than shares held by Graco or Merger Sub or dissenting shares) will be exchanged for a minimum of $9.05 and a maximum of $9.55 in cash, without interest. The exact value of the Per Share Merger Consideration will depend primarily on the dollar amount of the transactional expenses and borrowed indebtedness retained by the Company following its acquisition by Graco.
          You will be also be asked to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.
          Record Date and Quorum (page     )
          You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [•], 2008, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were [3,xxx,xxx] shares of our common stock outstanding and entitled to vote.
          A quorum of the holders of the outstanding shares of our common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

          Required Vote (page     )
          For us to complete the Merger, stockholders holding at least a majority of our common stock outstanding at the close of business on the record date must vote “FOR” approval and adoption of the Merger Agreement. As of the record date, Morton A. Cohen, our Chairman, his affiliate Clarion Capital Corporation, Morris H. Wheeler, our Chief Executive Officer, and Robert W. Pawlak, our Chief Financial Officer, who, in the aggregate, own approximately 45% of our common stock, have each entered into a Voting and Support Agreement under which they have each agreed to vote “FOR” the adoption of the Merger Agreement. No vote of Graco’s stockholders is required in connection with the Merger Agreement or the consummation of the Merger.
          A form of Voting and Support Agreement entered into by each of Messrs. Cohen, Wheeler, and Pawlak and Clarion Capital Corporation is attached to this proxy statement/information statement as Appendix D and is incorporated herein by reference. You are encouraged to read the form of Voting and Support Agreement in its entirety for a more complete understanding.
          Share Ownership of Directors and Executive Officers (page     )
          As of the record date, the current directors and officers of Cohesant beneficially owned in the aggregate [1,823,369] shares (excluding options), representing approximately [54.3%] of our outstanding common stock.
          Voting and Proxies (page     )
          Any Cohesant registered stockholder (meaning a stockholder that holds stock in its own name) entitled to vote may submit a proxy by returning the enclosed proxy card by mail or may vote in person by appearing at the special meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.
          Revocability of Proxy (page     )
          Any Cohesant registered stockholder who executes and returns a proxy card may revoke the proxy at any time before it is voted in any of the following ways:
•	by delivering a written revocation, dated after the date of the proxy that is being revoked, to the Secretary of Cohesant;

•	by delivering a later-dated proxy relating to the same shares to the Secretary of Cohesant; or

•	by attending the special meeting and voting in person by ballot.
When the Merger Will be Completed (page     )
          We are working to complete the Merger as soon as possible. In the event of the approval and adoption of the Merger Agreement by our stockholders, and the satisfaction or waiver of the other closing conditions provided for in the Merger Agreement, we anticipate completing the Merger shortly following the special meeting and, in any case, no later than September 3, 2008, unless the parties agree to extend the time for closing the Merger and the other transactions contemplated by the Merger Agreement.
Effects of the Merger (page     )
          If the Merger Agreement is approved and adopted by our stockholders and the other conditions to closing are satisfied, Merger Sub will be merged with and into Cohesant, with Cohesant being the surviving corporation. Upon completion of the Merger, Cohesant common stock will be converted into the right to receive a minimum of $9.05 cash and a maximum of $9.55 cash per share (the “Per Share Merger Consideration”). Following completion of the Merger, our common stock will no longer be quoted on the NASDAQ Capital Market. It will be deregistered under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and will no longer be publicly traded. Cohesant will be a direct, wholly-owned subsidiary of Graco, and GlasCraft will be an indirect, wholly-owned subsidiary of Graco. Our current stockholders will cease to have any ownership interest in Cohesant, and they will have no rights as Graco stockholders by virtue of the Merger.

          Prior to the spin-off, all of our subsidiaries, other than GlasCraft and CIPAR, will become subsidiaries of CIPAR. Immediately prior to the closing of the Merger, we will spin off our CIPAR subsidiary to our stockholders by means of a special taxable dividend of one share of CIPAR common stock for each share of Cohesant common stock. We anticipate that the shares of CIPAR common stock will be quoted on the over-the-counter markets. In connection with the spin-off, CIPAR is expected to change its name to Cohesant Inc. Initially, the CIPAR common stock will be registered under the Securities Exchange Act; however, the Board of Directors of CIPAR may examine such registration, from time to time, and elect to deregister the CIPAR Common Stock if such de-registration is permitted under federal law and the Board determines such action is in the best interest of CIPAR and its stockholders.
Background of the Merger (page     )
          Our Board of Directors has been in consideration of a possible merger transaction with Graco since first being presented with Graco’s interest on June 15, 2007. Since that time, various representatives of the Company and Graco have met and discussed the terms of such a transaction and have negotiated the range of legal and practical issues concomitant of a merger transaction involving two publicly traded companies. In addition to reviewing due diligence materials provided by Graco, we have relied on the opinions and counsel of our financial and legal advisors. On December 3, 2007, we executed the Merger Agreement and related documents based on our belief in the strength of the transaction and the resulting benefits for our stockholders.
Reasons for the Merger (page     )
          Our Board of Directors reviewed and discussed the Graco proposal with our management and its financial and legal advisor in determining that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, our Company and our stockholders. In reaching their conclusion to approve and adopt the Merger Agreement and to seek the approval of the stockholders for the proposals described in this proxy statement/information statement, our Board of Directors considered a number of factors, including but not limited to the value of the consideration to be received, current financial market conditions, the advice of our financial and legal advisors, and the terms of the Merger Agreement. Our Board of Directors also considered potential risks relating to the transactions contemplated by the Merger Agreement or the failure by us to consummate such transactions, including but not limited to the restrictions that the Merger Agreement imposes on actively soliciting competing bids, the tax consequences of the Merger, and the restrictions on the conduct of our business prior to the completion of the Merger.
Board Recommendation (page     )
          After careful consideration, our Board of Directors has determined, by unanimous vote, that the proposed Merger of Merger Sub, a wholly-owned subsidiary of Graco, with and into Cohesant, wherein each outstanding share of our common stock, except for shares owned by Graco, Merger Sub or dissenting shares, will be converted into the right to receive the Per Share Merger Consideration, in cash, without interest, is advisable, fair and in the best interest of Cohesant and its stockholders. Our Board of Directors unanimously recommends that you vote “FOR” the approval and adoption of the Merger Agreement.
Permission to Adjourn the Special Meeting (page     )
          In order to consummate the Merger and the other transactions contemplated by the Merger Agreement, the proposal to approve and adopt the Merger Agreement must first be approved by our stockholders. If there are insufficient votes at the time of the special meeting to approve such proposal, our Board of Directors believes it is appropriate and in the best interest of Cohesant and its stockholders to adjourn the meeting and solicit additional proxies.
Financial Advisor Opinion (page     and Appendix B)
          Western Reserve, our financial adviser, delivered its opinion to our Board of Directors to the effect that, as of December 3, 2007, and based upon and subject to the various considerations described in its written opinion, the minimum Per Share Merger Consideration of $9.05 payable in connection with the consummation of the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to our common stockholders.
          The full text of the written opinion of Western Reserve, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Western Reserve in rendering its opinion, is attached as Appendix B to this proxy statement/information statement. Holders of Cohesant common stock are urged to, and should, read the opinion carefully and in its entirety. Western Reserve provided its opinion for the information and assistance of Cohesant’s Board of Directors in connection with its consideration of the Merger. The Western Reserve opinion addresses only the fairness, from a financial point of view, to the holders of Cohesant common stock of the minimum Per Share Merger Consideration as of the date of the Western Reserve opinion. The Western Reserve opinion does not address any other aspect of the proposed Merger and does not constitute a recommendation as to how any holder of Cohesant common stock should vote or act with respect to the Merger or any other matter.
Treatment of Stock Options (page     )
          The Board of Directors of the Company has accelerated the vesting of all outstanding Company stock options as of December 21, 2007. All outstanding Company stock options, as of the effective time of the Merger, shall terminate and thereafter represent the right to receive an amount in cash, without interest and less applicable tax withholding, equal to the product of:
•	the number of shares of our common stock subject to each option as of the effective time of the Merger, multiplied by,

•	the excess, if any, of the Per Share Merger Consideration over the exercise price per share of common stock subject to such option.
          No holder of an outstanding Company stock option that has an exercise price that is equal to or greater than the Per Share Merger Consideration shall be entitled to any payment with respect to the terminated stock option before or after the effective time of the Merger.
Interests of the Company’s Directors and Executive Officers in the Merger (page     )
          Our directors and executive officers may have interests in the Merger that are different from, or in addition to, yours, including the following:
          Our directors and officers will either (i) exercise their stock options prior to the effective time of the Merger, or (ii) have their stock options fully cashed out in connection with the Merger, as all stock options shall terminate as of the effective time of the Merger, and the holders of stock options will receive cash payments for each share of common stock subject to such options equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of their options, without interest and less applicable tax withholding. Certain of our directors, who hold options with an exercise price above the Per Share Merger Consideration, may elect to exercise their stock options in order to receive the special dividend of one share of CIPAR common stock for each share of Cohesant common stock.
          Certain of our current executive officers have employment agreements that provide for certain severance payments and benefits in the event of their termination of employment under certain circumstances, including termination following a change in control of the Company, which change in control will occur as a result of the completion of the Merger.
          In connection with our discussions with Graco, the Board of Directors formed a special negotiating committee. Non-employee directors serving on the committee receive compensation for their service on the committee commensurate with the compensation paid for service on the Board’s compensation and audit committees.
          The Merger Agreement provides for indemnification of our current and former directors and officers for six years following the effective time of the Merger, as well as the purchase of an endorsement under the Company’s current director and officer insurance coverage covering their service to the Company as a director or officer with “tail” coverage for six years following the effective time of the Merger.
Material United States Federal Income Tax Consequences (page     )
          If you are a U.S. holder of our common stock, the Merger will be a taxable transaction to you. For U.S. federal income tax purposes, you will recognize a gain or loss measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of our common stock. Note that your adjusted tax basis in your Cohesant shares could be reduced because of a tax-free return of tax basis in connection with the special dividend.
          We urge you to carefully review “The Merger — Material Federal Income Tax Consequences” beginning on page [___]. Tax matters are very complicated and the consequences of the transactions to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Cohesant stockholders are urged to consult their own tax advisors to determine their own tax consequences from the transactions.
Regulatory Approvals (page     )
          Except for the filing of a certificate of merger in Delaware at or before the effective date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.
Procedure for Receiving Merger Consideration (page     )
          As soon as practicable after the effective time of the Merger, a paying agent will mail a letter of transmittal and instructions to each registered Cohesant stockholder. The letter of transmittal and instructions will tell such stockholders how to surrender their stock certificates in exchange for the merger consideration. Such stockholders should not return their stock certificates with the enclosed proxy card, and should not forward their stock certificates to the paying agent without a letter of transmittal. If your shares are held in “street name” by your broker, you will not receive a letter of transmittal and will automatically receive the merger consideration in exchange for your shares of stock through your broker, unless you have properly demanded and perfected your appraisal rights.
          Payment of any amounts in respect of exercised Company stock options as of the effective time of the Merger shall not be made through the paying agent described in the immediately-preceding paragraph. Rather, payment of such amounts shall be made through our payroll agent.
No Solicitation of Transactions (page     )
          The Merger Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain limited circumstances required for our Board of Directors to comply with its fiduciary duties, our Board of Directors may respond to an unsolicited written bona fide proposal for a superior proposal, change its recommendation of the Merger and terminate the Merger Agreement and enter into an agreement with respect to a superior proposal after paying a termination fee as specified in the Merger Agreement.
Conditions to the Merger (page     )
          The consummation of the Merger and the completion of the other transactions contemplated by the Merger Agreement depends on a number of conditions being satisfied or waived, including approval by our stockholders of the Merger Agreement, no governmental authority having issued or promulgated any law, judgment or order that has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting the consummation of the Merger, and the satisfaction (or waiver) of certain obligations of each of the parties to the Merger Agreement.
          We are working toward completing the Merger as quickly as possible. We cannot complete the Merger until we satisfy a number of conditions, including adoption of the Merger Agreement by our stockholders at the Special Meeting and the distribution of the special dividend to complete the spin-off of CIPAR. Subject to satisfaction of these conditions, we expect to consummate the Merger and the other transactions contemplated by the Merger Agreement on or about [ · ], 2008, but we cannot be certain when or if the conditions to closing will be satisfied or waived. We may adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the proposals, or we may recirculate a new proxy statement/information statement and re-solicit the vote if material conditions to the consummation of the Merger and the other transactions contemplated by the Merger Agreement are waived.
          Our stockholders must approve adoption of the Merger Agreement for the Merger and the other transactions contemplated by the Merger Agreement to close.
Termination of the Merger Agreement (page     )
          The Merger Agreement provides that Graco and Cohesant may terminate the Merger Agreement by mutual consent in writing. In addition, we or Graco may terminate the Merger Agreement before the closing of the Merger and the other transactions contemplated thereby in a number of circumstances.

          Either we or Graco may terminate the Merger Agreement:
•	upon written notice to the other, if the Company’s stockholders do not approve the merger; or

•	if certain closing conditions have not been met by September 3, 2008 (the “Termination Date”);
          In addition, we may terminate the Merger Agreement if:
•	Graco or Merger Sub materially breach any representation, warranty, or covenant contained in the Merger Agreement and such breach is not cured within 30 days following notice to them of such breach or is not capable of being cured within 30 days following notice to them of such breach;

•	certain closing conditions have not been met or waived by the Termination Date; or

•	we give notice to Graco of our intention to enter into a definitive agreement to effect a Superior Proposal (as defined in the section entitled “Agreements Related to the Merger — No Solicitation of Transactions” beginning on page [___]).
          Finally, Graco may terminate the Merger Agreement if:
•	the Company, Company Sub, or CIPAR materially breach any representation, warranty, or covenant contained in the Merger Agreement and such breach is not cured within 30 days following notice to us of such breach or is not capable of being cured within 30 days following notice to us of such breach;

•	certain closing conditions have not been met by the Termination Date;

•	our Board of Directors shall withdraw, modify or qualify, or propose to withdraw, modify or qualify, in a manner adverse to Graco or Merger Sub, its unanimous recommendation to the stockholders to vote in favor of the approval of the Merger Agreement;

•	our Board of Directors fails to timely affirm (publicly if so requested) its recommendation to the stockholders to vote in favor of the approval of the Merger Agreement within five business days after Graco requests in writing that such recommendation be affirmed (unless the notice is delivered to the Company less than five business days prior to the Company stockholder meeting, in which case the Company must reaffirm such recommendation at least one business day prior to the stockholder meeting);

•	our Board of Directors or any committee thereof approves, adopts or recommends any Superior Proposal or Acquisition Proposal (as such terms are defined in the section entitled “Agreements Related to the Merger — No Solicitation of Transactions” beginning on page [___]).

•	our Board of Directors enters into any letter of intent, memorandum of understanding or similar agreement relating to any Superior Proposal or Acquisition Proposal;

•	we approve or recommend that our stockholders tender their shares in any tender or exchange offer or we fail to send to our stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement that we recommend rejection of such tender or exchange offer;

•	we publicly announce an intent to take any of the immediately-preceding five actions;

•	with our Board of Director’s consent, any person or group acquires beneficial ownership of more than 25% of our outstanding common stock; or

•	our Board of Directors fails to comply, or the Company, its subsidiaries or its representatives fail to comply, with certain of the Company’s obligations to duly call, give notice of, convene and hold the special meeting.

Termination Fees and Expenses (page     )
          We will pay a termination fee of $1,330,000 to Graco, by wire transfer of immediately available funds, at such time as is provided in the Merger Agreement, if:
•	Graco terminates the Merger Agreement due to:
•	a change of our recommendation to our stockholders to vote in favor of the Merger Agreement;

•	our failure to reaffirm, if properly requested, our recommendation to our stockholders to vote in favor of the Merger Agreement;

•	our recommendation of a Superior Proposal or Acquisition Proposal;

•	our execution of any letter of intent, memorandum of understanding, or similar agreement relating to any Superior Proposal or Acquisition Proposal;

•	our approval or recommendation that our stockholders tender their shares in any tender or exchange offer or our failure to send to our stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement that recommends rejection of such tender or exchange offer;

•	our public announcement of an intent to take the foregoing actions;

•	our consent to a third party acquiring more than 25% of our outstanding common stock; or

•	our breach of our obligation to duly call, give notice of, convene and hold the special meeting; or

•	certain closing conditions are not satisfied or waived prior to the Termination Date;
•	we terminate the Merger Agreement at any time prior to the vote of our stockholders regarding the Merger Agreement, in accordance with, and subject to the provisions of the Merger Agreement concerning a Superior Proposal or an Acquisition Proposal;

•	either we or Graco terminates the Merger Agreement if our stockholders do not approve the merger, and
•	at any time the after date of the Merger Agreement and prior to the special meeting, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to our Board of Directors, or became publicly known, or any person (other than Graco and its affiliates) announced an intention to make an offer or proposal for an Acquisition Proposal, and

•	we enter into an agreement for, or consummate an Acquisition Proposal with, any person within 12 months after termination of the Merger Agreement;
•	Graco terminates the Merger Agreement upon the material breach by the Company, Company Sub, or CIPAR of any representation, warranty, or covenant contained in the Merger Agreement and such breach is not cured within 30 days following notice to us of such breach or is not capable of being cured within 30 days following notice to us of such breach, and
•	at any time after the date of the Merger Agreement and prior to such breach, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to our Board of Directors, or became publicly known, or any person (other than Graco and its affiliates) announced an intention to make an offer or proposal for an Acquisition Transaction, and

•	we enter into an agreement for, or consummate an Acquisition Proposal with, any person within 12 months after termination of the Merger Agreement; or

•	Graco terminates the Merger Agreement because certain closing conditions have not been met by the Termination Date, and
•	at any time after the date of the Merger Agreement and prior to the termination, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to our Board of Directors, or became publicly known, or any person (other than Graco and its affiliates) announced an intention to make an offer or proposal for an Acquisition Proposal, and

•	we enter into an agreement for, or consummate an Acquisition Proposal with, any person within 12 months after termination of the Merger Agreement.
Market Price of Cohesant Stock (page     )
          Our common stock is quoted on the NASDAQ Capital Market under the symbol “COHT.” On November 30, 2007, which was the last trading day before we announced the Merger, the Company’s common stock closed at $5.98 per share, compared to which the minimum Per Share Merger Consideration of $9.05 represents a premium of 51.3%. The volume weighted average price for the 30-day period ending November 30, 2007 was $6.36, compared to which the minimum Per Share Merger Consideration represents a premium of 42.3%.
          On [•], the last trading day before the date of this proxy statement/information statement, the Company’s common stock closed at $[•] per share.
Dissenters’ Rights of Appraisal (page     and Appendix E)
          Under Delaware law, if you do not wish to accept the cash payment for your shares of our common stock provided for in the Merger Agreement, you have the right to seek appraisal of your shares of our common stock. Stockholders who elect to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Failure to follow precisely all of the various technical statutory procedures required by Section 262 of the Delaware General Corporation Law may result in the loss of your appraisal rights as a stockholder. Merely voting against the approval and adoption of the Merger Agreement will not preserve your appraisal rights. You are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation, together with a fair rate of interest, if any, as determined by the court. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the Merger Agreement. A copy of Section 262 of the Delaware General Corporation Law is attached to this proxy statement/information statement as Appendix E.
SUMMARY OF THE SPIN-OFF
          This summary highlights selected information from this proxy statement/information statement about the CIPAR spin-off and may not contain all of the information that is important to you as a Cohesant stockholder. Accordingly, we encourage you to read carefully this entire document, including the appendices, and the other documents to which we refer you. Items in this summary include page references directing you to more complete descriptions of such items. You may obtain the information incorporated by reference into this proxy statement/information statement without charge from Cohesant by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [___].
The CIPAR Special Dividend (page     )
          Prior to the spin-off, all of our subsidiaries, other than GlasCraft and CIPAR, will become subsidiaries of CIPAR. Immediately prior to the closing of the Merger, we will spin off our CIPAR subsidiary to our stockholders by means of a special taxable dividend of one share of CIPAR common stock for each share of Cohesant common stock. The CIPAR special dividend will only be paid immediately prior to the closing of the Merger to stockholders of record as of the date immediately preceding the effective date of the Merger. If the Merger is not consummated for any reason, the CIPAR special dividend will not be paid and CIPAR will continue to be a wholly-owned subsidiary of Cohesant.
Relationship Between Cohesant and CIPAR (page     )
          After the spin-off, CIPAR will be a stand-alone company with only those rights and obligations with respect to the Company as are provided for in future and existing agreements between CIPAR and the Company. The relationship between the Company and CIPAR immediately before and after the Merger and special dividend will be controlled by a Separation Agreement that has been entered into between the Company and CIPAR. The Separation Agreement explains the rights and obligations of the Company and CIPAR in connection with the separation, including with respect to the transfer of certain assets from the Company to CIPAR, the assumption of certain liabilities by CIPAR, and the termination of certain pre-existing contracts between CIPAR and the Company.
          The Company and CIPAR will also enter into a Tax Matters Agreement that will reflect CIPAR’s separation from the Company with respect to tax matters. Specifically, CIPAR and the Company will agree as to their rights and obligations in connection with the preparation and filing of future tax returns, shared liability for past and future taxes, and shared ownership of past and future tax benefits.
          We and CIPAR may enter into additional or modified agreements, arrangements, and transactions after the spin-off, which will be negotiated at arm’s length.
Financial Advisor Opinion (page     and Appendix C)
          Western Reserve has provided an opinion to our Board of Directors to the effect that, based upon and subject to the various considerations described in its written opinion, the fair market value of the CIPAR spin-off, for federal income tax purposes, is $6,632,000 as of the date of its opinion. The full text of the written opinion of Western Reserve, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Western Reserve in rendering its opinion, is attached as Appendix C to this proxy statement/information statement. The Western Reserve opinion does not address any other aspect of the proposed spin-off. The fair market value of each share of CIPAR issuable in the taxable spin-off will depend on the number of shares of CIPAR stock that are spun off on the distribution date, which in turn depends on the number of shares of our common stock outstanding. Neither the Company nor Western Reserve expresses an opinion as to the price at which the common stock of the spun-off business will trade at any future time. The prices at which the CIPAR shares may trade will depend upon various factors, including the liquidity of the market for such shares, the willingness of securities firms to make a market in such shares and other factors, and such trading prices may bear no relationship to the fair market value of the CIPAR spin-off as determined by Western Reserve.
Material United States Federal Income Tax Consequences (page     )
          The receipt of the CIPAR common stock in the special dividend will be a taxable transaction for U.S. federal income tax purposes. The special distribution should be treated as dividend income to the pre-merger Cohesant stockholders, to the extent paid out of Cohesant’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of the special distribution exceeds Cohesant’s current and accumulated earnings and profits, the excess should be treated as a tax-free return of the stockholder’s tax basis in its shares of Cohesant common stock until such basis is reduced to zero; and thereafter treated as gain from the sale of such stock.
          We urge you to carefully review “The Merger — Material United States Federal Income Tax Consequences—Special Dividend” beginning on page [___]. Tax matters are very complicated and the consequences of the transactions to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Cohesant stockholders are urged to consult their own tax advisors to determine their own tax consequences from the transactions.
Procedure for Receiving Special Dividend (page     )
          Each Cohesant stockholder on the record date of the special dividend will receive shares of CIPAR common stock through the transfer agent’s book-entry registration system. These shares will not be in certificated form. As such, instead of a share certificate, CIPAR stockholders will receive a statement from CIPAR’s transfer agent that details their ownership interest and the method by which they may access their account. Continental Stock Transfer and Trust Company will be the transfer agent for CIPAR shares of common stock.

RELATIONSHIP BETWEEN THE MERGER AND THE SPIN-OFF
          While the Merger and the spin-off are related transactions that were contemporaneously approved by our Board of Directors, the Merger and spin-off are distinct, independent transactions that are each described in the proxy statement/information statement. For more information on the Merger, please see “PART I — The Special Meeting and Merger” beginning on page [___] below. For more information on the spin-off, please see “PART II — Information Statement Regarding the Spin-Off” beginning on page [___] below.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
          This proxy statement/information statement contains or incorporates by reference a number of “forward-looking statements” within the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to our financial condition, results of operations and business, and the expected impact of the merger and spin-off on our financial performance. Forward-looking statements often, although not always, include words or phrases like “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “outlook,” or similar expressions. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those statements and are not guarantees of future performance. Many of the important factors that will determine these results and values are beyond our ability to control or predict. Our stockholders are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

PART I — THE SPECIAL MEETING AND MERGER
THE SPECIAL MEETING
Date, Time, Place and Purpose of the Special Meeting
          This proxy statement/information statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at a Special Meeting of Stockholders to be held at the offices of CIPAR, 23400 Commerce Park Road, Beachwood, Ohio, 44122, on [•], 2008, at 9:00 a.m., Eastern Standard Time. The purpose of the special meeting is for you to consider and vote upon the following proposals:
1. To consider and vote on a proposal to approve and adopt the Merger Agreement.
2. To consider and vote on a proposal to allow the Board of Directors to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.
3. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.
          A copy of the Merger Agreement is attached as Appendix A to this proxy statement/information statement. This proxy statement/information statement and the enclosed form of proxy are first being mailed to our stockholders on or about [•], 2008.
Recommendation of the Cohesant Board of Directors
          As discussed elsewhere in this proxy statement/information statement, Cohesant stockholders are considering and voting on a proposal to approve and adopt the Merger Agreement. For the reasons described in this proxy statement/information statement, the Cohesant Board of Directors has unanimously approved the Merger Agreement, the Merger and the various transactions contemplated in such agreement and unanimously recommends that you vote “FOR” the approval of the Merger Agreement, and “FOR” the proposal allowing us to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
Record Date and Quorum
          The holders of record of our common stock as of the close of business on the record date, which was [ · ], 2008, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [ 3.xxx,xxx ] shares of our common stock outstanding. A complete list of Cohesant stockholders entitled to vote at the special meeting will be available for inspection at the executive offices of Cohesant during regular business hours for a period of no less than ten days before the special meeting.
          The holders of a majority of our shares of common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held in treasury by us are not considered to be outstanding for purposes of determining a quorum. In accordance with Delaware law, abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. “Broker non-votes” result when the beneficial owners of shares of common stock do not provide specific voting instructions to their brokers. Under applicable rules, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the proposals described in this proxy statement/information statement, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of these proposals.
Required Vote
          Each share of our common stock that was outstanding on the record date entitles the holder to one vote at the special meeting. Completion of the Merger and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. The proposal to permit the Board of Directors to adjourn the special meeting requires the affirmative vote of a majority of the shares present and entitled to vote at the special meeting. Record holders may vote their shares of our common stock:

•	by completing and returning the enclosed proxy card by mail; or

•	by appearing and voting in person by ballot at the special meeting.
          Regardless of whether you plan to attend the special meeting, you should vote your shares by proxy as described above as promptly as possible.
          If you hold your shares through a bank, brokerage firm or nominee, you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the directions contained in such voting instruction card.
Voting by Executive Officers and Principal Stockholders
          As of the record date for the our special meeting, Morton A. Cohen, our Chairman, his affiliate Clarion Capital Corporation, Morris H. Wheeler, our Chief Executive Officer, and Robert W. Pawlak, our Chief Financial Officer, who, in the aggregate, own approximately 45% of our common stock, have each entered into a Voting and Support Agreement under which they have each agreed to vote “FOR” the adoption of the Merger Agreement.
Appraisal Rights
          Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they (a) submit a written demand for an appraisal prior to the vote on the approval and adoption of the Merger Agreement, (b) continuously hold their Company common stock from the date they make a demand for appraisal through the effective time of the Merger, (c) refrain from voting their shares of Company common stock in person or by proxy in favor of the approval and adoption of the Merger Agreement, and (d) comply with Delaware law procedures applicable to such appraisal rights. This amount could be more, the same or less than the value that our stockholders are entitled to receive under the terms of the Merger Agreement. See the section entitled “Dissenters’ Rights of Appraisal” beginning on page [__].
Proxies; Revocation
          If you vote your shares of our common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of our common stock will be voted “FOR” the approval and adoption of the Merger Agreement and “FOR” the proposal to allow the Board of Directors to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposals before the special meeting.
          You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of the following ways:
•	by delivering a written revocation, dated after the date of the proxy that is being revoked, to the Secretary of Cohesant at 5845 West 82nd Street, Suite 102, Indianapolis, Indiana 46278;

•	by delivering a later-dated proxy relating to the same shares to the Secretary of Cohesant; or

•	by attending the special meeting and voting in person by ballot.
          Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you do not hold your shares of our common stock in your own name, you may revoke or change a previously given proxy by following the instructions provided by the bank, brokerage firm, nominee or other party that is the registered owner of the shares.
          You should vote your proxy even if you plan to attend the Cohesant special meeting. Unless you hold your shares in street name, you can always change your vote at the Cohesant special meeting.

Adjournments
          Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice by announcement at the special meeting of the new date, time and place of the special meeting. At the adjourned meeting, the Company may transact any business that might have been transacted at the original special meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each registered stockholder entitled to vote at the special meeting. Whether or not a quorum exists, holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Abstentions and broker non-votes will have no effect on a proposal to adjourn the meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.
Solicitations of Proxies
          This solicitation is made by Cohesant, and Cohesant will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers, and employees of the Company may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. Cohesant will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Other Business
          Cohesant does not expect that any matters other than the proposals presented in this proxy statement/information statement will be brought before the Cohesant special meeting. However, if other matters incident to the conduct of the special meeting are properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
THE PARTIES TO THE MERGER
Cohesant Technologies Inc.;
GlasCraft Inc.;
CIPAR
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
(317) 871-7611
          The Company is a Delaware corporation that, through its GlasCraft and CIPAR subsidiaries, is engaged in the business of the protection and renewal of drinking water distribution systems and wastewater collection systems for municipal, industrial, commercial and residential infrastructure; the design, development, manufacture and sale of specialized dispense equipment systems, replacement parts and supplies used in the operation of the Composites, Polyurethane Foam, Polyurea, and Specialty Coatings markets; and the design, development, manufacture and sale of specialty coatings. Additional information about the Company, GlasCraft, and CIPAR is included in documents incorporated by reference in this proxy statement/information statement. See “Where You Can Find More Information” on page [__].
Graco Inc.
88 11th Avenue Northeast
Minneapolis, Minnesota 55413
          Graco is a Minnesota corporation that supplies technology and expertise for the management of fluids in both industrial and commercial applications. Graco designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. See “Where You Can Find More Information” on page [__].

Graco Indiana Inc.
88 11th Avenue Northeast
Minneapolis, Minnesota 55413
          Graco Indiana Inc., a Delaware corporation, is a wholly-owned subsidiary of Graco and was organized solely for the purpose of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into us. Cohesant will survive the Merger and Merger Sub will cease to exist.
THE MERGER
          The following is a description of the material aspects of the proposed Merger and related transactions. The following description may not contain all of the information that is important to you. You should read this entire proxy statement/information statement and the other documents referred to herein for a more complete understanding of the Merger and the related transactions.
Background of the Merger
          In late May 2007, Mark W. Sheahan, Graco’s Chief Administrative Officer, contacted Morris H. Wheeler, our Chief Executive Officer, and expressed Graco’s interest in a possible acquisition of our subsidiary, GlasCraft. Mr. Wheeler advised Mr. Sheahan that Cohesant had not considered selling GlasCraft, but that the Board of Directors and he had a fiduciary responsibility to receive any serious proposals that could maximize the stockholders’ value.
          Mr. Wheeler noted that the Company had a Board meeting scheduled for mid-June, at which meeting, he would convey Graco’s interest. Assuming the Board authorized Mr. Wheeler to have discussions, the parties agreed that Mr. Wheeler and Robert W. Pawlak, the Chief Financial Officer, would visit Graco’s facility in Minneapolis to meet Graco’s personnel, get a tour of the facility and hear Graco’s thoughts regarding GlasCraft.
          At the June 15, 2007 Board meeting, Mr. Wheeler advised the Board of Graco’s unsolicited overture. Mr. Wheeler described recent purchases by Graco, including Gusmer Machinery Group and Liquid Controls, and the multiples paid by Graco in those transactions. The Board authorized Mr. Wheeler to hold a preliminary meeting and to report to the Board at the next meeting in July. Certain members of the Board advised the newer members that Graco had expressed interest in GlasCraft on at least two prior occasions over the last several years, but that the discussions ended at very early stages.
          On June 19, 2007, Messrs. Wheeler and Pawlak met with Mr. Sheahan, Patrick McHale, the President and Chief Executive Officer of Graco, and other officers of Graco and had a tour of Graco’s Minneapolis facility. At such meeting, Graco expressed its interest only in the GlasCraft assets, and not the Company’s other business units. Graco indicated that it might consider acquiring all of Cohesant, if a buyer had been previously found for the non-GlasCraft assets and such sale occurred simultaneously with the Graco acquisition or soon thereafter. Graco agreed to send an information request to Mr. Wheeler that would allow it to develop a preliminary offer.
          On June 22, 2007, Graco and our Company entered into a Non-disclosure Agreement (“NDA”). Graco also furnished the Company with its preliminary information request.
          On July 6, 2007, Messrs. Wheeler and Pawlak, after consultation with members of the Board of Directors, determined to send Graco only GlasCraft’s current balance sheet, income statement, cash flow statements, and three-year historic financial information. The Company elected to defer forwarding additional information until discussions were more developed and a preliminary price identified.
          On July 24, 2007, Mr. Sheahan and Mr. James Graner, Graco’s Chief Financial Officer, called Messrs. Wheeler and Pawlak. The Company responded to some financial inquiries raised by Messrs. Graner and Sheahan. Messrs. Wheeler and Pawlak also commented on why certain information was withheld from disclosure. Mr. Wheeler advised Mr. Sheahan that a regularly scheduled Board meeting was to be held on July 30, 2007.
          On the morning of July 30, 2007, Mr. Sheahan telephoned Mr. Wheeler and communicated Graco’s initial offer of $24 million for GlasCraft.

          At a meeting of the Board on July 30, 2007, Mr. Wheeler advised the Board about Graco’s $24 million offer, as well as the results of Mr. Pawlak’s and his visit to Graco’s facility in June. He discussed the signing of the NDA and described what information had been provided to Graco and what had been withheld. Mr. Wheeler furnished the Board with preliminary internally prepared materials as to what the sale price of GlasCraft might be at various EBITDA multiples, as well as a study of the tax effect of a sale by Cohesant of its GlasCraft subsidiary. Due to the Company’s tax basis in GlasCraft, the illustrations indicated that a sale of GlasCraft would result in corporate taxes of several million dollars. The tax consequences of a sale, as well as the proffered $24 million amount, resulted in the Board’s rejection of the offer. However, the Board encouraged Mr. Wheeler to again speak to Graco, advise them of their need to acquire the entire Company and the necessity to increase the purchase price. At the Board meeting, counsel for the Company advised the Board members of their fiduciary duties when exploring a sale of the Company. A memorandum of fiduciary and legal issues under Delaware law relating to a possible sale of the Company was circulated to the Board the following day.
          On August 14, 2007, Messrs. Pawlak and Wheeler conducted a Webex conference call with Messrs. Sheahan and Graner. During the call, Mr. Wheeler advised the Graco personnel of GlasCraft’s performance during the third fiscal quarter to date, communicated the “add-backs” to GlasCraft earnings that the Company felt was appropriate, and again emphasized the Company’s preference that, if a sale was to occur, it would have to be the entire Company. Mr. Wheeler advised Messrs. Sheahan and Graner about the various change of control payments and transaction costs that would be entailed were a sale to occur. He estimated such costs at between $2.25 and $2.5 million, prior to calculating retention bonuses that may be necessary for other personnel. Mr. Wheeler noted that the $24 million amount was less than 7.6 times the trailing 12-months “EBITDA” (earnings before income taxes, depreciation, and amortization) as of the end of the second quarter. He noted that earnings had improved for the third quarter and that the offer did not take into account improved efficiencies that would benefit Graco. Mr. Wheeler reiterated the Board’s opinion that Graco would need to acquire all of the outstanding stock of Cohesant, not just the GlasCraft subsidiary and that the $24 million offer was an insufficient number.
          On August 14, 2007, Mr. Sheahan advised Mr. Wheeler that Graco was not prepared to proffer a higher offer, but wanted to hear a number from the Company that it believed would be acceptable. Mr. Sheahan also made it clear that Graco was only interested in GlasCraft and would not assign any value to the non-GlasCraft assets in any bid.
          At an August 21, 2007 special meeting of the Board of Directors, the Board reviewed the financial results of GlasCraft, as well as its prospects. It reviewed industrial equipment company multiples in recent transactions and reviewed Graco’s earnings and stock price to determine what price would not be dilutive to Graco’s stockholders. Members also expressed their belief that given that GlasCraft was not “on the market” any price would have to be above market premiums to be of interest to compensate the Company for the risk of retaining the non-GlasCraft assets on a stand-alone basis. The Board determined that it was not necessary to conduct an auction of GlasCraft, since, as noted, GlasCraft was not being marketed for sale. The Board also indicated that, prior to accepting any bid, the Board would need a fairness opinion from an investment banker and that any contract would require a “market check” provision to allow other parties to bid, if they were inclined. With the foregoing caveats, the Board authorized Mr. Wheeler to produce a presentation that would provide Graco with insight into the Board’s view regarding the appropriate valuation of GlasCraft under Graco’s ownership. It was determined that this presentation should be made by Mr. Wheeler, with the assistance of Messrs. Ozan and Cohen, each of whom had experience in the sale of public companies. The Board established an ad hoc negotiating committee consisting of Messrs. Cohen, Ozan and Wheeler. The Board also instructed Mr. Wheeler to speak to investment bankers about a possible engagement. The directors spent the balance of the August 21, 2007 meeting looking at financial models of the non-GlasCraft assets as a stand-alone business to determine if such business was viable. The Board requested that management explore the availability of debt financing for the non-GlasCraft operations on a stand alone basis, as well as prepare pro forma projections for the next several years.
          On August 30, 2007, Messrs. Wheeler, Cohen and Ozan conducted a Webex conference call with Messrs. Sheahan, McHale, Sutter and Graner. The Company personnel reviewed several valuation methodologies, including discounted cash flow and EBITDA multiples, after making adjustments for certain add-backs and anticipated efficiencies, they concluded that the value of GlasCraft in Graco’s hands would be $38 million or more, substantially in excess of $24 million offer. Finally, the presentation reviewed a method for spinning off the non-GlasCraft assets into a new entity to allow Graco to acquire the GlasCraft operations through a purchase of all outstanding Cohesant shares.
          On September 7, 2007, Mr. Sheahan called Mr. Wheeler and advised him that Graco was prepared to raise its offer to $30 million “all-in.” The foregoing $30 million bid included an estimated $3.45 million in transaction expenses, including the expense of completing the divestiture of the non-GlasCraft assets before the Graco purchase, change of control payments and other deal related costs. Mr. Wheeler indicated he would take the proposal to the Board.

          Mr. Wheeler reported on Graco’s increased $30 million offer to the Board at a special meeting held on September 21, 2007. The Board reviewed Graco’s offer and again looked at financials of GlasCraft. After an extensive discussion, the Board determined that while the Graco offer was improved over its initial offer, it still believed the offer was inadequate. The Board authorized Messrs. Wheeler, Ozan and Cohen to go to Minneapolis to conduct negotiations. The Board noted that it felt $38 million to be an appropriate number to commence negotiations. The Board instructed the committee to again remind Graco that the Company was not looking to sell GlasCraft and that such a sale would create greater operational risk to the remaining entity. The Board then spent additional time discussing a spin-off scenario involving the non-GlasCraft assets and how the Company might effect such a spin-off.
          On September 27, 2007, Messrs. Cohen, Ozan, and Wheeler flew to Minneapolis and met with Messrs. McHale, Sheahan, Graner, and Sutter. The Company personnel again expressed their belief as to GlasCraft’s worth at $38 million, while Graco reiterated its valuation at $30 million. Following a discussion of GlasCraft’s strong FRP and Composites focus and its international strength, as well as its current growth rate, Graco increased its offer to $34 million all-in. At this point in the meeting, Mr. Cohen indicated that as a stockholder, and not a director, he would not accept a price for GlasCraft less than $36 million “all in”. After further discussion, the meeting adjourned and Mr. Sheahan advised the Company personnel that he would discuss the Company’s proposal with other GlasCraft personnel and would respond the following week to Mr. Wheeler.
          On October 1, 2007, Mr. Sheahan called Mr. Wheeler and indicated that Graco was prepared to raise its offer to $35 million “all-in”. Mr. Wheeler indicated that a Board meeting was scheduled for October 3, 2007, and he would take Graco’s proposal to the Board and advise Mr. Sheahan of the results.
          At the October 3, 2007 Board meeting, Mr. Wheeler summarized recent developments relating to the Graco proposal, including its increase in its offer to $35 million. Mr. Wheeler noted that the per share price would be dependent on the transaction expenses included in the $35 million offer, as well as the number of actual shares outstanding. He noted that if the Company did spin off the non-GlasCraft assets that he would anticipate many, if not most, option holders would elect to exercise their options to receive the benefit of the spin-off. Depending on these factors, he anticipated that the offer would translate to between $9.00 and $9.50 per share. Mr. Wheeler also noted that Graco had raised at the October 1 meeting, its request for a break-up fee if the deal did not occur, as well as non-competes from various members of management. After discussion and consideration, the Board gave Mr. Wheeler the authority to enter into discussions to negotiate an acceptable agreement that would implement the proposed $35 million sale price. In reaching its preliminary conclusion, the Board estimated transactional costs and debt at closing at approximately 10% of the purchase price. Mr. Wheeler proposed retention bonuses for key GlasCraft executives as well as establishment of a bonus pool designed specifically to recognize the role played by GlasCraft personnel. The Bonus Pool would also incentivize personnel to stay with the Company through closing. The retention bonuses and the bonus pool were included in the estimated transaction costs. The Board approved Mr. Wheeler’s proposals. Following the Board meeting, Mr. Wheeler called Mr. Sheahan and communicated the Board’s positive response to Graco’s $35 million offer.
          During the month of October, the Company responded to the due diligence requests of Graco and provided them materials relating to the Company. The Company staggered its delivery of due diligence materials, with the more competitive and sensitive materials scheduled for delivery later in the process as merger discussions proceeded.
          At a special Board meeting of the Directors held on October 25, 2007, the Board (i) formalized the appointment of Messrs. Cohen, Ozan and Wheeler as a special, negotiating committee, with Mr. Ozan being the chairman and (ii) authorized the engagement of Western Reserve Partners LLC to provide a fairness opinion on the merger consideration and a valuation opinion, to be used for tax purposes, on the non-GlasCraft assets to be spun-off. Mr. Wheeler noted that under the timeline provided by Graco, the initial draft of the Merger Agreement would be forwarded on or about November 1, 2007. Graco had expressed an interest in completing the transaction in early 2008.
          The initial draft of the Merger Agreement was delivered to the Company on Friday, November 2, 2007. A meeting of the special negotiating committee was held on November 6, 2007. At the meeting, the committee determined, after receiving the advice and opinion of its financial and legal advisors, that the initial draft contained numerous issues to be negotiated, but also contained two terms that were unacceptable to the committee members. The first issue was Graco’s insistence that the spun-off entity containing the non-GlasCraft assets indemnify Graco for breaches of representations and warranties relating to GlasCraft. The second issue was the failure of the draft to provide a minimum per share merger consideration. The Board concluded that, as a public company, GlasCraft’s representations and warranties, as a general rule, should not survive the closing and that there should be no indemnity obligations relating to the GlasCraft business. Second, the absence of a minimum per share amount made it impossible for the stockholders of the Company to vote on the proposal and know what they could receive. The Board instructed Mr. Wheeler to advise Graco that unless these issues were resolved satisfactorily to the Company, discussions would cease. Mr. Wheeler spoke to Mr. Sheahan later that afternoon.
          The special negotiating committee met again on November 8, 2007. At such meeting, Mr. Wheeler reported that Graco had removed the provision on indemnification. Mr. Wheeler also noted that Company counsel had prepared, and he had forwarded to Graco, language that addressed the per share merger consideration issue, and that Mr. Graner had given preliminary approval to the revised language. The balance of the meeting was spent reviewing other terms contained in the initial merger draft, particularly as they pertained to the dollar amount of the termination fee, the circumstances under which the termination fee and expenses would be paid, conditions to closing, and requested provisions on the conduct of the business during the period between the signing of the agreement and closing.
          The parties spent the balance of November exchanging drafts of the Merger Agreement and negotiating definitive terms, including, among other items, (a) a termination fee of $1,332,000 if the Company accepted an alternative offer or if the stockholders voted against the Merger Agreement, (b) expenses to be included or excluded from the definition of Assumed Transaction Expenses and Debt, (c) a maximum and minimum per share amount of $9.55 and $9.05, respectively, (d) assets remaining with the Company and GlasCraft and assets that would be transferred or retained by the spun-off entities, and (e) closing conditions and procedures. In addition, Messrs. Cohen, Pawlak and Wheeler, as well as Clarion Capital Corporation, of which Mr. Cohen is a principal, must each enter into a restrictive covenant agreement with a five-year non-competition clause, and further agreed with Graco to vote in favor of the Merger agreement unless the Company’s board terminated the Merger Agreement.
          Periodic meetings of the special committee and the Board were held on November 14, 19, and 21, 2007, at which meetings management gave an update on negotiations, gave updates on the open issues, and received guidance on the special committee’s and Board’s views on negotiation of the open issues.
          On the afternoon of November 29, 2007, the Company Board of Directors met with financial and legal advisors to review the proposed merger. Mr. Wheeler provided an update on the status of discussions. He noted that while certain terms of the agreement and related agreements, including the transition services agreement, the tax matters agreement, and separation agreement were still being negotiated, the material terms of each agreement had been resolved. Legal counsel reviewed with the Board the material terms of the proposed Merger Agreement and the terms of the proposed spin-off. Legal counsel concurred with management’s assessment that the principal terms of each of the agreements had been agreed to and that the open terms should be finalized shortly. Western Reserve, the Company’s financial advisor, gave its financial presentation and orally delivered its opinion as to the fairness of the merger consideration, from a financial point of view, to Cohesant stockholders, subject to the assumptions, qualifications and limitations, set forth in its opinion. In issuing its opinion, Western Reserve assumed the minimum $9.05 per share merger consideration as the merger consideration to be paid to stockholders. Western Reserve also gave a financial presentation and orally delivered its opinion as to the tax valuation of the entity to be spun off. After discussion and consideration of the factors described under “The Merger — Reasons for the Merger” beginning on page [___], the Company’s board unanimously approved the Merger Agreement, the Voting and Support Agreements, the spin-off and the transactions contemplated thereby.
          On the evening of November 29, 2007, the Company released the final due diligence materials to Graco.
          The parties and their counsel spent Friday, November 30th through Sunday, December 2, 2007, negotiating the final terms of the various agreements.
          On December 3, 2007, the parties executed the Merger Agreement and related documents and publicly announced that they had entered into a definitive Merger Agreement.
Reasons for the Merger
          Our Board of Directors reviewed and discussed the Graco proposal with our management and its financial and legal advisor in determining that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair and in the best interests of our Company and our stockholders. In reaching their conclusion to approve and adopt the Merger Agreement and to seek the approval of the stockholders for the proposals described in this proxy statement/information statement, our Board of Directors considered a number of factors, including the following positive factors that supported the decision to approve and adopt the Merger Agreement:
•	the value of the consideration to be received by the Company’s stockholders in the Merger, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to the stockholders;

•	the belief that the Merger and the related spin-off of CIPAR to the Company’s stockholders is, in the aggregate, more favorable to the Company’s stockholders than any other alternative reasonably available to us and the stockholders, including the alternatives of remaining a stand-alone, independent company as well as the risks of uncertainty associated with these alternatives;

•	the financial presentation (including the assumptions and methodologies underlying the analyses in connection therewith) and the fairness opinion orally given on November 29, 2007 that the minimum Per Share Merger Consideration of $9.05 in cash to be received in the Merger is fair to the stockholders, from a financial point of view;

•	the minimum Per Share Merger Consideration of $9.05 in cash to be received in the Merger represents a premium of approximately 46.0% to the closing price on November 29, 2007, and a premium of 41.8% to the volume weighted average price for the 30 trading days ended November 29, 2007;

•	the current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remain a publicly owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the per share cash price to be paid in the Merger;

•	historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including our prospects if we were to remain an independent company having limited scale and resources;

•	the increased regulation and costs associated with being a public company, including the burdens imposed by the Sarbanes-Oxley Act of 2002 and the Securities Exchange Act, and the fact that those burdens would be eliminated following consummation of the Merger;

•	the financial and other terms of the Merger Agreement, including without limitation the fact that they were the product of arm’s-length negotiations between the parties;

•	the Board of Directors received advice from Western Reserve, as financial advisor, and Porter Wright Morris & Arthur LLP, as legal advisor, each of which has extensive experience in transactions similar to the Merger; and

•	the terms of the Merger Agreement, including without limitation:
•	the limited number and nature of the conditions to Graco and Merger Sub’s obligation to consummate the Merger and the limited risk of non-satisfaction of such conditions (including, in particular, the absence of any financing condition);

•	the provisions of the Merger Agreement that allow the Board of Directors, under certain limited circumstances if required to comply with its fiduciary duties under applicable law, to change its recommendation that our stockholders vote in favor of the approval and adoption of the Merger Agreement;

•	the provisions of the Merger Agreement that allow the Company, under certain limited circumstances, if required by the Board of Directors to comply with its fiduciary duties under applicable law, to furnish information to and enter into discussions with third parties;

•	the provisions of the Merger Agreement that provide the Board of Directors the ability to terminate the Merger Agreement in order to accept a financially superior proposal (subject to certain conditions contained in the Merger Agreement, including the payment to Graco of a $1,330,000 termination fee);

•	the conclusion of the Board of Directors that the $1,330,000 termination fee due Graco (and the circumstances when such fee is payable), in the event the Merger Agreement is terminated under certain circumstances, were reasonable in light of the benefits of the Merger;

•	the fact that the completion of the Merger requires the approval and adoption of the holders of a majority of our common stock outstanding on the record date; and

•	the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.
          Our Board of Directors also considered potential risks relating to the transactions contemplated by the Merger Agreement or the failure by us to consummate such transactions, including the following:
•	the risk that the Merger might not be completed in a timely manner or at all;

•	the fact that upon completion of the Merger, with the exception of the business of CIPAR that will have been spun-off to the Company’s stockholders immediately prior to closing of the Merger, the Company will no longer exist as an independent, publicly traded company and our stockholders will no longer participate in any of GlasCraft’s future earnings or growth and will not benefit from any appreciation in the value of GlasCraft;

•	the fact that gains from an all-cash transaction will be taxable to our stockholders for U.S. federal income tax purposes;

•	the fact that the special dividend will be a taxable dividend to our stockholders for U.S. federal income tax purposes;

•	the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the interests of our officers and directors in the Merger;

•	the restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions and the requirement that the Company pay Graco a $1,330,000 termination fee in order for the Board of Directors to accept a superior proposal;

•	the risk of diverting the Company’s management focus and resources from other strategic opportunities and from operational matters while working to implement the Merger; and

•	the possibility of customer, supplier, management and employee disruption associated with the Merger.
          The discussion of the information and factors considered by our Board of Directors is not exhaustive, but includes all material factors considered by our Board. In view of the wide variety of factors considered by our Board in connection with its evaluation of the transactions contemplated by the Merger Agreement and the complexity of these matters, our Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Our Board evaluated each of the factors described above, asked questions of our management and our legal advisor, and reached the unanimous decision that the transactions contemplated by the Merger Agreement are advisable, fair and in the best interests of our Company and our stockholders. In considering the factors described above, individual members of our Board of Directors may have given different weights to different factors. Our Board of Directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination. It should be noted that this explanation of our Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Concerning Forward-Looking Information” on page [___].
Recommendation of the Company’s Board of Directors
          After careful consideration, our Board of Directors has unanimously:
•	determined that the proposed approval and adoption of the Merger Agreement, and the proposal to allow our Board of Directors to adjourn the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal, are advisable, fair to and in the best interests of Cohesant and its stockholders;

•	approved and adopted the Merger Agreement; and

•	recommended that Cohesant’s stockholders vote “FOR” the approval and adoption of the Merger Agreement and the proposal to allow our Board of Directors to adjourn the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal.
          In considering the recommendation of Cohesant’s Board of Directors with respect to the approval and adoption of the Merger Agreement, you should be aware that certain directors and executive officers of Cohesant have interests in the Merger that are different from, or are in addition to, the interests of Cohesant stockholders generally. See the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [__].
Opinion of Our Financial Advisor
          Our Board of Directors retained Western Reserve to render an opinion as to the fairness from a financial point of view of the consideration to be received in the merger. Western Reserve was retained by us on the basis of, among other things, its experience and expertise in merger and acquisition transactions and the background and experience of its investment banking professionals in rendering fairness opinions and business valuations.
          As part of its investment banking business, Western Reserve is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements of securities, and valuations for corporate and estate planning purposes. On November 29, 2007, Western Reserve delivered its oral opinion to our Board of Directors, and on December 3, 2007, Western Reserve delivered its written opinion to the board, to the effect that, as of such date, and based upon the assumptions and other matters set forth therein, the consideration to be received in the merger was fair, from a financial point of view, to our stockholders. No restrictions were imposed by us upon Western Reserve as to investigations made or procedures followed by Western Reserve in rendering its fairness opinion.
          Western Reserve’s opinion is directed to our Board of Directors and addresses only the fairness, from a financial point of view, to our stockholders, of the consideration to be received in the Merger. Western Reserve’s opinion is not a recommendation to any stockholder to vote shares in favor of the Merger, nor does it address our underlying business decision to pursue the Merger.
          We urge you to read the full text of the Western Reserve fairness opinion, which is attached hereto as Appendix B in its entirety, for assumptions made and matters considered in and the limits of Western Reserve’s review of the Merger and related matters.
          Although Western Reserve evaluated the financial terms of the Merger, Western Reserve did not recommend the price to be paid in the transaction. The consideration to be received by our stockholders in the Merger was determined by negotiations between Graco and us. Western Reserve did not participate in those negotiations. Western Reserve was not authorized by us to solicit, nor did it solicit, third party indications of interest for the acquisition of all or any part of the Company.
          In rendering its opinion, Western Reserve, among other things, reviewed:
•	the Merger Agreement, including the exhibits and schedules thereto;

•	certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the five-year period ended November 30, 2006 and the Quarterly Reports on Form 10-Q of the Company for the first three quarters of the current fiscal year;

•	certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to Western Reserve by the Company for purposes of its analysis;

•	certain publicly available information with respect to certain other companies that it believes to be comparable to the Company and the trading markets for certain of such other companies’ securities; and

•	certain publicly available information concerning the nature and terms of certain other transactions that Western Reserve considers relevant to its inquiry.
          Western Reserve also visited our GlasCraft facilities in Indianapolis, Indiana and met with certain officers and employees of the Company to discuss its business and prospects as well as other matters Western Reserve believed relevant to its inquiry.
          In rendering its fairness opinion, Western Reserve assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and assumed and relied upon the accuracy and completeness of representations and warranties of us contained in the Agreement. Western Reserve was not engaged to, and did not independently attempt to, verify any of such information. Western Reserve also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefore) provided to it and, with the Board of Directors’ consent, assumed that such projections, reflect the best currently available estimates and judgments of our management. Western Reserve was not engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and expresses no view as to such projections or assumptions. Western Reserve also assumed that the conditions to the Merger as set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. Finally, Western Reserve assumed that the minimum Per Share Merger Consideration of $9.05 will be the merger consideration paid to stockholders, which, multiplied by the 3,695,457 shares outstanding at the close (assuming exercise of all outstanding options), yields a total Equity Value of the Company of $33,443,886 (hereafter rounded to $33.4 million). Furthermore, for purposes of calculating per share Equity Values based on the valuation methodologies employed, Western Reserve assumed a cash-free and debt-free balance sheet of GlasCraft at closing such that its calculated Enterprise Values would be equal to Equity Values. As used in Western Reserve’s analyses, the term “Enterprise Value” means the total market value of the common stock outstanding plus the principal amount of total debt, preferred stock and minority interests, less cash and investments. The term “Equity Value” means the total market value of each company’s outstanding common stock (as applied to the comparable public companies) or the calculated Enterprise Value plus total cash and less total debt (as applied to GlasCraft or the spun-off business).
          The following discussion summarizes the financial analyses that Western Reserve performed in order to render its opinion. Western Reserve derived implied prices for our shares of common stock based upon its judgment about what these analyses suggested about our value. In reading this summary, please note that Western Reserve’s opinion was based on its consideration of the collective results of all of these analyses, together with other factors referred to in its opinion letter. Western Reserve did not give any individual analysis greater or lesser weight in rendering its opinion.
          Comparable Public Company Analysis
          Western Reserve compared historical and projected operating and financial performance for the Company to corresponding publicly available information for seven publicly traded companies in the industrial machinery and materials dispensing industries. The companies used in Western Reserve’s comparable public company analysis were:
•	Gardner Denver, Inc.

•	Graco Inc.

•	LS Starrett Co.

•	Nordson Corp.

•	P&F Industries

•	QEP Co. Inc.

•	Thermadyne Holdings Corp.
          Western Reserve selected these companies because, based on publicly available data, it believed that they possessed general business, operating and financial characteristics generally representative of companies in the industry in which we operate. However, you should note that each of the comparable companies is distinguishable from us in certain respects.
          For each of the comparable companies, Western Reserve examined certain publicly available financial data, including revenues; earnings before interest, taxes, depreciation and amortization, or “EBITDA”; earnings before interest and taxes, or “EBIT”; net income for the latest 12-month period (“LTM”); and projected net income for 2007 and 2008 based upon consensus FirstCall estimates. Western Reserve also examined balance sheet items and the recent trading prices of the common stock of each of the comparable companies. Western Reserve then calculated the ratio of each comparable company’s “Enterprise Value” to that company’s net sales, EBITDA and EBIT for the latest twelve months.
          Western Reserve then derived the mean and median multiples of Enterprise Value to LTM revenues, EBITDA and EBIT for the comparable companies. These are set forth in the table below.

	Comparable Company Median	Comparable Company Mean
Enterprise Value to LTM:
Revenues	0.83x	1.22x
EBITDA	6.5x	7.8x
EBIT	8.5x	10.3x
          Western Reserve then applied the mean and median multiples to our estimated 2007 EBITDA in order to determine a range of Enterprise Values for us. This analysis suggested Enterprise Values for us ranging from approximately $23.0 million to $27.9 million, as compared to the $33.4 million Equity Value at the minimum Per Share Merger Consideration implied by the terms of the Merger Agreement. This analysis suggested per share Equity Values for us ranging from $6.22 to $7.54, assuming a cash-free and debt-free balance sheet upon closing, compared to the minimum Per Share Merger Consideration of $9.05 implied by the terms of the Merger Agreement.
          Comparable Transactions Analysis
          Western Reserve reviewed information on three acquisition transactions in the industrial machinery and materials dispensing industries completed since 2005 in order to determine relevant valuation multiples for transactions that it deemed similar to the Merger. Western Reserve selected these transactions because, based on publicly available data, it believed that the acquisition targets possessed general business, operating and financial characteristics generally representative of companies in the industry in which we operate. However, you should note that each of the acquisition targets in the comparable transactions is distinguishable from us in certain respects.
           Western Reserve determined the multiples of Enterprise Value to LTM revenue, EBITDA and EBIT represented by the purchase price paid in the comparable transactions and compared those to the multiples represented by the proposed Merger based on our estimated 2007 revenues, EBITDA and EBIT. The transactions analyzed by Western Reserve that were deemed comparable to the proposed Merger were:
•	Nordson Corp.’s acquisition of Tah Industries (August 2007);

•	Gardner Denver Inc.’s acquisition of Thomas Industries, Inc. (March 2005); and

•	Thomas Equipment, Inc.’s acquisition of Pneutech Ltd. (February 2005).
          Based on the comparable transactions outlined above, Western Reserve calculated a range of multiples of Enterprise Value to EBITDA of 7.1x to 8.2x. Western Reserve applied this range to our estimated 2007 EBITDA, which implied Enterprise Values for the Company ranging from approximately $25.3 million to $29.1 million, as compared to the $33.4 million Equity Value at the minimum Per Share Merger Consideration implied by the terms of the Merger Agreement. This analysis suggested per share Equity Values for us ranging from $6.85 to $7.87, assuming a cash-free and debt-free balance sheet upon closing, compared to the minimum Per Share Merger Consideration of $9.05 implied by the terms of the Merger Agreement.
          Discounted Cash Flow Analysis.
          Western Reserve analyzed various financial projections prepared by the management of the Company for the years 2008 through 2012 and performed a discounted cash flow analysis of the Company based on these projections. A discounted cash flow analysis is a methodology used to derive a valuation of a corporate entity by discounting to the present value of its future expected cash flows. Western Reserve’s discounted cash flow analysis was conducted by estimating our weighted average cost of capital at 14.0%. Western Reserve estimated our weighted average cost of capital by performing analyses consistent with the Capital Asset Pricing Model.
          Western Reserve calculated the present value of free cash flows for each of the 2008 through 2012 years and the present value of the terminal value of the Company (the calculated value of the Company at the end of the projection period). Western Reserve calculated the terminal value in year 2012 by applying an exit multiple of 7.5x to our projected 2012 EBITDA, and using the 14% cost of capital to discount that amount to its present value.
          In addition, Western Reserve conducted a sensitivity analysis as part of its discounted cash flow analysis, using a range of estimated costs of capital (13.0% — 15.0%), and a range of EBITDA exit multiples (7.0x — 8.0x). By adding together the present values of free cash flows for each of 2008 through 2012 and the present value of the terminal value of the Company within the range of this sensitivity analysis, Western Reserve calculated implied Enterprise Values for the Company ranging from approximately $26.9 million to $31.8 million, as compared to the $33.4 million Equity Value at the minimum Per Share Merger Consideration implied by the terms of the Merger Agreement. This analysis suggested per share Equity Values for us ranging from $7.28 to $8.61, assuming a cash-free and debt-free balance sheet upon closing, compared to the minimum Per Share Merger Consideration of $9.05 implied by the terms of the Merger Agreement.
          Leveraged Buyout Analysis.
          Western Reserve performed a leveraged acquisition analysis in order to ascertain the price at which an acquisition of the Company would be attractive to a potential financial buyer. Western Reserve performed the leveraged acquisition analysis using our projections. Western Reserve assumed the following in its analyses:
•	a capital structure comprised of a total credit facility (including senior and subordinated debt) of approximately $14.2 million;

•	an equity investment that would achieve a rate of return ranging from 24.5% to 32.4%; and

•	a range of exit multiples of 7.5x to 8.5x our projected 2012 EBITDA, which range is based around the median EBITDA purchase multiple calculated by Western Reserve’s comparable transactions analysis.
          Based on these assumptions, Western Reserve calculated implied Enterprise Values for the Company ranging from approximately $24.0 million to $26.0 million, as compared to the $33.4 million Equity Value at the minimum Per Share Merger Consideration as implied by the terms of the Merger Agreement. This analysis suggested per share Equity Values for us ranging from $6.49 to $7.04, assuming a cash-free and debt-free balance sheet upon closing, compared to the minimum Per Share Merger Consideration of $9.05 implied by the terms of the Merger Agreement.
          Although the material aspects of Western Reserve’s analyses are described above, this summary does not purport to be a complete description of Western Reserve’s analyses. Preparing a fairness opinion is a complex process not necessarily susceptible to summary description. Western Reserve believes that its analysis must be considered as a whole and that selecting portions of analyses and of the factors considered by it, without considering all of those factors and analyses, could create a misleading view of the process underlying its analyses. Western Reserve considered the results of all of these analyses in rendering its opinion. The analyses were prepared solely for the purpose of providing its opinion as to the fairness, from a financial point of view, of the consideration to be received in the merger by our stockholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may actually be sold.
          None of the companies used in Western Reserve’s comparable public company analysis is identical to us, and none of the transactions in the comparable transactions analysis is identical to the proposed Merger. That means that an analysis of comparable publicly traded companies and comparable acquisition transactions is not a mathematical exercise. Instead, that analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and transactions to which the Company and the Merger, respectively, are compared. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.
          As described above, Western Reserve’s opinion and presentation to our Board of Directors was one of many factors considered by the Board of Directors in making its determination to approve the Merger. The term “fair from a financial point of view” is a standard phrase contained in investment banking fairness opinions and refers to the fact that Western Reserve’s opinion is addressed solely to the financial attributes of the consideration to be paid in connection with the merger.
          Western Reserve’s opinion is not a recommendation to any stockholder to vote shares in favor of the Merger, nor does it address our underlying business decision to pursue the Merger.

          Valuation of the Spun-Off Business
          In addition to rendering the fairness opinion described above, Western Reserve was retained by our Board of Directors to render an opinion, for federal tax purposes, with respect to the “fair market value” of the various subsidiaries of the Company included in the spin-off. Our management advised Western Reserve that the entities comprising the spun-off business consist of CIPAR and its wholly-owned direct and indirect subsidiaries: CuraFlo Services, Inc., CuraFlo Spincast Services, Inc., CuraFlo of British Columbia Ltd., and CuraFlo Franchising, Inc.; Raven Lining Systems, Inc.; and Cohesant Materials, Inc.
          Western Reserve’s opinion is directed to our Board of Directors and addresses only the fair market value of the spun-off business. Neither the Company nor Western Reserve expresses an opinion as to the price at which the common stock of the spun-off business will trade at any future time.
          We urge you to read the full text of the Western Reserve fair market value opinion, which is attached hereto as Appendix C in its entirety for assumptions made and matters considered in and the limits of Western Reserve’s review of the spun-off business and related matters.
          For purposes of this valuation, the term “fair market value” means the price at which the property in question would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts.
          In rendering its valuation opinion, Western Reserve reviewed, among other things, the materials that it reviewed in connection with the rendering of its fairness opinion, together with the following:
•	certain internal information, primarily financial in nature, including projections, concerning the business and operations of the spun-off business furnished to it by us for purposes of its analysis;

•	certain publicly available information with respect to certain other companies that Western Reserve believed to be comparable to the spun-off business and the trading markets for certain of such other companies’ securities; and

•	certain publicly available information concerning the nature and terms of certain other transactions that Western Reserve considered relevant to its inquiry.
          Western Reserve also visited the spun-off business’s facilities in Tulsa, Oklahoma and Beachwood, Ohio and met with certain officers and employees of the Company and the spun-off business to discuss its business and prospects as well as other matters Western Reserve believed relevant to its inquiry.
          Western Reserve’s valuation opinion with respect to the spun-off business is subject to the same qualifications and assumptions to which its fairness opinion is subject. In addition, Western Reserve has relied upon the management of the Company and the spun-off business as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefore) provided to it and, with the Board of Directors’ consent, it has assumed that such projections reflect the best currently available estimates and judgments of such respective managements of the Company and the spun-off business.
          In rendering its opinion, Western Reserve reviewed information concerning the operating metrics and trading multiples of a group of publicly traded companies deemed similar to the spun-off business. Western Reserve also reviewed information concerning valuation metrics for M&A transactions involving acquisition targets which it believed to be comparable to the spun-off business. However, Western Reserve determined that it was inappropriate to rely on its analysis of comparable public companies or comparable transactions in rendering its valuation opinion. Western Reserve concluded that the differences in size, liquidity and profitability between the spun-off business and the comparable companies and the acquisition targets of the comparable transactions that it identified were too significant to make such analyses useful in reaching a conclusion concerning the fair market value of the spun-off business. Western Reserve also considered a leveraged buyout analysis, but concluded that in light of the fact that the spun-off business generates little cash flow and does not have significant assets, this valuation analysis would also be of little utility in reaching a conclusion with respect to the fair market value of the spun-off business.
          In light of the foregoing, and because management’s projections with respect to the spun-off business indicated stable growth and positive cash flow over the next five years, Western Reserve determined that the most suitable approach to determining the fair market value of the spun-off business was a discounted cash flow analysis.
          Accordingly, Western Reserve analyzed various financial projections prepared by management of the spun-off business for the years 2008 through 2012 and performed a discounted cash flow analysis of the spun-off business based on these projections. As discussed above, a discounted cash flow analysis is a methodology used to derive a valuation of a corporate entity by discounting to the present the value of its future expected cash flows. The discounted cash flow analysis was conducted by estimating the spun-off business’s weighted average cost of capital at 20.0%. Western Reserve estimated the spun-off business’s weighted average cost of capital by performing analyses consistent with the Capital Asset Pricing Model.
          Western Reserve calculated the present value of free cash flows for each of the 2008 through 2012 years and the present value of the terminal value of spun-off business. Western Reserve calculated the terminal value in year 2012 by applying an exit multiple of 10.0x to our projected 2012 EBITDA, which was based on the purchase multiples calculated from Western Reserve’s analysis of comparable M&A transactions, and using the 20% cost of capital to discount that amount to its present value. By adding together the present values of free cash flows for each of 2008 through 2012 and the present value of the terminal value of the spun-off business, Western Reserve calculated the enterprise value of the spun-off business to be $6.632 million. Furthermore, for purposes of calculating the Equity Value of the spun-off business, based on the valuation methodology employed, Western Reserve assumed a cash-free and debt-free balance sheet of the spun-off business at closing such that Enterprise Value would be equal to Equity Value.
          In addition, Western Reserve conducted a sensitivity analysis as part of its discounted cash flow analysis. Using a range of estimated costs of capital (18.5% — 21.5%), and a range of EBITDA exit multiples (9.75x — 10.25x), Western Reserve determined the implied Enterprise Value of the spun-off business to range from $6.036 million to $7.284 million. Assuming a cash-free and debt-free balance sheet of the spun-off business at Closing, this would equate to an Equity Value range of $6.036 million to $7.284 million for the spun-off business. In light of the foregoing analysis, Western Reserve concluded that in its opinion, the fair market value of the spun-off business, for federal income tax purposes, was $6.632 million, the midpoint of Western Reserve’s calculated range.
          Although the material aspects of Western Reserve’s analyses are described above, this summary does not purport to be a complete description of Western Reserve’s analyses. Preparing a valuation is a complex process not necessarily susceptible to summary description. Western Reserve believes that its analysis must be considered as a whole and that selecting portions of analyses and of the factors considered by it, without considering all of those factors and analyses, could create a misleading view of the process underlying its analyses. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, Western Reserve’s analysis was prepared solely for the purpose of providing its opinion as to the fair market value of the spun-off business for federal income tax purposes only and does not necessarily reflect the prices at which businesses or securities may actually be sold. As previously noted, Neither the Company nor Western Reserve expresses an opinion concerning the price at which the common stock of the spun-off business will trade at any future date.
          Western Reserve did not conduct an appraisal of any of the assets of the spun-off business in connection with rendering its opinion, nor was it provided with any such appraisal.
          Fees Paid to Financial Advisor
          We agreed to pay Western Reserve an aggregate fee of $125,000 for its services in rendering the fairness opinion and the valuation opinion, none of which is contingent upon the closing of the Merger. We have also agreed to reimburse Western Reserve for its out-of-pocket expenses, not to exceed $30,000, and have agreed to indemnify Western Reserve under certain circumstances.
Effects on the Company if the Merger is not Completed
          In the event the Merger Agreement is not approved and adopted by the Company’s stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company and its common stock will continue to be listed and traded on NASDAQ. Moreover, the special dividend of one share of CIPAR common stock for each share of Cohesant common stock will not be made. In addition, if the Merger is not completed, we expect that our management will continue to operate the business, and that the Company’s stockholders will continue to be subject to risks and opportunities that are similar to those to which they are currently subject. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. From time to time, the Company’s Board of Directors will evaluate and review the business operations, properties, and capitalization of the Company, among other things, make such changes as are deemed appropriate, and continue to identify strategic alternatives to maximize stockholder value. If the Merger Agreement is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. If the Merger Agreement is terminated under certain circumstances, the Company will be obligated to pay a termination fee of $1,330,000. See the section entitled “The Merger Agreement — Effect of Termination and Termination Fee” on page [__].
Interests of the Company’s Directors and Executive Officers in the Merger
          In considering the recommendation of the Company’s Board of Directors with respect to the Merger, you should be aware that the Company’s directors, executive officers and certain employees have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company’s Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger and approving and adopting the Merger Agreement.
Treatment of Stock Options
          As of December 7, 2007, there were 336,200 shares of our common stock subject to outstanding stock options, which options were granted under our 2005 Long Term Incentive Plan (or its predecessor) to our current executive officers, directors and employees. Each outstanding stock option that remains outstanding at the effective time of the Merger will terminate and thereafter represent the right to receive a cash payment, without interest and less applicable tax withholding, equal to the product of:
•	the number of shares of our common stock subject to the option as of the effective time of the Merger, multiplied by

•	the excess, if any, of the Per Share Merger Consideration over the exercise price per share of common stock subject to such option.
          No holder of an outstanding Company stock option that has an exercise price per share that is equal to or greater than the Per Share Merger Consideration, shall be entitled to any payment with respect to the terminated stock option before or after the effective time of the Merger. However, the Company anticipates that some of its directors who hold stock options with an exercise price per share greater than the Per Share Merger Consideration may elect to exercise such options so that they may receive the special dividend of one share of CIPAR common stock for each share of Company common stock owned on the record date of the dividend. At the November 29, 2007 Board of Directors meeting at which the Merger was approved, the Board also accelerated all investor stock options to purchase Company common stock as of December 21, 2007.
          The following table shows the number of shares underlying options to purchase our common stock held by our directors and officers as of [ · ], 2008.

		Number of Shares	Value of All	Value of All
		Underlying Options	Options if	Options if
Name	Grant Price	(1)	Exercised at $9.05	Exercised at $9.55
Michael L. Boeckman	$10.02	15,000	—	—
Morton A. Cohen	$10.02	15,000	—	—
Richard L. Immerman	$10.02	15,000	—	—
Stuart C. McNeill	—	—	—	—
Terrence R. Ozan	$10.02	25,000	—	—
Morris H. Wheeler	$7.50	16,800	$26,040	$34,440
	$8.80	17,500	$4,375	$13,125
Robert W. Pawlak	$7.50	5,200	$8,060	$10,660
	$8.80	11,500	$2,875	$8,625

Total		121,000	$41,350	$66,850

(1)	As noted above, the vesting of each outstanding option to purchase Company common stock has been accelerated so that each such Company stock option is fully vested and exercisable.

Severance Arrangements
          Two of our current executive officers, Morris H. Wheeler and Robert W. Pawlak, have employment agreements with us. In general, these employment agreements contain specific change in control severance payment provisions. If the officer’s employment is terminated under certain circumstances following a change in control (such as the Merger), or if the officer resigns for “good reason” (including any downward adjustment in the officer’s base salary), the officer will be entitled to receive a severance payment set forth in the officer’s employment agreement. Our President and Chief Executive Officer, Morris H. Wheeler, is entitled to a lump sum severance payment equal to 2.99 times “Total Compensation,” which includes salary and bonus, if he is terminated without “Cause” within two years following a change in control. Mr. Wheeler is also entitled to receive continued medical, hospitalization, and dental insurance for 36 months following his termination unless he elects to receive the equivalent of such payments in a lump sum.
          Our Chief Financial Officer and Secretary, Mr. Pawlak, is entitled to a lump-sum severance payment equal to two-years salary and bonus if he is terminated without “Cause” within two years following a change in control, less compensation already received following the change in control, but not to decrease below a minimum payment of one year’s salary and bonus. Mr. Pawlak is also entitled to receive payment for a portion of his medical and life insurance premiums for 18 months following termination. Graco has indicated to us that the services of Messrs. Wheeler and Pawlak will not be required after the effective date of the Merger, with the exception of a possible short transition period. Accordingly, Messrs. Wheeler and Pawlak will be entitled to {a maximum of $1,131,000 and $350,000} respectively, as a result of their terminations following the Merger.
          Additionally, certain key personnel of GlasCraft were provided retention bonuses, payable upon the effective date of the Merger, to ensure that the business and operations of GlasCraft continued, without material disruption, during the period from the date the Merger was announced until the effective date. The aggregate amount of such bonuses is $177,000. Finally, the Company has established a “retention bonus pool” of $250,000 payable, in the aggregate, to all other GlasCraft employees who remain with GlasCraft through the effective date of the Merger. The amount of each person’s bonus is dependent on their seniority with the Company, their job description, and current salary.
Indemnification and Insurance
          The Merger Agreement provides that for a period of six years after the effective time of the Merger, the indemnification and exculpation provisions in Merger Sub’s certificate of incorporation and bylaws will continue in full force and effect. Consequently, the Company, and after the effective time of the Merger, the surviving corporation, will indemnify and hold harmless each person who is (as of the execution of the Merger Agreement) or has been at any time prior to the execution of the Merger Agreement, or who becomes prior to the effective time of the Merger, a director, officer or employee of the Company or any of its subsidiaries or who acts as a fiduciary or agent of the Company or its subsidiaries against all losses, claims, damages, costs and expenses (including reasonable attorneys’ fees and expenses), liabilities, amounts paid in settlement or judgments incurred in connection with any claim arising out of or pertaining to the fact that he or she is or was an officer, employee, fiduciary or agent of the Company or any of our subsidiaries (or was serving at the request of the Company or any subsidiary in such position of another entity or a joint venture, trust or other enterprise) or any actions arising out of or pertaining to the negotiation, execution or performance of the Merger Agreement or any of the transactions or agreements contemplated by or delivered in connection therewith. The foregoing indemnification obligations are subject to the obligations of CIPAR under the Separation Agreement.
          In addition, the Merger Agreement provides that prior to the effective time of the Merger, the Company will obtain and fully pay for an endorsement to our existing directors’ and officers’ liability insurance policy providing “tail” coverage with a period of six years from the effective time of the Merger.
Compensation to Non-employee Directors serving on the Special Negotiating Committee
          Terrence Ozan and Morton A Cohen, each of whom is a non-employee director, currently receive $750 and reimbursement for expenses for each meeting of the Special Negotiating Committee attended. Additionally, Mr. Ozan receives an additional $5,000 for services performed as Chairman of the Committee. The foregoing amounts are at the same level as payments made to directors who serve on the Audit and Compensation Committees.
Voting and Support Agreements
          In connection with the Merger Agreement, Morton A. Cohen, our Chairman, his affiliate Clarion Capital Corporation, Morris H. Wheeler, our Chief Executive Officer, and Robert W. Pawlak, our Chief Financial Officer, who, in

the aggregate, own approximately 45% of our common stock, have each entered into a Voting and Support Agreement under which they have each agreed to vote FOR the adoption of the Merger Agreement. A form of the Voting and Support Agreement is attached hereto as Appendix D.
Material United States Federal Income Tax Consequences
          The following is a general discussion of the material U.S. federal income tax consequences of the Merger and special dividend. We base this discussion on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations promulgated thereunder, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, and subject to differing interpretations.
          For purposes of this discussion, we use the term “U.S. holder” to mean:
•	a citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
          This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).
          This discussion does not address all aspects of U.S. federal income tax law that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including but not limited to, stockholders who are not “United States persons” as defined in Code Section 7701(a)(30), insurance companies, dealers in securities or foreign currency, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, personal holding companies, financial institutions, banks, thrifts, mutual funds, common trusts, entities treated as partnerships for U.S. federal income tax purposes and other pass-through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, foreign persons and certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, corporations subject to anti-inversion rules, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders of options or other derivative securities, or stockholders who acquired our shares of common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations of the Merger or special dividend under state, local, or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. This discussion does not address any alternative minimum tax consequences of the Merger or special dividend.
          If a holder of our common stock is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership, and such partner should consult its own tax advisor.
          We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Merger or special dividend, and there is no guarantee that the analysis provided herein would be sustained by a court of competent jurisdiction if contested by the Internal Revenue Service. In addition, this discussion does not address U.S. federal income tax law with respect to non-U.S. holders. Accordingly, each holder of Cohesant common stock should consult its tax advisor with respect to the particular tax consequences of the Merger and the special dividend to such holder.

Merger
          The receipt of cash in the Merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:
•	the amount of cash received in exchange for such common stock pursuant to the Merger; and

•	the U.S. holder’s adjusted tax basis in such common stock.
          Note that your adjusted tax basis in your Cohesant shares could be reduced because of a tax-free return of tax basis referenced below describing the special dividend.
          If the holding period in our common stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. If an individual stockholder’s holding period in our common stock surrendered in the Merger is one year or less as of the effective time of the Merger, any gain will be subject to U.S. federal income tax at the same rate as for ordinary income. The deductibility of a capital loss recognized in the Merger will be subject to limitations under the Code. Generally, for corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.
          Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the Merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct tax identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under applicable withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
Special Dividend
          Each holder that receives CIPAR common stock from Cohesant will be treated as receiving a taxable distribution of property for U.S. federal income tax purposes equal to the fair market value of the CIPAR common stock on the date of distribution. In general, for U.S. federal income tax purposes:
•	the special dividend should be treated as dividend income to the extent of Cohesant’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles); and

•	to the extent, if any, that the amount of the special dividend exceeds Cohesant’s current and accumulated earnings and profits, the excess should be treated as a tax-free return of the stockholder’s tax basis in its shares of Cohesant common stock until such basis is reduced to zero; and thereafter should be treated as gain from the sale of such stock.
          If the special dividend exceeds Cohesant’s current or accumulated earnings and profits, the special dividend will reduce the stockholder’s tax basis in its Cohesant common stock for purposes of computing the stockholder’s gain or loss from the receipt of cash pursuant to the Merger.
          For individual U.S. holders, dividends that are “qualifying dividends” are generally subject to federal income taxation at lower capital gain rates. For the special dividend to be a qualifying dividend to you, you must hold our stock at least 60 days immediately prior to the ex-dividend date and on the ex-dividend date, which we anticipate will be the day immediately preceding the closing of the Merger. Non-qualifying dividends received by individual U.S. holders generally will be subject to federal income taxation at ordinary income rates.
          The basis of the CIPAR common stock received as a special dividend will be equal to the fair market value of such stock on the distribution date, and the stockholder’s holding period with respect to such stock will begin on the day following the distribution.
          Corporate holders may be entitled to a dividend-received deduction with respect to the distribution for U.S. federal income tax purposes, subject to numerous limitations and requirements. Corporate holders should be aware that under certain circumstances, a corporation that receives an “extraordinary dividend” (as defined in Section 1059 of the Code) is required to (i) reduce its tax basis (but not below zero) by the portion of such dividend that is not taxed because of the dividend received deduction and (ii) treat the non-taxed portion of such dividend as gain from the sale or exchange of Cohesant common stock for the taxable year in which the dividend is received (to the extent the non-taxed portion of such dividend exceeds such holder’s tax basis). Under Section 1059 of the Code, a dividend paid on common stock is generally deemed to be “extraordinary” if the amount of such dividend equals or exceeds ten percent of the holder’s adjusted basis in such share of stock.
          Non-corporate holders who receive “extraordinary dividends” would be required to treat any losses from the sale of Cohesant common stock as long-term capital losses to the extent such dividends are “qualifying dividends” that qualify for taxation at capital gains rates. Holders should consult their tax advisors with respect to the potential application of the extraordinary dividend rules to the distribution of CIPAR common stock.
          Although Cohesant intends to use the value of CIPAR common stock determined by Western Reserve to report the tax consequences of the special dividend, the Internal Revenue Service is not bound by such valuation, and no assurances exist that the Internal Revenue Service will concur with the determination of Western Reserve regarding the value of CIPAR common stock or other matters discussed herein. Specifically, it is possible that the Internal Revenue Service may assert that a higher fair market value existed for the CIPAR common stock on the date of distribution.
          If the Internal Revenue Service were to successfully assert that a higher value should be placed on the CIPAR common stock, the taxation of the distribution of CIPAR common stock to the Cohesant stockholders would be based on such higher value. In such event, the amount of taxes that are owned by the stockholder with respect to the special dividend of CIPAR common stock would increase, possibly significantly.
          Following the spin-off and Merger, information with respect to the fair market value of the special dividend on a per share basis, as well as information regarding that portion of the special dividend that is treated as a taxable dividend, will be made available to the holders of Cohesant common stock.
          All stockholders, including U.S. holders and non-U.S. holders, are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local, or foreign income and other tax laws, of (i) the receipt of cash in exchange for our common stock pursuant to the Merger and (ii) the receipt of the special dividend.
Tax Consequences to the Company
               Cohesant will not recognize any gain or loss as a result of the Merger. In addition, Cohesant does not expect to recognize any gain or loss as a result of the distribution of CIPAR common stock to the holders of Cohesant common stock. In general, a corporation that distributes property to its stockholders recognizes gain (but not loss) to the extent the property’s fair market value at the time of the distribution exceeds the corporation’s tax basis in the property. Cohesant believes that its tax basis in its CIPAR common stock will exceed the fair market value of such stock, as determined by Western Reserve, at the time of the special dividend. Thus, Cohesant believes that there will be no taxable gain recognized as a result of the special dividend.
               As discussed above, the Internal Revenue Service is not bound by the valuation of CIPAR common stock determined by Western Reserve and no assurances exist that the Internal Revenue Service will concur with Western Reserve’s determination of the fair market value of CIPAR common stock. If the Internal Revenue Service were to successfully assert that a higher value should be placed on the CIPAR common stock and such value was in excess of Cohesant’s tax basis in such stock, Cohesant would recognize taxable gain in an amount equal to the difference between such higher value and Cohesant’s tax basis in its CIPAR common stock. Under the Tax Matters Agreement, CIPAR would be required to indemnify Cohesant for any taxes arising from the distribution of CIPAR common stock to the Cohesant stockholders. See RELATIONSHIP BETWEEN COHESANT AND CIPAR—Tax Matters Agreement beginning on page [___].

Regulatory Approvals
          Except for the filing of a certificate of merger in Delaware at or before the effective date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.
Accounting Treatment
          We expect that the Merger will be accounted for by Graco using the purchase method of accounting, in accordance with generally accepted accounting principles.
Delisting and Deregistration of Cohesant Common Stock After the Merger
          When the Merger is completed, Cohesant common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act.
Appraisal Rights
          Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the approval and adoption of the Merger Agreement, if they continuously hold their Company common stock from the date they make a demand for appraisal through the effective time of the Merger, and if they comply with the Delaware law procedures applicable to such appraisal. This amount could be more, the same or less than the value that our stockholders are entitled to receive under the terms of the Merger Agreement. See the section entitled “Dissenters’ Rights of Appraisal” beginning on page [___].
AGREEMENTS RELATED TO THE MERGER
I. The Merger Agreement
          The following is a summary description of the material terms of the Merger Agreement, not summarized elsewhere herein. Certain capitalized terms used and not defined herein have the meanings ascribed to them in the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/information statement as Appendix A and is incorporated herein by reference. Stockholders are advised to read such document in its entirety prior to voting in person or by proxy on the proposals.
          The description of the Merger Agreement in this proxy statement/information statement has been included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties made by and to the Company, Company Sub, CIPAR, Graco and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract, including qualifications set forth on the Company’, CIPAR’s, and Company Sub’s disclosure schedule to the Merger Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Effective Time
          Following the satisfaction or waiver of the conditions to completion of the Merger contained in the Merger Agreement, the effective time of the Merger will occur at the time we file a certificate of merger with the Secretary of State of Delaware (or such later time as provided in the certificate of merger).

Structure
          At the effective time of the Merger, Merger Sub will merge with and into the Company. The Company will be the surviving corporation following the Merger and will continue to exist after the Merger as a direct, wholly-owned subsidiary of Graco. GlasCraft will continue to exist as an indirect, wholly-owned subsidiary of Graco. All of the Company’s and Merger Sub’s properties, rights, privileges, powers, franchises, and all of their debts, liabilities, obligations, restrictions, disabilities and duties, will become those of the surviving corporation.
Treatment of Stock and Options
Company Common Stock
          At the effective time of the Merger, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger will automatically be canceled and will cease to exist and will be converted into the right to receive the Per Share Merger Consideration in cash, without interest. The minimum Per Share Merger Consideration is $9.05 and the maximum is $9.55. The exact value of the Per Share Merger Consideration will be primarily dependent on the dollar amount of the transactional expenses and borrowed indebtedness retained by the Company following its acquisition by Graco. Such indebtedness retained by the Company is defined in the Merger Agreement as “Assumed Transaction Expenses and Debt” and includes, among other things, the following expenses not paid before the effective time (to the extent not satisfied or paid on or before the effective time of the Merger and for which the Company, GlasCraft, Graco or the surviving corporation is liable following the effective time of the Merger):
•	all costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) incurred by the Company, GlasCraft and the Spun-Off Entities (as defined in the Merger Agreement) relating to the spin-off;

•	all costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) incurred by the Company, GlasCraft of the Spun-Off Entities in connection with the preparation, negotiation and execution of the Merger Agreement and the consummation of the transactions contemplated thereby, including, but not limited to:
•	certain bonuses;

•	the employer portion of all employment tax, including FICA, Medicare and any other taxes due with respect to certain Company stock options and bonuses;

•	any payments made to, or associated with, the termination of any employees of the Company or its subsidiaries at or prior to the closing;

•	the broker, fairness and other fees payable to Western Reserve Partners, LLC;

•	all costs, expenses and premiums associated with the purchase of the “tail” endorsement to our director and officer insurance policy; and

•	the amount of any lost tax benefit to the extent resulting from the inability to deduct any “excess parachute payment” under Section 280G of the Code; and
•	all Company Debt (as defined in the Merger Agreement).
          The following shares of our common stock will not be converted into the right to receive the Per Share Merger Consideration:
•	shares of Company common stock owned by Graco or Merger Sub, if any, which shares will be canceled without conversion or consideration; and

•	shares of Company common stock held by a stockholder who properly demands statutory appraisal rights.
          After the effective time of the Merger, each outstanding stock certificate representing shares of our common stock converted in the Merger will represent only the right to receive the Per Share Merger Consideration without interest. The

Per Share Merger Consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.
Company Stock Options
          The Company’s Board of Directors has taken the action necessary to accelerate the vesting of each outstanding Company stock option so that each such Company stock option is fully vested and exercisable. All outstanding Company stock options will terminate as of the effective time of the Merger, and will represent the right to receive an amount in cash, without interest and less applicable tax withholding, equal to the product of:
•	the number of shares of our common stock subject to each option as of the effective time of the Merger, multiplied by

•	the excess, if any, of the Per Share Merger Consideration over the exercise price per share of common stock subject to such option.
          No holder of an outstanding Company stock option that has an exercise price per share that is equal to or greater than the Per Share Merger Consideration will be entitled to any payment with respect to the terminated stock option before or after the effective time of the Merger.
Exchange and Payment Procedures
          Prior to the effective time of the Merger, Merger Sub will deposit in trust with a paying agent an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock. Promptly after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to each of our registered stockholders (each stockholder that holds stock in its own name as of the effective time of the Merger). The letter of transmittal and instructions will tell such stockholders how to surrender their common stock certificates in exchange for the merger consideration. If your shares are held in “street name” by your broker, you will not receive a letter of transmittal and will automatically receive the merger consideration in exchange for your shares of stock through your broker, unless you have properly demanded and perfected your statutory appraisal rights.
          You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.
          Registered stockholders will not be entitled to receive the merger consideration until they surrender their stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form of transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.
          No interest will be paid or will accrue on the cash payable upon surrender of the certificates. The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authority, any applicable taxes from the merger consideration. Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.
          At the effective time of the Merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the Merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.
          None of the paying agent, Graco, or the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of our common stock for one year after the effective time of the Merger, will be delivered, upon demand, to the surviving corporation. Stockholders who have not received the merger consideration prior to delivery of such funds to the surviving corporation may look only to the surviving corporation for the payment of the merger consideration. Any portion of the merger consideration that remains unclaimed as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of Graco free and clear of any claims or interest of any person previously entitled to the merger consideration.
          If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements established by the surviving corporation, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.
          Payment of any amounts in respect of unexercised Company stock options as of the effective time of the Merger shall not be made through the paying agent and procedures described above. Rather, payment of such amounts shall be made through Cohesant’s payroll agent.
Representations and Warranties
          The Merger Agreement contains customary representations and warranties made by the Company and Company Sub. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by us to Graco in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between us and Graco rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company and Company Sub. In addition, certain representations and warranties are qualified by the likelihood of a “Material Adverse Effect” as defined below.
          In the Merger Agreement, we have made representations and warranties with respect to, among other things:
•	incorporation, standing and power;

•	capitalization;

•	subsidiaries of Cohesant;

•	financial statements;

•	Cohesant’s reports and filings with the SEC;

•	authority to execute and deliver the Merger Agreement and consummate the Merger;

•	enforceability and binding effect of the Merger Agreement;

•	absence of any breach or conflict with material agreements, governmental authorizations, applicable law, or charter documents;

•	insurance;

•	tangible assets;

•	real estate;

•	litigation;

•	taxes;

•	compliance with charter provisions, laws and regulations, including environmental regulations;

•	employees;

•	brokers and finders;

•	contracts;

•	performance of obligations;

•	absence of certain material changes or events;

•	licenses and permits;

•	undisclosed liabilities;

•	employee benefit plans;

•	corporate records;

•	accounting records;

•	vote required;

•	disclosure documents and applications;

•	intellectual property;

•	state takeover laws;

•	receipt of a fairness opinion;

•	customers, suppliers and inventory; and

•	the absence of certain affiliate transactions.
          As used in the Merger Agreement, “Material Adverse Effect” means an event, change, effect, development, condition or occurrence (1) that is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of the Company or the surviving corporation, taken as a whole, or (2) that materially impairs or materially delays the ability of the Company to consummate the transactions contemplated by the Merger Agreement; provided, however, that, with respect to clause (1) of this definition, in determining whether there is a Material Adverse Effect, there shall be excluded effects to the extent arising or resulting from:
•	any change in GAAP or regulatory accounting requirements applicable to the Company generally;

•	any general social, political, economic, environmental or natural condition, change, effect, event or occurrence, including changes in prevailing interest rates, currency exchange rates or general economic or market conditions, the effects of which on the Company or the surviving corporation are not materially disproportionate, compared with other companies operating in the same industry segments in which the Company operates;

•	any action or omission by the Company taken at the written request or with the prior written consent of Graco or Merger Sub; and

•	the undertaking and performance of the obligations contemplated by the Merger Agreement and the Separation Agreement or consummation of the transactions contemplated by Merger Agreement and the Separation Agreement, including the public announcement of the transactions contemplated by the Merger Agreement, with certain exceptions.

          In the Merger Agreement, Graco has also made representations and warranties, customary for a transaction such as the Merger, with respect to, among other things:
•	incorporation, standing and power;

•	authority to execute and deliver the Merger Agreement and consummate the Merger;

•	enforceability and binding effect of the Merger Agreement;

•	required consents, approvals and filings;

•	absence of any breach or conflict with material agreements, governmental authorizations, applicable law, or charter documents;

•	Graco’s formation and ownership of Merger Sub and Merger Sub’s conduct;

•	accuracy of information provided for this proxy statement/information statement; and

•	sufficient financing to pay the merger consideration to Cohesant’s stockholders and to consummate the Merger.
Conduct of Our Business Pending the Closing
          In the Merger Agreement, we and Company Sub have covenanted and agreed that, at all times up to and including the closing date, unless Graco otherwise consents in writing, which consent shall not be unreasonably withheld, delayed or conditioned, or as otherwise required or contemplated by the Merger Agreement, we and Company Sub will (and to the extent a failure by any entity that will be spun-off would adversely affect the Company or Company Sub or the transactions contemplated by the Merger Agreement, the Company and CIPAR shall cause the spun-off entities to) do the following: subsidiaries:
•	conduct Company Sub’s business (the “Business”) only in the ordinary course of business, consistent with past practice;

•	use reasonable commercial efforts to preserve intact the present business organizations (other than by virtue of the restructuring and spin off) and to maintain and preserve our and Company Sub’s relationships and goodwill with customers, employees and others having business relationships with the Business;

•	use commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Company and Company Sub and to timely pay all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of Company or Company Sub’s registered intellectual property with respect to the Business;

•	use commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which we own or lease and on our and Company Sub’s business operations;

•	perform the Company’s and Company Sub’s material contractual obligations and not become in material default on any such obligations;

•	pay all accounts payable and trade payable consistent with past practice and, in any event, as the same are due and payable, and maintain inventory consistent with past practice;

•	duly observe and conform in all material respects to all lawful requirements applicable to the Company and Company Sub’s business;

•	maintain our and Company Sub’s assets and properties in good condition and repair, normal wear and tear excepted;

•	file all tax returns and all extensions, where applicable, that are required to be filed with any tax authority in accordance with all applicable laws, timely pay all taxes due and payable and ensure that the tax returns will, as of the time of filing, be based on tax positions that have substantial support under all applicable laws; and

•	promptly notify Graco regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent’s report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities or attributes of Company or Company Sub, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Company or Company Sub.
          We and Company Sub have agreed, among other things, that we and Company Sub will not (and to the extent an action by any entity that will be spun-off would adversely affect the Company or Company Sub or the transactions contemplated by the Merger Agreement, Company and CIPAR shall cause the spun-off entities not to), except as otherwise contemplated by the Merger Agreement or unless Graco gives its prior written consent,
•	issue, sell, encumber or grant:
•	any Company stock or Company Sub stock (except pursuant to the exercise of Company stock options outstanding as of the date of the Merger Agreement),

•	any other securities (including long-term debt) of Company or Company Sub, or any rights, stock appreciation rights, options or securities to acquire any Company stock or Company Sub stock, or

•	enter into any agreements to take any of the foregoing actions;
•	declare, set aside or pay any dividend (except for the semi-annual cash dividend declared prior to the date of the Merger Agreement) or make any other distribution upon any of the capital stock of Company or Company Sub;

•	split, combine or reclassify any shares of capital stock or other securities of Company or Company Sub;

•	purchase, redeem or otherwise acquire any capital stock or other securities of Company or Company Sub or any rights, options, or securities to acquire any capital stock or other securities of Company or Company Sub (other than the issuance of Company stock upon the exercise of Company stock options that are outstanding as of the date of this Merger Agreement in accordance with their present terms and except as expressly provided in the Merger Agreement);

•	except as may be required to effect the transactions contemplated in the Merger Agreement, amend our Certificate of Incorporation or Bylaws;

•	grant to any employee or employees of the Business any general or uniform increase in the rate of pay or employee benefits other than in the ordinary course of business consistent with past practice;

•	except as required by law or by the terms of any employee plan or benefit arrangements in effect on the date hereof and disclosed by the Company, grant to any employee of the Business any increase in salary, incentive compensation or employee benefits or pay any bonus to any such Person or voluntarily accelerate the vesting of any employee benefits, other than:
•	payments of bonuses consistent with past practice pursuant to plans in effect on the date hereof and disclosed by the Company, and

•	increases in salary consistent with past practice to persons eligible for such salary increases on the regularly scheduled review dates of their employment (provided that the percentage increase in salaries for all such persons shall not exceed 3.5% on average from the salaries in effect on the date of the Merger Agreement);

•	make any capital expenditure or commitments in excess of $25,000 individually or $100,000 in the aggregate, except for capital expenditures described in the capital expenditure budget as disclosed by the Company;

•	materially increase the level of shipments to the distributors of the Business except in the ordinary course of business and consistent with the organic growth of the Business;

•	compromise or otherwise settle or adjust any assertion or claim of a deficiency in respect of taxes (or related interest or penalties), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or amend any federal, foreign, state or local tax return, or make any tax election;

•	change or make any tax elections or tax or accounting policies and procedures or any method or period of accounting unless required by GAAP or a governmental entity;

•	except as may be required as a result of a change in law or GAAP, change in any material respect any accounting, financial reporting, or inventory principle, practice, method or policy used by Company;

•	grant any extension of credit or amend the terms of any such credit outstanding on the date of the Merger Agreement to any executive officer, director or beneficial owner of 5% or more of the outstanding Company stock, or any Affiliate or associate (as defined in Rule 12b-2 promulgated under the Exchange Act) of such person;

•	close or relocate any principal offices at which the Business is conducted or open any new principal offices;

•	adopt or enter into any new employment agreement with any executive-level employee of the Business or adopt or enter into any new employee benefit plan or arrangement or amend, modify or terminate any employment agreement for an employee of the Business or employee benefit plan or arrangement except as required by law;

•	grant any person a power of attorney or similar authority;

•	make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other entity, except for federal funds, obligations of the United States Treasury or an agency of the United States Government, the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, in any case, in the ordinary course of business consistent with past practices;

•	acquire on behalf of Company Sub or at the Company level (whether by merger, consolidation, acquisition of securities or assets, or otherwise) any entity or other business organization or division;

•	create any subsidiary other than a subsidiary of CIPAR or of its subsidiaries, in connection with the restructuring and spin-off;

•	terminate, amend or modify, or waive or assign any material rights or claims under, certain contracts or enter into any agreement or contract that would be required to be disclosed under the Merger Agreement; provided, that Company may renew an existing contract in the ordinary course of business on terms permitting Company to terminate upon no more than 60 days’ notice without any liability, penalty or premium and otherwise on substantially equivalent terms;

•	sell, transfer, mortgage, encumber, lease or otherwise dispose of any assets or release or waive any claim, except (i) assets and claims having an aggregate value not exceeding $100,000 and (ii) sale of inventory in the ordinary course of business and consistent with past practices; provided, however, that this restriction shall not apply to the business of the spun-off entity, but only to the extent that, by virtue of engaging in any of the foregoing conduct, the actions of the spun-off entity would not in any manner impact the Company or Company Sub;

•	take any action which would or could reasonably be expected to:

•	adversely affect the ability of Graco, Company or Company Sub to obtain any necessary approval of any governmental entity required for the transactions contemplated by the Merger Agreement;

•	adversely affect Company’s or Company Sub’s ability to perform its covenants and agreements under the Merger Agreement; or

•	result in any of the conditions to the performance of Graco’s, Company’s or Company Sub’s obligations under the Merger Agreement not being satisfied;
•	settle, on behalf of the Company or Company Sub, any claim, action or proceeding involving any liability for monetary damages in excess of $25,000 or enter into any settlement agreement containing material obligations;

•	incur or modify in any respect the terms of any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other party, except for short-term borrowings made in the ordinary course at prevailing market rates and terms consistent with prior practice;

•	enter into any hedging, swap or off-balance sheet transaction for its own account, or enter into any arrangement having the economic effect of any of the foregoing;

•	enter into any new line of business;

•	engage in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice; or

•	agree or make any commitment to take any actions prohibited by the Merger Agreement.
No Solicitation of Transactions
          The Merger Agreement provides that we will not, and will not permit or cause any of our subsidiaries or any of our officers, directors or representatives or those of our subsidiaries to, and shall direct our subsidiaries and our subsidiaries’ representatives not to, directly or indirectly:
•	initiate, or solicit or knowingly facilitate or encourage (including by way of providing information) the making, submission or announcement of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Proposal (as defined below) by a third party or engage in any discussions or negotiations or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate or knowingly encourage any such inquiries, proposals, discussions or negotiations; or

•	approve, endorse or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any agreement relating to an Acquisition Proposal or enter into any agreement requiring the Company to fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations.
          However, the Merger Agreement also provides that if at any time following the date of the Merger Agreement and prior to obtaining the required stockholder vote for approval of the Merger:
•	the Company has received a written Acquisition Proposal from a third party that the Board of Directors of the Company believes in good faith to be bona fide;

•	such Acquisition Proposal did not occur as a result of a breach of the Merger Agreement;

•	the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal (as defined below); and

•	after consultation with its outside counsel, the Board of Directors of the Company determines in good faith that the failure to take such actions or any of the actions described in the following clauses would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, then the Company may:
•	furnish information (including non-public information) with respect to the Company and Company Sub to the party making such Acquisition Proposal; and

•	participate in discussions or negotiations with the party making such Acquisition Proposal regarding such Acquisition Proposal.
          However, if the Company chooses to furnish information to, and participate in discussions or negotiations with, a third party in connection with an Acquisition Proposal, the Company:
•	must comply with all of the terms and conditions of the confidentiality agreement entered in connection with the Merger Agreement;

•	must give Graco written notice of the existence of the party and of the Company’s intention to furnish information to, or enter into discussions with, the party at least one business day prior to furnishing any such information or entering into discussions;

•	will not, and will not allow its subsidiaries or representatives to disclose any non-public information to such party without first entering or having entered into an acceptable confidentiality agreement; and

•	must contemporaneously with making available any such information to such party, provide to Graco any information concerning the Company or Company Sub provided to such other party which was not previously provided to or made available to Graco.
          The term “Acquisition Proposal” is defined in the Merger Agreement and means any inquiry, offer or proposal made by a person or group at any time relating to any direct or indirect acquisition of (i) more than 25% of the assets of Company Sub, (ii) beneficial ownership of more than 25% of the outstanding equity securities of the Company or Company Sub, (iii) a tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than 25% of any class of outstanding equity securities of the Company, or (iv) any merger, consolidation or other business combination, recapitalization, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Graco merger, and the restructuring and the spin-off of CIPAR under the Separation Agreement.
          The term “Superior Proposal” is defined in the Merger Agreement and means any bona fide Acquisition Proposal (with all percentage included in the definition of “Acquisition Proposal” increased to 60% for purposes of this definition) that:
•	is on terms that the Board of Directors of the Company has determined in good faith (after consultation with the Company’s outside counsel and financial advisor) are more favorable to the Company’s stockholders from a financial point of view than the Merger Agreement and the spin-off of CIPAR, taken as a whole, after giving effect to any modifications (if any) proposed to be made to the Merger Agreement or any other offer by Graco after Graco’s receipt of notice of the Superior Proposal; and

•	the Board of Directors of the Company has determined in good faith (after consultation with the Company’s outside counsel and financial advisor) is reasonably likely to be consummated (if accepted).
Access to Information
          From the date of the Merger Agreement until the effective time of the Merger, we will (and we will cause Company Sub to) provide to Graco and its representatives access, during normal business hours and upon reasonable notice by Graco, to our officers, employees, agents, properties, offices and other facilities and those of Company Sub and to our and its respective books and records; and we will furnish promptly to Graco such information concerning our and Company Sub’s business, properties, contracts, assets, liabilities, personnel and other aspects as Graco or its representatives may reasonably request.

          Each party to the Merger Agreement has agreed to (and to cause its affiliates and representatives to) comply with the confidentiality agreement between us and Graco as if a party to that agreement and to hold in strict confidence all nonpublic documents and information furnished or made available by one party to the other(s) and their respective affiliates and representatives.
Special Meeting
          Under the Merger Agreement, the Company has agreed:
•	to take action necessary in accordance with applicable law and its certificate of incorporation and bylaws to duly call, give notice of, and convene and hold a meeting of its stockholders to consider and vote upon the Merger Agreement and related transactions. Except in the event the Company changes its recommendation to its stockholders to approve the Merger Agreement, the Board of Directors of the Company will take all reasonable lawful action to solicit stockholder votes in favor of the Merger Agreement; and

•	to prepare and file with the SEC this proxy statement/information statement in preliminary form and to respond to any comments received from the SEC on those documents, and to provide any information requested by Graco for the preparation of any applications necessary to consummate the transactions contemplated by the Merger Agreement.
Employee Matters
          Graco has agreed to cause the surviving corporation to assume and perform all of the obligations of the Company under the terms of certain executive employment agreements and to pay certain employees within three business days of the effective time of the Merger the change of control payments due under their executive employment agreements to the extent not paid prior to the effective time of the Merger. Graco has also agreed, at the option of the applicable employees to continue the employee benefits payable under applicable employment agreements for the term specified in the agreements.
          Graco and the surviving corporation are entitled to deduct, withhold and transmit to the proper tax authorities from the consideration otherwise payable to any such employee such amounts as are required to be withheld under the internal revenue code, or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld and transmitted, such withheld and transmitted amounts shall be treated as having been paid to the employees in respect of which such deduction and withholding was made. In the event Section 409A(a)(1)(B) of the Internal Revenue Code requires a deferral of any payment to an employee who is a “key employee” as that term is defined in Section 409A, such payment shall be accumulated and paid in a single lump sum on the earliest date permitted by Section 409A.
          Notwithstanding the surviving corporation’s assumption of certain executive employment agreements, the non-competition provisions of such agreements will be void and of no effect and the applicable executives will be bound solely by the provisions in the restrictive covenant agreements.
          Company and Company Sub will cease to have any rights or obligations as participating employers, fiduciaries or any other capacity with respect to certain employee plans and benefit arrangements. All active employees and all employees on an approved leave of absence with a right of rehire by contract or statute of Company and Company Sub (the “Acquired Employees”), and their respective dependants, must terminate participation in each such employee plans or benefit arrangements as to any benefits that may otherwise accrue after the effective time of the Merger, but will remain as participants in such employee plans to the extent all such benefits that accrued prior to the effective time of the Merger have been paid and provided in full.
          CIPAR will retain and be solely responsible for:
•	certain liabilities related to its employee plans and benefit arrangements;

•	coverage and any benefits related thereto for each and any COBRA beneficiaries and certain other beneficiaries;

•	medical, dental and vision plan claims incurred but not paid as of the effective time of the Merger; and

•	any expense related to the full vesting of participant accounts.

          From and after the effective time of the Merger, Company and Company Sub will be solely responsible for:
•	any contributions due from the active employees of Company and Company Sub (who continue in the employ of the surviving corporation or Company Sub following the Merger) at the effective time of the Merger out of the payroll period in which the effective time of the Merger occurs;

•	amounts accrued on Company’s and Company Sub’s financial statements for unpaid wages representing vacation, sick leave or other personal time off; and

•	amounts withheld from payroll of active employees of Company and Company Sub at the effective time of the Merger representing credits under Company’s and Company Sub’s flexible benefit plan for amounts withheld from employee wages but not paid for benefits, less amounts paid for benefits under the flexible benefit plans in excess of amounts withheld from employee wages.
          With respect to Cohesant’s qualified Employee 401(k) Profit Sharing Plan, the account of each Acquired Employee will be fully (100%) vested as of the effective time of the Merger. Each Acquired Employee will be treated as incurring a severance from employment, and may elect distribution upon severance from employment in accordance with plan provisions. Each Acquired Employee may, subsequent to severance from employment, elect a direct rollover of any participant loan outstanding that has not defaulted, provided that the election must be timely made and the rollover must be timely completed prior to default, and provided further that the rollover is otherwise in accordance with the terms of the plan and federal law.
          Each Acquired Employee will be eligible for and will become a participant in each employee retirement and welfare benefit plan and benefit arrangement sponsored by Graco to its similarly situated active employees (the “Graco Benefit Plans and Arrangements”), subject to the respective terms and conditions of each such plan or arrangement. Graco will cause each time off benefit and length of service award to provide each such Acquired Employee and their dependents with credit for service with Company and Company Sub prior to the effective time of the Merger. Graco is not required to continue to offer any Parent Benefit Plan and Arrangement after the effective time of the Merger; however, Graco must maintain a group health plan that allows for immediate participation by Acquired Employees, subject to certain limitations.
Restructuring and Spin-Off
          Prior to the closing of the Merger, the Company will:
•	effect a restructuring of its current subsidiaries such that immediately following such restructuring, the following direct or indirect subsidiaries of the Company will be direct subsidiaries of the Company’s wholly-owned subsidiary, CIPAR: CuraFlo Services, Inc., a Delaware corporation, CuraFlo Spincast Services, Inc., a Delaware corporation, CuraFlo Franchising, Inc., a Delaware corporation, and CuraFlo of British Columbia Ltd., a British Columbia corporation;

•	immediately following the restructuring and prior to the closing of the Merger, the Company will spin off CIPAR, pursuant to a special dividend of CIPAR common stock, pursuant to the terms of the Separation Agreement. For more information on the spin-off, see “The CIPAR Special Dividend” beginning on page [___] below.
Directors’ and Officers’ Indemnification and Insurance
          Graco and Merger Sub have agreed that the indemnification provisions contained in the certificate of incorporation and bylaws of the surviving corporation shall not be amended, modified, or otherwise repealed for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights thereunder of any individual who at the effective time of the Merger is covered by such provisions.
          Prior to the effective time of the Merger, we shall obtain and fund an extension of (i) our and Company Sub’s existing directors’ and officers’ insurance policies, and (ii) our and Company Sub’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years form and after the effective time of the Merger to cover the Company’s existing officers and directors (each, an “Indemnified Party”).
          The rights of each Indemnified Party are in addition to any rights such individual may have under the amended and restated certificate of incorporation and bylaws (or other governing documents) of the Company or any of its subsidiaries, under Delaware Law or any other applicable Laws or under any agreement of any Indemnified Party with the Company or any of its subsidiaries. These rights will survive consummation of the Merger and are intended to benefit, and will be enforceable by, each Indemnified Party.
Other Covenants and Agreements
          The Merger Agreement contains additional agreements among the Company and Company Sub and Graco and Merger Sub relating to, among other things:
•	the timely filing and compliance of the Company’s reports, proxy statements, registrations, statements and other filings with governmental entities through the effective time of the merger;

•	notices of certain events and reports;

•	Assumed Transaction Expenses and Debt pay-off letters;

•	completion of audited financial statements for the period ended November 30, 2007;

•	commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement; and

•	press releases and other public announcements.
Conditions to the Closing of the Merger
          The Merger Agreement provides that the respective obligations of Graco, Merger Sub and our Company to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver on or prior to the effective time of the Merger of each of the following conditions, among others:
•	The required vote of the stockholders of the Company will have been obtained;

•	No judgment, decree, injunction, investigation, order or proceeding will be outstanding by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by the Merger Agreement;

•	All the covenants, terms and conditions of the Merger Agreement to be complied with and performed by each party on or before the closing date of the Merger will have been complied with and performed in all material respects;

•	Each of the representations and warranties of each party will have been true and correct in all respects on and as of the date of the Merger Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) on and as of the closing date of the Merger, subject to certain exceptions;

•	Each of the Company, Graco and Merger Sub will have executed and delivered officer’s certificate certifying compliance with respect to the accuracy of the representations and warranties and performance of covenants;

•	All actions necessary to authorize the execution, delivery and performance of the Merger Agreement by the Company and Company Sub and the consummation of the transactions contemplated will have been duly and validly taken by the Boards of Directors and stockholders of Company and Company Sub;

•	The number of shares of Company stock that constitute Company dissenting shares will not exceed 10% of the Company stock issued and outstanding as of the closing date of the Merger;

•	Graco will have received executed restrictive covenant agreements from each of Morris H. Wheeler, Robert W. Pawlak, Morton A. Cohen, and Clarion Capital Corporation;

•	As of the closing date, the Company and Company Sub will have made all payments due and owing to any of CIPAR or its subsidiaries for any obligations whatsoever and CIPAR and its subsidiaries will have made all payments due and owing to either of the Company or Company Sub for any obligations whatsoever;

•	None of the parties to the Separation Agreement will have amended, supplemented or otherwise altered the terms of the Separation Agreement; none of the parties to the Separation Agreement will have waived compliance with any term or condition of the Separation Agreement; the parties to the Tax Matters Agreement and the Reciprocal Transition Services Agreement will have entered into such agreements; the parties to the Tax Matters Agreement and the Reciprocal Transition Services Agreement will not have amended, supplemented or otherwise altered the terms of the Tax Matters Agreement or the Reciprocal Transition Services Agreement; none of the parties to the Tax Matters Agreement or the Reciprocal Transition Services Agreement will have waived compliance with any term or condition of the Tax Matters Agreement or the Reciprocal Transition Services Agreement; and the restructuring and spin-off will have occurred in accordance with the terms and conditions of the Separation Agreement;

•	Ernst & Young LLP will have completed the 2007 audited financial statements of the Company and have delivered a copy of such statements to Graco;

•	The Company shall have delivered to Graco assumed transaction expenses and debt pay-off letters in respect to at least 90% of the aggregate amount of all assumed transaction expenses and debt; and

•	The total merger consideration payable to stockholders and holders of unexercised options, plus the Assumed Transaction Expenses and Debt, minus the amount paid by option holders upon exercise of their options between the date of the Merger Agreement and the closing of the Merger will not exceed $35,000,000.
Termination
          The Merger Agreement provides that it may be terminated and the contemplated transactions abandoned at any time prior to the effective time of the Merger, whether before or after stockholder approval of the Merger Agreement upon the occurrence of certain events or by the parties mutual agreement in writing to terminate.
          Either we or Graco may terminate the Merger Agreement:
•	upon written notice to the other, if the Company’s stockholders do not approve the merger, provided the right to terminate is not available to the Company where the failure to obtain stockholder approval will have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of the Merger Agreement; or

•	if certain closing conditions have not been met by September 3, 2008 (the “Termination Date”), provided that the Merger Agreement may not be terminated by a party if the relevant condition has failed due to the failure of such party to comply in all material respects with the Merger Agreement;
          In addition, we may terminate the Merger Agreement if:
•	Graco or Merger Sub materially breach any representation, warranty, or covenant contained in the Merger Agreement and such breach is not cured within 30 days following notice to them of such breach or is not capable of being cured within 30 days following notice to them of such breach, provided that the Company or Company Sub is not then in material breach of any of its covenants or agreements in the Merger Agreement;

•	certain closing conditions have not been met or waived by the Termination Date, provided the relevant condition has not failed due to the failure of Company or Company Sub to comply in all material respects with the Merger Agreement; or

•	we give notice to Graco of our intention to enter into a definitive agreement to effect a Superior Proposal (as defined in the section entitled “No Solicitation of Transactions” beginning on page [___]).

          Finally, Graco may terminate the Merger Agreement if:
•	the Company, Company Sub, or CIPAR materially breaches any representation, warranty, or covenant contained in the Merger Agreement and such breach is not cured within 30 days following notice to them of such breach or is not capable of being cured within 30 days following notice to us of such breach, provided that Graco is not then in material breach of any of its covenants or agreements in the Merger Agreement;

•	the Company or Company Sub has materially breached any of its obligations with respect to Acquisition Proposals, the Company’s stockholders’ meeting or the Company’s proxy statement/information statement under the Merger Agreement, provided that Graco is not then in material breach of any of its covenants or agreements in the Merger Agreement;

•	certain closing conditions have not been met by the Termination Date, provided the relevant condition shall not have failed due to the failure of Graco or Merger Sub to comply in all material respects with the Merger Agreement;

•	our Board of Directors shall have for any reason withdrawn or shall have amended or modified in a manner adverse to Graco or Merger Sub, its unanimous recommendation to the stockholders to vote in favor of the approval of the Merger Agreement;

•	our Board of Directors fails to timely affirm (publicly if so requested) its recommendation to the stockholders to vote in favor of the approval of the Merger Agreement within five business days after Graco requests in writing that such recommendation be affirmed (unless the notice is delivered to the Company less than five business days prior to the Company stockholder meeting, in which case the company must reaffirm such recommendation at least one business day prior to the stockholder meeting);

•	our Board of Directors or any committee thereof approves, adopts or recommends any Superior Proposal or Acquisition Proposal (as such terms are defined in the section entitled “No Solicitation of Transactions” beginning on page [___]).

•	our Board of Directors enters into any letter of intent, memorandum of understanding or similar agreement relating to any Superior Proposal or Acquisition Proposal;

•	we approve or recommend that our stockholders tender their shares in any tender or exchange offer or we fail to send to our stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement that we recommend rejection of such tender or exchange offer;

•	we publicly announce our intention to take any of the actions listed in the previous five bullet points;

•	with our Board of Director’s consent, any person or group acquires beneficial ownership of more than 25% of our outstanding common stock; or

•	our Board of Directors fails to comply, or the Company, its subsidiaries or its representatives fail to comply, with certain of the Company’s obligations to duly call, give notice of, convene and hold the special meeting.
Effect of Termination and Termination Fee
          If the Merger Agreement is validly terminated, it will become void and neither Company nor Company Sub nor Graco nor Merger Sub will have any further obligation or liability to the other party except under the terms of the Merger Agreement that survive termination.
          We will pay a Termination Fee of $1,330,000 to Graco, by wire transfer of immediately available funds, at such time as is provided in the Merger Agreement, if:
•	Graco terminates the Merger Agreement due to:
•	a change of the Company’s recommendation to its stockholders to vote in favor of the Merger Agreement;

•	the Company’s failure to reaffirm, if properly requested, the Company’s recommendation to its stockholders to vote in favor of the Merger Agreement;

•	the Company’s recommendation of a Superior Proposal or Acquisition Proposal;

•	the Company’s execution of any letter of intent, memorandum of understanding, or similar agreement relating to any Superior Proposal or Acquisition Proposal;

•	the Company’s approval or recommendation that its stockholders tender their shares in any tender or exchange offer or the Company’s failure to send to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement that the Company recommends rejection of such tender or exchange offer;

•	the Company’s public announcement of an intent to take the foregoing actions;

•	the Company’s consent to a third party acquiring more than 25% of the Company’s outstanding common stock; or

•	the Company’s breach of its obligation to duly call, give notice of, convene and hold the special meeting;
•	the Company terminates the Merger Agreement at any time prior to the vote of the Company’s stockholders regarding the Merger Agreement, in accordance with, and subject to the provisions of the Merger Agreement concerning a Superior Proposal or an Acquisition Proposal;

•	either the Company or Graco terminates the Merger Agreement if the Company’s stockholders do not approve the merger, and
•	at any time after date of the Merger Agreement and prior to the special meeting, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to the Company’s Board of Directors, or became publicly known, or any person (other than Graco and its affiliates) announced an intention to make an offer or proposal for an Acquisition Proposal, and

•	the Company enters into an agreement for, or consummates an Acquisition Proposal with, any person within 12 months after termination of the Merger Agreement;
•	Graco terminates the Merger Agreement upon the material breach by Company, Company Sub, or CIPAR of any representation, warranty, or covenant contained in the Merger Agreement and such breach is not capable of being cured within 30 days following notice to us of such breach, and
•	at any time after date of the Merger Agreement and prior to such breach, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to the Company’s Board of Directors, or became publicly known, or any person (other than Graco and its affiliates) announced an intention to make an offer or proposal for an Acquisition Transaction, and

•	the Company enters into an agreement for, or consummates an Acquisition Proposal with, any person within 12 months after termination of the Merger Agreement;
•	Graco terminates the Merger Agreement because certain closing conditions have not been met by the Termination Date, and
•	at any time after date of the Merger Agreement and prior to the termination, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to the Company’s Board of Directors, or became publicly known, or any person (other than Graco and its affiliates) announced an intention to make an offer or proposal for an Acquisition Proposal, and

•	the Company enters into an agreement for, or consummates an Acquisition Proposal with, any person within 12 months after termination of the Merger Agreement;

Expenses
          Except as otherwise provided in the Merger Agreement, Graco will pay all Expenses (as defined below) incurred by Graco or Merger Sub in connection with or related to the authorization, preparation and execution of the Merger Agreement and all other matters related to the closing of the transactions contemplated by the Merger Agreement, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by Graco, Merger Sub or their affiliates, including the exchange agent.
          CIPAR will pay all Expenses (as defined below) incurred by Company and Company Sub in connection with or related to the authorization, preparation and execution of the Merger Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated, including, all fees and expenses of agents, representatives, counsel and accountants employed by Company, Company Sub or their affiliates.
          “Expenses” includes all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by the Merger Agreement.
Amendment
          The Merger Agreement may be amended by the parties prior to the effective time of the Merger by action of the boards of directors of Graco, Merger Sub, Company, CIPAR and Company Sub without action by their respective stockholders.
II. Voting and Support Agreements
          In connection with the Merger Agreement, Morton A. Cohen, our Chairman, his affiliate Clarion Capital Corporation, Morris H. Wheeler, our Chief Executive Officer, and Robert W. Pawlak, our Chief Financial Officer have each entered into a Voting and Support Agreement, dated December 3, 2007, with Graco in their capacities as stockholders of Cohesant. The following summary describes the material provisions of the Voting and Support Agreement. This summary is qualified in its entirety by reference to the form of Voting and Support Agreement attached to this proxy statement/information statement as Appendix D and is incorporated in this proxy statement/information statement by reference. Provisions of the Voting and Support Agreements are complicated and are not easily summarized. You are encouraged to read the forms of voting agreements in their entirety for a more complete understanding.
          Pursuant to these Voting and Support Agreements, each stockholder agreed:
•	subject to certain limited exceptions, not to cause or permit the transfer of any of the shares of Cohesant common stock or options to purchase shares of Cohesant common stock that they beneficially own or enter into any agreements relating to their shares or options to purchase shares of Cohesant common stock, subject to a two percent exception for certain gifts to family and charity;

•	not to deposit, or permit the deposit of, any of their shares of Cohesant common stock in a voting trust or grant any proxy or enter into any Voting and Support Agreement or similar agreement in contravention of their obligations under the voting agreement;

•	at every meeting of the stockholders of Cohesant or every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Cohesant, to vote their shares as follows:
•	in favor of the adoption of the Merger Agreement and each of the other transactions contemplated therein;

•	in favor of the restructuring and spin-off (to the extent to be voted upon by the Company’s stockholders);

•	against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transaction contemplated by the Merger Agreement; and

•	against any action that is intended to, or could reasonably be expected to materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or by the Voting and Support Agreement or to deprive Graco of any material portion of the benefits anticipated by Graco to be received from the consummation of the transactions contemplated by the Merger Agreement or the Voting and Support Agreement, or change in any manner the voting rights of the Company’s stock.
•	not to enter into any inconsistent voting agreement or understanding;

•	not to solicit proxies or become a participant in a solicitation with respect to a competing transaction or a frustrating transaction or otherwise encourage or assist any person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement;

•	not to directly or indirectly solicit, initiate, participate in, knowingly encourage or otherwise facilitate, directly or indirectly, any inquiries relating to, or the making of, any offer or proposal for a competing transaction; or engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any person relating to any offer or proposal for a competing transaction that may reasonably be expected to lead to an offer or proposal for a competing transaction; and

•	not to exercise their dissenter’s rights or to demand appraisal of any of their shares of Cohesant.
          Notwithstanding any provision of the Voting and Support Agreements, nothing therein will limit or restrict a stockholder who is a director or officer of Cohesant from acting in such capacity or voting in his or her capacity as a director or officer of Cohesant.
          The Voting and Support Agreements terminate on the earlier to occur of (i) such date and time as the Merger Agreement has been terminated according to its terms, (ii) such date and time as the Merger shall become effective, or (iii) the mutual agreement of the parties.
III. Restrictive Covenant Agreements
          As a closing condition to the Merger Agreement, Morton A. Cohen, our Chairman, Clarion Capital Corporation, Morris H. Wheeler, our Chief Executive Officer, and Robert W. Pawlak, our Chief Financial Officer must each enter into a Restrictive Covenant Agreement with Graco, Cohesant, and GlasCraft in their capacities as stockholders of Cohesant. The following summary describes the material provisions of the Restrictive Covenant Agreements that will be executed.
          Pursuant to the Restrictive Covenant Agreements, each stockholder will agree not to:
•	divulge any confidential or proprietary information of Cohesant or GlasCraft, with the exception of such knowledge or information that is publicly known;

•	compete in any manner with the business of GlasCraft for five years following the date of the Restrictive Covenant Agreement;

•	solicit employees of Cohesant or GlasCraft for other employment for five years following the date of the Restrictive Covenant Agreement;

•	solicit customers of Cohesant or GlasCraft for the purposes of engaging in any competitive business or changing its relationship with Cohesant or GlasCraft;

•	disparage Cohesant or GlasCraft; or

•	use the name “GlasCraft” or any other trade name used by GlasCraft or any confusingly similar name in any business of which the stockholder is associated.
IV. Reciprocal Transition Services Agreement
          In connection with the Merger Agreement and the Separation Agreement, Cohesant and CIPAR have agreed to enter into a Reciprocal Transition Services Agreement upon consummation of the transaction contemplated by the Separation Agreement. The Reciprocal Transition Services Agreement sets forth the terms and conditions under which

CIPAR and its subsidiaries (the “CIPAR Group”) and the Cohesant and its wholly owned subsidiary, GlasCraft (the “Cohesant Group”), will provide services to each other during the 12-month period following the separation.
          Among the services that the CIPAR Group will provide to the Cohesant Group are the following:
•	information technology services, including computer and telephone applications support, for a monthly fee of $4,986 subject to adjustment;

•	the physical move of information technology equipment to a new data center;

•	the migration of various networks such that the CIPAR Group will no longer be within the network of the Cohesant Group;

•	access to Internet and fax services;

•	the migration of e-mail databases to a server of the Cohesant Group;

•	website links;

•	payroll processing services; and

•	employee benefits information regarding employees of the Cohesant Group.

Among the services that the Cohesant Group will provide to the CIPAR Group are the following:

•	information technology services for a monthly fee of $1,934 subject to adjustment;

•	network access to computer applications, data sources, e-mails, and other applications;

•	the physical move of information technology equipment to a new data center;

•	the migration of various networks such that the CIPAR Group will no longer be within the network of the Cohesant Group;

•	accounting support services for a monthly fee of $1,964 subject to adjustment; and

•	use of office space for certain employees for a monthly fee of $154 subject to adjustment;
          The Reciprocal Transition Services Agreement may be terminated by the mutual written consent of CIPAR and Cohesant or by either party if the other party ceases to function as a going concern or commences bankruptcy proceedings. If either party no longer desires to receive a specific service, notice may be provided to the other party and it will no longer be required to provide the specific service.
MARKET PRICE OF THE COMPANY’S STOCK
          Our common stock is quoted on NASDAQ under the symbol “COHT.” The following table sets forth the high and low closing sales prices per share of our common stock on NASDAQ for the periods indicated.
Market Information

Fiscal Year Ended November 30, 2006	High		Low
Quarter ended February 28, 2006		$10.00		$7.04
Quarter ended May 31, 2006		$12.50		$9.75
Quarter ended August 31, 2006		$12.03		$9.13
Quarter ended November 30, 2006		$10.45		$8.14

Fiscal Year Ended November 30, 2007
Quarter ended February 28, 2007		$10.50		$8.29
Quarter ended May 31, 2007		$9.00		$6.74
Quarter ended August 31, 2007		$8.49		$6.75
Quarter ended November 30, 2007		$8.37		$5.97

Fiscal Year Ended November 30, 2008
First Quarter Through [ •] 2008	$		$

          Our common stock is quoted on the NASDAQ Capital Market under the symbol “COHT.” On November 30, 2007, which was the last trading day before we announced the Merger, the Company’s common stock closed at $5.98 per share, compared to which the minimum Per Share Merger Consideration of $9.05 represents a premium of 51.3%. The volume weighted average price for the 30-day period ending November 30, 2007 was $6.36, compared to which the minimum Per Share Merger Consideration represents a premium of 42.3%.
          On [ • ], 2008, the last trading day before the date of this proxy statement/information statement, the closing price for the Company’s common stock on NASDAQ was $[ • ] per share. You are encouraged to obtain current market quotations for the Company’s common stock in connection with voting your shares.
          As of November 30, 2007, there were 64 registered holders of the Company’s common stock, although we believe that the number of beneficial owners of our common stock is in excess of 1,000.
DISSENTERS’ RIGHTS OF APPRAISAL
          All of the shares of our common stock outstanding immediately prior to the effective time of the Merger and that are held by our stockholders who have neither voted in favor of the Merger Agreement nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of our common stock in accordance with Section 262 of the Delaware General Corporation Law will not be converted into, or represent the right to receive, the merger consideration. Strict compliance with the various technical requirements will be required. Failure to follow precisely any of the statutory requirements may result in the loss of a stockholder’s appraisal rights. A copy of Section 262 is attached hereto as Appendix E and is incorporated herein by reference.
          This description is only a brief summary of the material provisions of the Delaware statutory procedures a stockholder must follow in order to seek and perfect appraisal rights. If you wish to consider exercising your appraisal rights, you should carefully review the accompanying text of Section 262, because failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.
          Section 262 requires each stockholder electing to demand the appraisal of such stockholder’s shares of our common stock to deliver to the Company, before the special meeting, a written demand for appraisal of such shares. Such demand must reasonably inform us of the identity of the holder of record of our common stock who intends to demand appraisal of his, her or its shares of common stock. A proxy or vote against the proposal to adopt and approve the Merger Agreement and the Merger will not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand.
          If a stockholder fails to properly and timely demand appraisal and the Merger is consummated, then such stockholder will be entitled to receive payment for such stockholder’s shares of our common stock as provided in the Merger Agreement, and such stockholder will have no appraisal rights with respect to such stockholder’s shares of our common stock.
          All demands for appraisal should be delivered in writing by the Secretary of the Company at 5845 West 82nd Street, Suite 102, Indianapolis, Indiana 46278, before the taking of the vote on the Merger Agreement and the Merger at the special meeting. To be effective, a demand for appraisal by a stockholder must be made and executed by and on behalf of, and in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s). The demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial owner must, in some cases, have the registered owner submit the required demand in respect of those shares.
          If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee of others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners while not exercising the right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.
          If a stockholder holds shares of our common stock in a brokerage account or in other nominee form and the stockholder wishes to exercise appraisal rights, the stockholder should consult with his or her broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
          Within 10 days after the effective time of the Merger, the surviving corporation will send a notice to each stockholder who has demanded appraisal of such holder’s shares of our common stock (so long as such holder is entitled to appraisal rights) informing such holder of the effective time of the Merger. At any time within 60 days after the effective time of the Merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the merger consideration set forth in the Merger Agreement for that stockholder’s shares of our common stock. Within 120 days after the effective time of the Merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation has no obligation to file such a petition if there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.
          If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to us as the surviving corporation, we will be obligated, within 20 days after receiving service of a copy of the petition, to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to stockholders who have demanded appraisal, the Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and have therefore become entitled to appraisal under Section 262. The Court of Chancery may require stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.
          After determination of the stockholders entitled to appraisal of their shares of our common stock, the Court of Chancery will appraise the shares, determining their “fair value” exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When that fair value is determined, the Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares. The Court of Chancery may determine to direct the surviving corporation to pay interest on the fair value accrued while the appraisal proceeding was pending to stockholders who exercised their appraisal rights.
          In determining fair value, the Court of Chancery is required to take into account all relevant factors. A stockholder should be aware that the fair value of such stockholder’s shares as determined under Section 262 could be more or less than, or the same as, the value that the stockholder is entitled to receive under the Merger Agreement (without appraisal).
          Costs of the appraisal proceeding may be imposed on the surviving corporation and the stockholders participating in the appraisal proceeding by the Court of Chancery as the Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to appraisal.
          Any stockholder who has demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distributions with respect to such shares, other than with respect to payment as of a record date prior to the effective time of the Merger. If the stockholder delivers a written withdrawal of that stockholder’s demand for appraisal within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration for shares of our common stock pursuant to the Merger Agreement (without interest), subject to the terms and conditions of the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the Merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time of the Merger.

          In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.
STOCKHOLDER PROPOSALS
          We intend to hold an annual meeting in 2008 only if the Merger is not completed. Any stockholder proposal to be considered by us for inclusion in the proxy statement/information statement and form of proxy for the 2008 Annual Meeting of Stockholders, if such meeting is held, must have been received by our Secretary at our corporate headquarters, 5845 West 82nd Street, Suite 102, Indianapolis, Indiana 46278, no later than February 4, 2008.
OTHER BUSINESS
          We do not expect other business to be transacted at the special meeting.

PART II — INFORMATION STATEMENT REGARDING THE SPIN-OFF
THE CIPAR SPECIAL DIVIDEND
Overview
          Immediately prior to the closing of the Merger, we will spin off our CIPAR subsidiary to our stockholders by means of a special taxable dividend of one share of CIPAR common stock for each share of Cohesant common stock. The CIPAR special dividend will only be paid immediately prior to the closing of the Merger to stockholders of record as of date immediately preceding the effective date of the Merger. If the Merger is not consummated for any reason, the CIPAR special dividend will not be paid and CIPAR will continue to be a wholly-owned subsidiary of Cohesant.
Background to, and Reasons for, the Spin-Off
          As discussed earlier in this proxy statement/information statement, during the early discussions between Graco and Cohesant, Graco made it clear, despite repeated attempts by Cohesant to convince it otherwise, that Graco was not interested in acquiring the business of CIPAR and would not provide any additional value to the Cohesant stockholders if CIPAR remained as part of Cohesant at the time of the Merger. Accordingly, the Board of Directors began an examination of the options available to the Company that would permit the Company to (1) engage in a merger transaction with Graco and (2) achieve a result beneficial to the Company’s stockholders relating to the business of CIPAR. The Company and its advisors explored the viability of a tax-free spin-off of CIPAR from Cohesant, but it was subsequently determined that the combination of the spin-off occurring at the same time as the Merger would make a tax-free spin-off impossible. The Board of Directors also considered exploring a sale of CIPAR, but believed that such option:
•	could delay any possible transaction with Graco, as the Company searched for potential purchasers;

•	would complicate a sale to Graco, since such a sale of CIPAR would have to occur immediately after the sale to Graco in order to achieve the maximum tax efficiencies to the Cohesant stockholders; and

•	may not result in a fair valuation for CIPAR, since the Board believed that, given the current business operations of CIPAR, including the restructuring and refocus of its operations, the long-term value of CIPAR to its stockholders would exceed the value of the Company in the short-term.
          While certain members of management of CIPAR discussed the potential of a management buy-out occurring simultaneously with the Merger, the Board determined that, in the exercise of its fiduciary duties, a sale to management could only occur if the Company explored a sale to other bidders. Such an exploration could delay the sale to Graco, as noted above, as well as deprive the existing stockholders of Cohesant with the potential long-term value of CIPAR.
          As a result of its analysis, including obtaining the advice and opinion of its legal, accounting, and other advisors, the Board determined that a taxable special dividend of CIPAR common stock was in the best interest of the Cohesant stockholders. Based on a valuation performed by an independent investment banker, the fair market value of the CIPAR spin-off, for federal income tax purposes, is $6,632,000. Thus, the fair market value of each share of CIPAR common stock issuable in the taxable spin-off will depend on the number of shares of CIPAR common stock that are spun off on the distribution date, which in turn depends on the number of shares of our common stock outstanding on the distribution date. As of the date of this proxy statement/information statement, there are 3,359,257 shares of our common stock outstanding and exercisable options to purchase 336,200 shares of our common stock. Neither the Company nor Western Reserve expresses an opinion as to the price at which the common stock of the spun-off business will trade at any future time. The prices at which the CIPAR shares may trade will depend upon various factors, including the liquidity of the market for such shares, the willingness of securities firms to make a market in such shares and other factors, and such trading prices may bear no relationship to the fair market value of the CIPAR spin-off as determined by Western Reserve.
          The value of the CIPAR shares will be determined by the public market following the spin-off. Prices at which trading of CIPAR shares may occur may fluctuate significantly. These prices may be influenced by many factors, including the small size of CIPAR, the small size of the public float of CIPAR, and quarter-to-quarter variations in CIPAR actual or anticipated financial results.

Description of the Spin-Off
          The Separation Agreement between Cohesant Technologies and CIPAR provides the general terms and conditions relating to the spin-off. See “Relationship Between Cohesant and CIPAR — Separation Agreement” beginning on page [___].
          We will effect the spin-off immediately prior to the effective time of the Merger, by providing for the distribution of the shares of CIPAR common stock to Continental Stock Transfer and Trust Company, CIPAR’s transfer agent. Continental Stock Transfer and Trust Company will then distribute these shares to each holder of record of our common stock. The shares of CIPAR common stock will be validly granted, fully paid and non-assessable, and the holders of these shares will not be entitled to preemptive rights. See “Description of Capital Stock of CIPAR” beginning on page [___].
          In the spin-off, we will distribute 100% of the outstanding shares of CIPAR common stock to our stockholders. Each eligible recipient of CIPAR shares will receive one share of CIPAR common stock for every share of Cohesant common stock that the recipient holds at the close of business on the record date for the spin-off. The actual total number of shares of CIPAR common stock to be distributed will depend on the number of shares of our common stock that are outstanding on the record date, which in turn depends on the number of options to purchase our common stock that are exercised in anticipation of the CIPAR dividend. As of the date of this proxy statement/information statement, there are [3,359,257] shares of our common stock outstanding and exercisable options to purchase [336,200] shares of our common stock. Based on these totals, we estimate that we will distribute between [3,359,082] and [3,695,509] shares of CIPAR common stock to our stockholders, depending on the number of our options that are exercised prior the distribution. Outside of shares issued upon the exercise of these outstanding options, we do not anticipate issuing any new shares of Cohesant common stock prior to the spin-off. Assuming that CIPAR will have the same number of stockholders of record as Cohesant, we estimate that there will be approximately 65 stockholders of record who will hold shares of CIPAR common stock, although some of the shares may be registered in the name of a single stockholder who represents a number of stockholders.
          As part of the spin-off, CIPAR will be adopting a book-entry share transfer and registration system for its common stock. For registered holders of our common stock, instead of sending physical share certificates, Continental Stock and Transfer and Trust Company will credit the shares of CIPAR common stock distributed on the date of the spin-off to book-entry accounts established for all registered holders of CIPAR common stock. Continental Stock and Transfer and Trust Company will then mail an account statement to each of those registered holders stating the maximum number of whole shares of CIPAR common stock to which that holder is entitled in connection with the spin-off.
          For those holders of our common stock who hold their shares through a broker, bank or other nominee, Continental Stock and Transfer and Trust Company will transfer the shares of CIPAR common stock to the registered holders of record who will make arrangements to credit their customers’ accounts with CIPAR common stock. CIPAR and Cohesant anticipate that brokers, banks and other nominees will generally credit their customers’ accounts with CIPAR common stock on or about the same time as such customers’ accounts are credited with their respective portion of the merger consideration.
Opinion of our Financial Advisor
          For a complete discussion of Western Reserve’s opinion see “The Merger — Opinion of our Financial Advisor” beginning on page [___].
Material United States Federal Income Tax Consequences
          For a complete discussion of the material United Stated federal income tax consequences of the special dividend see “The Merger — Material United States Federal Income Tax Consequences” beginning on page [___].
No Stockholder Approval Required
          No vote of Cohesant stockholders is required or being sought with respect to the spin-off; however, the spin-off is conditioned on the closing of the Merger, and we must obtain the approval of our stockholders to approve the Merger.
No Appraisal Rights
          Cohesant stockholders do not have dissenters’ rights under Delaware law in connection with the spin-off.
RELATIONSHIP BETWEEN COHESANT AND CIPAR
          The following agreements control the relationship between us and CIPAR before and after the spin-off.

I. Separation Agreement
          The following is a summary of the material provisions of the Separation Agreement. The rights and obligations of the Company and CIPAR are governed by the express terms and conditions of the Separation Agreement and not by this summary or any other information included in this proxy statement/information statement.
Overview of the Separation
          Prior to the Merger of the Company with and into Graco Indiana Inc., pursuant to the terms of the Merger Agreement, the Company will undergo an internal restructuring to separate and consolidate the GlasCraft business under GlasCraft and the CIPAR Business under CIPAR, pursuant to the terms of the Separation Agreement. Specifically, we will effect a restructuring of our current subsidiaries such that immediately following such restructuring, the following direct or indirect subsidiaries of the Company will be direct subsidiaries of the Company’s wholly-owned subsidiary, CIPAR: CuraFlo Services, Inc., a Delaware corporation, CuraFlo Spincast Services, Inc., a Delaware corporation, CuraFlo Franchising, Inc., a Delaware corporation, and CuraFlo of British Columbia Ltd., a British Columbia corporation. After the internal restructuring, the Company will “spin-off” CIPAR by distributing pro rata to the Company’s stockholders all of the issued and outstanding shares of CIPAR’s common stock. Following the spin-off and at the effective time of the Merger, GlasCraft will be Cohesant’s sole subsidiary. See “The CIPAR Dividend—Overview” on page [___] and “The CIPAR Dividend—Description of the Spin-Off” beginning on page [___] above.
Timing of the Transactions Contemplated by the Separation
          The internal restructuring will occur before the spin-off, which will occur immediately before the closing of the Merger on the distribution date. See “Agreements Related to the Merger — The Merger Agreement — Effective Time” on page [___].
The Separation
          Transfer of Assets
          Under the terms of the Separation Agreement, on or before the closing date of the Merger, but before the spin-off and before the filing of the certificate of merger, with certain exceptions, the Company and its subsidiaries (the “Cohesant Group”) will convey, assign, transfer and deliver to CIPAR and its subsidiaries (the “CIPAR Group”) all of Cohesant Group’s right, title and interest in the assets of the CIPAR business, including with certain exceptions:
•	assets reflected on the CIPAR balance sheet, as of August 31, 2007, unless disposed of to third parties after the date thereof in the ordinary course of business (and, in the case of any such assets disposed of after the date hereof, the proceeds from such disposal);

•	any assets acquired after the date of the CIPAR balance sheet;

•	any CIPAR contracts any benefits thereunder;

•	any capital stock or other ownership interest in all of the subsidiaries of Cohesant, except for GlasCraft;

•	any real property primarily used in CIPAR’s business;

•	any licenses or governmental approvals held in the name of Cohesant or any of its subsidiaries (to the extent they would be required to be transferred pursuant to the Separation Agreement);

•	any rights and liabilities under any benefit plan and any funding arrangement in connection therewith; and

•	any cash, other than cash comprising the Option Shares Exercise Cash Amount (as defined in the Merger Agreement) that Cohesant is entitled to retain in accordance with the terms of the Merger Agreement.
          The Separation Agreement also identifies specific assets that will not be transferred by Cohesant to CIPAR as part of the separation, including:

•	assets listed on certain schedules to the Separation Agreement, consisting, in principle, of the assets of GlasCraft and certain assets of Cohesant;

•	any cash comprising the Option Shares Exercise Cash Amount that Cohesant is entitled to retain in accordance with the terms of the Merger Agreement; and

•	all assets, other than certain scheduled assets, that are located at GlasCraft’s Indianapolis, Indiana facility.
          Assumption of Liabilities
          At the same time as the transfer of assets to CIPAR, with certain exceptions, CIPAR will assume certain liabilities of the CIPAR business described below and certain other liabilities described in the schedules to the Separation Agreement. The CIPAR business liabilities that CIPAR will assume include, without limitation:
•	liabilities reflected on the CIPAR balance sheet, as of August 31, 2007, subject to discharge of such liabilities subsequent to the date of the CIPAR balance sheet;

•	liabilities that are expressly set forth in the Separation Agreement or any other transaction agreement as liabilities to be assumed or retained by the CIPAR Group, subject to discharge of such liabilities subsequent to the date of the CIPAR balance sheet, and all agreements, obligations and liabilities of the CIPAR Group under the Separation Agreement or any other transaction agreement;

•	liabilities relating to, arising out of, or resulting from any CIPAR contract;

•	liabilities incurred after the date of the CIPAR balance sheet by the CIPAR Group;

•	liabilities relating to, arising our of, or resulting from any actions (excluding any actions related to taxes) related to, arising out of or resulting from the CIPAR business;

•	liabilities relating to, arising out of or resulting from:
•	the operation of the CIPAR business, as conducted at any time prior to, on or after the distribution date;

•	the operation of any business conducted by CIPAR Group entity at any time after the distribution date;

•	assets of the CIPAR business; and

•	the restructuring and distribution of CIPAR and CIPAR shares;
•	liabilities relating to, arising out of or arising from any benefit plan or contract with any CIPAR business employee;

•	liabilities relating to arising out of or resulting from the operation of any of the Company’s former or current subsidiaries (other than GlasCraft) on or prior to the distribution date; and

•	liabilities relating to the indemnification claims by officers, directors or employees of Cohesant or its subsidiaries (other than claims by officers, director or employees of GlasCraft, except as set forth in schedules to the Separation Agreement) under any contract, bylaw or other governing document or statutory provision.
          Delayed Transfer Assets and Liabilities; Subsequent Transfers
          Cohesant will not be obligated to transfer any assets, and CIPAR will not be obligated to assume any liabilities, that at the time of the separation are not capable of being transferred or assumed because a consent or government approval has not been obtained or some other legal impediment to the transfer or assumption has not been removed. Cohesant will hold any asset or liability, the transfer of which is delayed for these reasons, for the use and benefit, insofar as reasonably practicable, of CIPAR, at the expense of CIPAR. The transfer of each of these assets or assumption of each of these liabilities will occur promptly after the respective consent or government approval causing the delay is obtained or the legal impediment is removed.
          If at any time after the spin-off, either Cohesant or CIPAR becomes aware that it possesses an asset or liability that is allocated to the other party pursuant to the separation agreement or any other transfer document, such party will transfer the asset or liability to the party who was supposed to receive such asset or assume such liability.
          Termination of Intercompany Agreements
          Before the spin-off, Cohesant and CIPAR will terminate all contracts between the Cohesant Group, on the one hand, and the CIPAR Group, on the other hand (except as contemplated by the other agreements executed in connection with the Merger Agreement and Separation Agreement). All loans between the Cohesant Group, on the one hand, and the CIPAR Group, on the other hand, likewise will be paid in full and settled before the spin-off.
          Novation and Liabilities
          Cohesant and CIPAR agreed to use their reasonable efforts to obtain any release, consent, substitution, approval or amendment required to novate the other party from all obligations or liabilities under any contracts, licenses or other agreements that such party retains or assumes in connection with the separation.
The Spin-Off
          After the separation, and immediately prior to the Merger, Cohesant will spin off CIPAR by distributing all of the outstanding shares of CIPAR pro rata to all Cohesant stockholders as of the record date, which is expected to be the date immediately preceding the Merger closing date.
          Distribution Ratio
          As a result of the spin-off, Cohesant stockholders will receive one share of CIPAR common stock for each share of Cohesant common stock that they own. No fractional shares of CIPAR common stock shall be issued.
          Distribution Process
          Prior to the distribution date, we will deliver to Continental Stock and Transfer and Trust Company, CIPAR’s transfer agent, who will act as distribution agent, for the benefit of holders of record of Cohesant common stock on the record date, book entry transfer authorizations for such number of shares of CIPAR common stock equal to the number of shares to be distributed to Cohesant stockholders on the distribution date. As part of the spin-off, CIPAR will be adopting a book-entry share transfer and registration system for its common stock. See The CIPAR Dividend—Description of the Spin-Off” beginning on page [___] above.
          Conditions to the Spin-Off
          The Separation Agreement provides that the following conditions must be satisfied or waived before or as of the date of the spin-off for the spin-off to occur:
•	the SEC must have declared effective the Form 10-SB filed with it under the Securities Exchange Act of 1934;

•	Cohesant’s Board of Directors must have approved the spin-off and must not have abandoned, deferred or modified the spin-off at any time before the spin-off occurs;

•	each of the Tax Matters Agreement and the Reciprocal Transition Services Agreement must have been duly executed and delivered by the parties thereto;

•	all of the closing conditions of the Merger Agreement shall have been met or waived and the transactions contemplated by the Merger Agreement are set to close immediately following the distribution of the CIPAR common stock;

•	Cohesant shall have established the record date and shall have given FINRA not less than 10 days advance notice of the record date in compliance with the Securities and Exchange Act of 1934;

•	all consents or governmental approvals required in connection with the transactions shall have been received and be in full force and effect;

•	the restructuring shall have been consummated in accordance with the terms of the Separation Agreement;

•	the inter-company indebtedness shall have been paid in full and allocations in respect of liability novation contemplated shall have occurred; and

•	each of the Separation Agreement, the Tax Matters Agreement and the Reciprocal Transition Services Agreement shall be in full force an effect and the parties thereto shall have performed or complied with all of their respective covenants, obligations and agreements contained therein and as required to be performed or complied with prior to the effective time of the spin-off.
Additional Covenants
          Each of Cohesant and CIPAR have undertaken certain covenants in the Separation Agreement restricting the conduct of their respective businesses and committing them to take certain actions. Some of these covenants are not easily summarized. You are urged to read carefully the section of the Separation Agreement entitled “Covenants.” The more significant of these covenants include, but are not limited to, covenants regarding:
•	confidentiality with respect to and access by each party to certain information in the possession or control of the other party;

•	record retention;

•	production of witnesses;

•	employee matters and employee benefits plans;

•	non-competition and non-solicitation agreements by the CIPAR Group for a period of five years following the distribution date; and

•	intellectual property.
Cross Indemnification
          CIPAR and Cohesant have agreed to release one another against specified liabilities. The Cohesant Group and the CIPAR Group have agreed to release and forever discharge one another from any and all liabilities owing to the other, whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the date that CIPAR stock is distributed, whether or not known as of such date, including in connection with the transactions and all other activities to implement the distribution.
          However, neither the Cohesant Group nor the CIPAR Group releases the other from, among other things, the following:
•	any liability provided in or resulting from any contract between any party of the Cohesant Group, on the one hand, and any party of the CIPAR Group, on the other hand, that does not terminate as of the date CIPAR stock is distributed; and

•	any liability, contingent or otherwise, assumed, transferred, assigned or allocated to the CIPAR Group or the Cohesant Group, as the case may be, in accordance with, or any other liability of the CIPAR Group or of the Cohesant Group under the Separation Agreement or any other agreement contemplated in connection with the distribution of CIPAR stock.

          The Cohesant Group and the CIPAR Group agree not to make any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against the other with respect to any liabilities released pursuant to the Separation Agreement.
          CIPAR and Cohesant have also agreed to indemnify one another against specified liabilities. The CIPAR Group and the Cohesant Group agree to indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the other party and its directors, officers, and affiliates (collectively, the “Cohesant Indemnitees” and the “CIPAR Indemnities,” respectively) from, against and in respect of losses, claims, liabilities, damages, costs and expenses relating to (a) certain liabilities associated with each parties’ businesses and (b) certain liabilities (including certain third-party claims) imposed on, sustained, incurred or suffered by any of Cohesant Indemnitees or CIPAR Indemnitees that relate to, arise out of or result from the business or business assets of the CIPAR Group or the Cohesant Group or the failure of either party to pay, perform or otherwise promptly discharge certain liabilities in accordance with their terms, whether occurring, arising, existing or asserted before, on or after the date CIPAR stock is distributed.
          In addition, CIPAR and Cohesant have generally agreed to indemnify each other and the other’s affiliates and controlling persons from specified liabilities under the securities laws relating to the Form 10-SB and this proxy statement/information statement or to contribute under specified circumstances to the amount paid or payable by the other in respect of the liabilities.
          The Separation Agreement also includes procedures for notice and payment of indemnification claims and generally provides that the indemnifying party may assume the defense of a claim or suit brought by a third party. Any indemnification amount paid under the indemnities will be paid net of the amount of any insurance or other amounts that would be payable by any third party to the indemnified party in the absence of the indemnity and net of any tax benefit to the indemnified party that is attributable to the relevant payment or liability. The indemnification amount will be increased so that the indemnified party receives 100% of the after-tax amount of any payment or liability and decreased so that the indemnified party does not receive a tax benefit from paying or incurring any loss.
Insurance
          Following the separation, CIPAR will be responsible for obtaining and maintaining its own insurance coverage and will no longer be an insured party under Cohesant insurance policies. CIPAR, however, will have the right to assert claims for any liability arising out of certain insured incidents to the extent they relate to the CIPAR Business and occurred from the date of coverage until the completion of the separation. CIPAR also will have the right to acquire all rights, privileges and proceeds of such insurance policies related to the claims described in the previous sentence.
Transaction Expenses
          Except as expressly set forth in the Separation Agreement, all costs and expenses incurred in connection with the distribution of CIPAR stock shall be paid by the party incurring such cost and expenses.
Termination
          The Separation Agreement may be terminated by Cohesant and the separation of CIPAR from Cohesant may be abandoned prior to the date CIPAR stock is distributed at any time following termination of the Merger Agreement in accordance with its terms. In the event of any termination of the Separation Agreement prior to the date CIPAR stock is to be distributed, neither the Cohesant Group nor the CIPAR Group shall have any liability or further obligation to any other party or third party with respect to the separation agreement.
II. Tax Matters Agreement
          The following is a summary of the material provisions of the Tax Matters Agreement.
Overview
          After the spin-off, CIPAR will no longer be included in Cohesant’s consolidated group for United States federal income tax purposes. CIPAR and Cohesant will enter into a Tax Matters Agreement to reflect CIPAR’s separation from us with respect to tax matters. The primary purpose of the Tax Matters Agreement is to reflect each party’s rights and obligations relating to payments and refunds of taxes that are attributable to periods beginning before and including the date of the spin-off and any taxes resulting from transactions effected in connection with the spin-off.
Preparation and Filing of Tax Returns
          We are responsible for the preparation and filing of all consolidated returns and combined returns for any taxable period not filed before the spin-off for Cohesant, CIPAR or any affiliate. After the spin-off, CIPAR is responsible for the preparation and filing of all tax returns (other than consolidated returns and combined returns) with respect to CIPAR or any affiliate of CIPAR. During the period before the spin-off, we will continue to be the sole and exclusive agent and attorney-in-fact for CIPAR in all matters relating to the returns that we are responsible for filing before the spin-off. All returns will be filed and prepared consistent with past practices, and we and CIPAR agree to exchange drafts of returns and cooperate in the drafting and filing of such returns.
Liability for Taxes
          With respect to the period before the spin-off, we will allocate any taxes imposed on a consolidated or a combined return as appropriate to Cohesant and GlasCraft as separate from any portion that should be allocated to CIPAR. Certain taxes for which GlasCraft has primary liability to the relevant taxing authority will be borne by Cohesant. All other taxes other than those imposed on a consolidated return or a combined return will be allocable solely to CIPAR. We will provide CIPAR with a written calculation of such liabilities.
          After the spin-off, Cohesant and its affiliates and CIPAR and its affiliates will be liable for their respective taxes, except as otherwise provided in the Tax Matters Agreement. If one party is liable for taxes on a return which another party is responsible for preparing, the liable party will pay the taxes to the preparing party.
Distribution Taxes
          CIPAR is solely liable for, and will indemnify Cohesant from, any and all Distribution Taxes, which is defined in the Tax Matters Agreement to include certain taxes attributable to the transactions contemplated by the Separation Agreement. Tax items incurred by CIPAR after the spin-off that have been recognized for tax purposes but not yet realized during the taxable period, such as a net operating loss or foreign tax credit (each an example of a “Tax Asset”), may not be carried back to a pre-spin-off period. In addition, we and CIPAR agree:
•	not to take any action reasonably expected to result in an increased tax liability to the other party, a reduction in certain tax benefits of the other party, or an increased liability to the other under the Tax Matters Agreement;

•	to take any action reasonably requested by the other party that would reasonably be expected to result in a tax benefit or avoid a tax detriment, assuming no additional cost or adverse effect;

•	to cooperate fully in the execution of any necessary or reasonably helpful documents in connection with the transactions contemplated by the Tax Matters Agreement; and

•	to cooperate fully in determining the allocation of any Tax Assets in accordance with applicable tax laws, except that where there is no controlling legal authority, tax assets will be allocated to the legal entity by which they were created.
Indemnification
          We and CIPAR each agree to indemnify the other and their directors, officers, and employees against all taxes for which the other is liable under the Tax Matters Agreement and any loss attributable to the failure of the other or its directors, officers, or employees to make any required payment or provide complete and accurate information in connection with the preparation of any tax return.
          If we or CIPAR are aware of a tax issue that is reasonably expected to give rise to an indemnification obligation, we or CIPAR as appropriate must notify the other party. If a failure to notify results in a material economic detriment to the other party, the non-notifying party will be responsible for the amount of such detriment.

Payments
          After determining the net obligations of Cohesant and CIPAR for all pre-spin-off periods, the appropriate party will pay any amounts owing for such obligations to the other party prior to the spin-off. Within 30 days of filing a consolidated or combined tax return, the appropriate party will pay any amounts still owing to the other party. Should any refund or credit result from taxes paid, we and CIPAR will determine any appropriate settlement or compromise with any taxing authority. If one party receives a refund or credit to which the other is entitle, the party receiving the refund or credit will pay the appropriate amount to the other party. All payments owed under the Tax Matters Agreement must be paid according to the instructions included in the Tax Matters Agreement. Payments not made within the prescribed period will bear interest at a annual rate equal to the prime rate plus two percent or the maximum legal rate, whichever is lower.
Tax Proceedings
          Except as otherwise provided in the Tax Matters Agreement, the party responsible for preparing and filing a tax return has the exclusive right to represent itself in any tax proceeding, including an audit, and will pay any costs incurred. The non-filing party may request to be reasonably informed on the status of the tax proceeding. No party will settle any contested tax item in excess of $25,000 where the non-filing party has the entire economic liability under the Tax Matters Agreement without the prior written consent of the non-filing party, which will not be unreasonably withheld.
Retention of Records
          We and CIPAR each agree to retain certain tax records of the other for seven years following the spin-off or until the expiration of any applicable statute of limitations, whichever is longer. Notice of any destruction of documents thereafter must be given to the other party 60 days in advance. The parties agree to cooperate fully with all reasonable requests for materials in connection with the preparation and filing of tax returns.
Disputes
          If we and CIPAR cannot agree on any calculation of liability or interpretation under the Tax Matters Agreement, we and CIPAR will retain a “big four” accounting firm to resolve the dispute. The decision of the independent firm is binding, except where the disagreement relates to an amount at issue greater than $250,000.
Termination
          The Tax Matters Agreement may be terminated and abandoned at any time before the spin-off at the sole discretion of Cohesant without the approval CIPAR or our stockholders. In the event of such termination, no party will have any liability to any other party. After the spin-off, the Tax Matters Agreement may not be terminated except by the written agreement of us and CIPAR.
FINANCIAL STATEMENTS
          [To be added prior to the mailing of definitive proxy materials.]
MANAGEMENT’S DISCUSSION AND ANALYSIS
          [To be added prior to the mailing of definitive proxy materials.]
DESCRIPTION OF CIPAR BUSINESS
          At the time of the spin-off, CIPAR will be renamed Cohesant Inc. and “new” Cohesant’s web address will be www.cohesant.com. After the closing, “new” Cohesant will be comprised of Cohesant’s four infrastructure protection and renewal businesses, RLS Inc. (“RLS”), CuraFlo Franchising Inc (“CFI”), CuraFlo Services Inc. (“CSI”) and Cohesant Materials Inc. (“CMI”). These four businesses report their results in three segments — Franchising and Licensing, Rehabilitation Services and Materials.
          Together RLS and CuraFlo Franchising make up “new” Cohesant’s Franchising and Licensing segment. RLS focuses on providing rehabilitation solutions to the municipal markets. RLS inherits the former Raven Lining Systems division’s Raven products and its Raven Certified Applicator network. In addition, RLS adds to its sales repertoire the

AquataPoxy and CuraFlo Spincast brands in the municipal market. CFI supports CuraFlo’s franchisees and licensed dealers in their independent efforts to protect and renew drinking water pipes in single and multi-family residences, apartment buildings and commercial buildings.
          The businesses making up “New” Cohesant’s Rehabilitation Services segment have recently been consolidated into CSI. CSI operates company owned CuraFlo franchises in Vancouver, BC and in Cleveland, OH and owns and operates CuraFlo Spincast Services (“CSS”). CSS operates as a subcontractor installing the CuraFlo Spincast System in water mains, process pipes, and other medium diameter pipes for municipal, industrial and commercial clients. CSS often works in connection with RLS and also with CuraFlo licensees and franchisees.
          Finally, CMI manufactures CuraPoxy, Raven AquataPoxy and other materials sold by RLS and CuraFlo Franchising. CMI also sells products, including certain non-exclusive Aquatapoxy products, into markets not served by RLS and CuraFlo, as well as private labels epoxies and coatings. Accordingly, in addition to the Franchising and Licensing and Rehabilitation segment, “new” Cohesant includes a small amount of revenues from CMI’s external sales to these other markets.
History of CIPAR
          CIPAR was organized in December 2005 following Cohesant’s acquisition in August 2005 of the business assets of CuraFlo Technologies Inc. (“CuraFlo”). At that time, Cohesant combined CuraFlo’s network of licensed dealers with its subsidiary Raven Lining Systems’ network of Certified Applicators to form the Franchising and Licensing segment of CIPAR’s business. During Fiscal 2006, CIPAR determined that CuraFlo would be best served by transition to a franchising business model. Accordingly, CIPAR froze its licensed CuraFlo dealer network at 12 licensed dealers and instead began development of a franchising program. In early 2007, CuraFlo completed work on a Uniform Franchise Offering Circular (“UFOC”) and by July 30, 2007, CuraFlo was approved to sell franchises in all 50 states. In December 2007, CIPAR combined the Municipal sales channels for its various products and services into a single business unit — RLS. Because of the Certified Applicator’s focus on the Municipal market, RLS assumed responsibility for the management and support of the Raven Certified Applicator network.
          At the time of CIPAR’s formation in December 2005, CuraFlo British Columbia became the core of CIPAR’s Rehabilitation Services segment. In September 2006, Cohesant acquired the assets of Triton Insitutech LLC. The resulting entity, CuraFlo Spincast Services, also became part of the Rehabilitation Services segment. Finally, in February 2007, CuraFlo MidWest commenced operations as a company-owned franchise.
          After transferring Raven’s Certified Applicator Network to CIPAR in 2005, Raven Lining Systems changed its name to Cohesant Materials Inc. and focused on manufacturing the specialty epoxy blends used by the Franchising and Licensing networks. CMI also sold a small volume of products into markets not served by the CuraFlo and Raven networks. CMI became part of CIPAR on December 1, 2007 as part of the consolidation designed to allow the spin-off contemplated by the agreements.
Franchising and Licensing
          Franchising and Licensing operates under its two primary trade names: Raven and CuraFlo.
          Raven
          Raven high performance sprayable epoxies are formulated for ultra high-build (20-250 mils per coat) application on concrete, masonry and steel surfaces providing protection from atmospheric and chemical corrosion. Raven coatings are solvent-free, nontoxic, 100% solids epoxy products, emitting no volatile organic chemicals (“VOC’s”). The high physical strengths of some Raven formulations permit the epoxy to enhance the structural integrity of damaged structures. Raven products can be quickly applied under harsh environmental conditions providing quick return to service and substantial savings for industrial facilities by lessening downtime. The life span of the infrastructure exposed to these conditions can increase dramatically with the use of Raven high performance protective coatings and linings.
          Raven products are sold through a network of Certified Applicators who are trained, managed and supported by RLS to use the Raven Engineered system consisting of Raven epoxies, specially designed application equipment and proven methods for applying these epoxies to wastewater collection systems and other concrete infrastructure.

          CuraFlo
          CuraFlo is a provider of epoxy lining solutions for failing plumbing systems. CuraFlo and its predecessors have been providing solutions for pipe problems in homes, apartment buildings, and commercial structures in North America since 1996. Plumbing systems in residential and commercial buildings inevitably deteriorate. Pinhole leaks form, rust and other contaminants accumulate, and interior services degrade with time. These conditions can contaminate drinking water, impede water flow, or cause mold to develop in unseen damp areas. Uncorrected, they could render a building uninhabitable. Conventional methods for addressing these troubles involve tearing out or digging up and replacing the old pipes. CuraFlo businesses solve pipe problems such as these with less cost and disruption because they use techniques that do not require destruction of walls or digging to replace the pipes. CuraFlo has developed a distinctive set of specifications and operating procedures for CuraFlo businesses the distinguishing characteristics of which include the use of the CuraFlo Engineered Flow Lining System™ (“CEFLS”) consisting of proprietary equipment and processes to clean potable water, waste and vent pipes that are between one half inch and four inches in diameter and then to line those pipes with our proprietary epoxy and extensive training of our certified technicians. We support the CuraFlo businesses with a rigorous brand image and customer service standards, a strong marketing program, our web site, and the accumulated experience reflected in our training program and operating procedures.
          Prior to its acquisition by Cohesant, CuraFlo entered into license agreements giving a select group of commercial plumbers access to its earlier version of CEFLS. Cohesant stopped selling new licenses when it acquired CuraFlo in 2005, but CuraFlo Franchising Inc. continues to manage and support 12 CuraFlo licensed dealers located in North America. A typical license agreement contained a 10-year term and provides the licensee with the right to utilize the Company’s propriety pipe lining and restoration system within a specified geographical territory. Under the related exclusive supply agreement, the licensed dealer agreed to purchase CuraPoxy and equipment for use in the pipe lining and restoration system exclusively from CuraFlo. The arrangement also provides the licensed dealer with fee-based access to technical assistance from CuraFlo.
          Starting in February 2007, CuraFlo began offering a new Franchise program to replace the former licensing program. The CuraFlo franchising program allows qualified applicants to offer CEFLS to commercial and multi-tenant residential clients within protected geographic territories. A successful applicant will pay a population based sum for a geographic territory (typically $67,500 for an initial territory with a population of 1 million). In addition, each new franchisee will incur an initial investment of between $250,000 and $410,000, the majority of which relates to the purchase of equipment and start-up supplies from CuraFlo. On an ongoing basis, CuraFlo will receive a royalty on the gross sales of each franchisee. Franchisees will also pay 2% of sales to a Marketing and Brand Fund managed by Curaflo and designed to build and promote the CuraFlo brand. CuraFlo franchisees purchase many of the products necessary to install CEFLS from CuraFlo, including most importantly, CuraPoxy, a proprietary epoxy approved for use with potable water, manufactured for CuraFlo by CMI, and specialized dispense and application equipment.
          Rehabilitation Services
          The Rehabilitation Services segment of the companies business involves the renewal of small diameter plumbing lines using CFLS through company owned CuraFlo franchises based in Vancouver, British Columbia and Beachwood, Ohio. Rehabilitation Services revenues are also generated by the subcontracting activities of CuraFlo Spincast Services, which rehabilitates larger diameter pipes, including water mains and other types of pipes, using the CuraFlo Spincast System. CSS’s subcontracting services are sold by RLS to the municipal market, and by CuraFlo franchisees and dealers to the commercial and industrial markets. In addition to CFLS revenues, the Company’s Vancouver franchisee generates revenues from an alternative to CFLS which involves removal and replacement of older pipes (“repiping”) rather than cleaning and lining of such pipes. CSI has made a strategic decision to focus on obtaining lining jobs and, as a result, repiping revenues have fallen since the CuraFlo acquisition.
          Although the Rehabilitation Services segment of the business is run as a profit making segment, the primary purpose of this segment is to allow CuraFlo to continually refine its business and technical processes, provide hands on training to its licensees and develop markets for future franchisee prospects. CuraFlo Franchising relies upon the expertise developed by Rehabilitation Services to train and support its franchisees.
Marketing
     RLS markets its services primarily through its network of independent Certified Applicators. RLS presently has 42 active Raven Certified Applicators with annual revenues of more than $10,000. For the fiscal years ended November

30, 2007 and 2006, RLS’ top ten Certified Applicators accounted for [   ] and [67%] of their revenues, respectively. In addition, RLS directly sells a small amount of Raven and AquataPoxy products to Municipal customers.
          CFI markets its services exclusively through its licensed dealers and franchisees, including its Company owned franchises. CFI’s network currently consists of 5 CuraFlo franchisees and 12 independent Licensed Dealers. For the fiscal years ended November 30, 2007 and 2006, CuraFlo’s ten largest dealers and franchisees accounted for 81% and 62%, respectively, of CFI revenues. CuraFlo franchisees are required to spend a minimum of 3% of their annual revenues on local marketing. In addition, CuraFlo franchisees pay 2% of their revenues into the Marketing and Brand Fund which engages in national and regional marketing and activities designed to promote the CuraFlo brand. These activities included preparation, for use by franchisees in their local markets, of brochures, direct mailing pieces, and several advertising templates for various media. In addition, Company personnel, representatives and distributors attend national and regional trade shows in the United States that are attended by potential end-users of CEFLS. These shows afford CFI the opportunity to keep abreast of its competitors’ products and developments in the industry.
          In addition to its support of the end-user marketing efforts of its franchisees, CFI also markets franchises to commercial plumbing contracts and others in markets throughout the United States. CFI prepares media promotion kits and product demonstration kits for use in the franchise sales process. Company personnel, representatives and distributors attend trade shows in the United States and overseas. Typically, potential franchisees attend these shows. In addition, these shows afford CFI the opportunity to keep abreast of competitive franchisors.
Manufacturing and Raw Materials Supply
          “New” Cohesant is not dependent upon any single vendor for the conduct of its business, and generally has alternative sources for all necessary raw materials and equipment vendors. CMI has maintained good working relationships with its major resin suppliers. CMI does not believe the loss of any one supplier would have a material adverse impact.
Competition
          The markets for all of “new” Cohesant’s products and services are highly competitive. Licensing and rehabilitation competitors include ACE DuraFlo on a national level and various regional players. Raven products compete with products from the Carboline Company, Tnemec Company, and Saurereisen. All of CIPAR’s business units compete by increasing customer awareness of its technology and quality products, by offering its products at a competitive price, and through product line extensions.
          The markets for “new” Cohesant’s products and services are characterized by changing technology and industry standards. Accordingly, the ability of Cohesant to compete is dependent upon its ability to complete development and effectively market its technology and state-of-the-art equipment and coating products.
Research and Development
          CIPAR has a research and development program to continually improve its existing products, to develop new products and to custom engineer equipment and products to meet specific customer requests. Research and development expenses for the fiscal years ended November 30, 2007 and 2006 were $266,941 and $162,095, respectively, or 2.4% and 1.4%, respectively, of net sales. We expect this level of research and development expense to continue or slightly increase in the future.
Government Regulation
          “New” Cohesant is subject to regulations administered by the EPA, OSHA, various state agencies, county and local authorities acting in cooperation with Federal, state and Canadian authorities and international governmental regulatory agencies. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. The extensive regulatory framework imposes significant compliance burdens and risks on our operating subsidiaries. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil and criminal fines in the case of violations.
          Many states require certification of products used in drinking water applications, such as CuraPoxy, to be certified to ANSI/NSF Standard 61. Several of “new” Cohesant’s products currently are certified to this standard. Certified products are retested on a regular basis to confirm their continued eligibility for the certification.

          “New” Cohesant has in place programs to achieve and maintain substantial compliance with the currently existing environmental and worker exposure laws and regulations, which materially affect our continuing businesses. Based on its experience and consultations with environmental consultants, management believes that we are taking or have taken all necessary measures to comply with applicable Federal, state and local environmental laws and regulations and worker exposure regulations.
          As a product exporter, “new” Cohesant is subject to import and other regulations by international governments. While we currently do not experience any significant difficulties with exports, future changes to international laws and regulations could impact international sales.
Patents, Trademarks and Proprietary Information
          CIPAR believes that product recognition is an important competitive factor in the chemical and pipe replacement industries. Accordingly, we hold a United States trademark registration for AquataPoxy, CuraFlo, CuraPoxy, Raven and others and has several trademark applications pending. We promote these trade names in connection with our marketing activities. We also rely on proprietary know-how and confidential information and employ various methods to protect the processes, concepts, ideas and documentation associated with our products. CIPAR holds no patents, but has applied for certain patents relating to the purity and suitability for use in drinking water applications of its epoxy products.
Employees
          As of December 31, 2007, CIPAR employed 64 full time persons. We believe CIPAR’s relations with its employees are good.
DESCRIPTION OF CIPAR PROPERTY
          CIPAR’s executive offices are located in approximately 15,000 sq. ft of leased office and warehouse space in Beachwood, Ohio. This lease expires in 2012. CIPAR has a leased specialty coatings manufacturing facility of approximately 15,000 sq. ft. near Tulsa, Oklahoma; the lease expires in March 2011. CIPAR’s Vancouver operation leases approximately 4,100 square feet of combined office and warehouse space through August 2009.
MANAGEMENT AND DIRECTORS OF CIPAR
          The following table sets forth certain information regarding the directors and executive officers of CIPAR as of December 31, 2007 and after the spin-off. Prior to the spin-off, the directors of CIPAR are Messrs. Pawlak, Wheeler, and LeMaire, none of whom are independent. Following the spin-off, it is expected that the directors of Cohesant will become the directors of CIPAR. After the spin-off and Merger, none of the officers or directors will hold any position with the existing Cohesant or GlasCraft.

Name	Principal Occupation and Age
Morris H. Wheeler	Chairman and CEO; age 46
Robert W. Pawlak	EVP, Finance and Chief Financial Officer; age 39
Brian LeMaire	VP, CuraFlo and President, CuraFlo Services Inc.; age 45
Steven Goden	VP, Administration; age 47
Michael L. Boeckman	Chief Financial Officer and Administrative Partner of Cohen & Co.; age 60
Morton A. Cohen	Chairman and Chief Executive Officer of Clarion Capital Corp.; age 72
Richard L. Immerman	President of BleachTech LLC; age 56
Terrence R. Ozan	Director of Capgemini; age 60
Stuart C. McNeill	CEO of Lions Bay Media; age 43
          Morris H. Wheeler has been the Chief Executive Officer of CIPAR since its formation in 2005. Until the spin-off, his primary position has been and will continue to be as Chief Executive Officer and President of Cohesant, a position held for over five years. Mr. Wheeler is the son-in-law of Morton A. Cohen.
          Robert W. Pawlak serves as Executive Vice President of Finance and Accounting for CIPAR and as its CFO. Mr Pawlak also has served as Chief Financial Officer of Cohesant since June 1998 and has been the Chief Financial Officer of CIPAR since its formation in 2005.

          Brian LeMaire has been the President of CuraFlo Services Inc since December 2005 and also serves as CIPAR’s Vice President, CuraFlo. In this latter position, Mr. LeMaire has dotted line responsibility for all CuraFlo branded products and services. Mr. LeMaire joined the Company through the CuraFlo acquisition in August 2005. Prior to joining the Company, Mr. LeMaire served as president of CuraFlo and also served as General Manager of West Coast Pipe Restoration in Vancouver, Canada.
          Steven Goden has served as our Vice President of Systems & Planning since September 2006. He also has held the same position with Cohesant since March 2005. He served as Director of Planning of Cole Vision Corporation (“CVC”), the owner of the Pearle Vision System, in Cleveland, Ohio from September 2003 to March 2005 and Director of Information Technology Control for CVC from April 2002 to August 2003. Mr. Goden was Division Controller for Contact Lens Supply Inc. in Cleveland, Ohio From March 2001 to March 2002.
          Michael L. Boeckman has been a Director of Cohesant since 1994. Mr. Boeckman has been Administrative Partner and Chief Financial Officer of Cohen & Co., a Northeast Ohio regional based accounting firm (no relation to Morton A. Cohen) for more than five years.
          Morton A. Cohen has been a Director of Cohesant since 1994. Mr. Cohen has been Chairman of the Board of Directors and Chief Executive Officer of Clarion Capital Corporation (“Clarion”), a private, small business investment company, for more than five years. Mr. Cohen is the father-in-law of Morris H. Wheeler.
          Richard L. Immerman has been a Director of Cohesant since 1998. Mr. Immerman has been President of BleachTech LLC, a manufacturer of sodium hypochlorite, since its inception in January 2002. Mr. Immerman is a partner of Chemical Ventures (marketer of magnesium chloride), a position he has held for over five years.
          Terrence R. Ozan has been a Director of Cohesant since March 2006. Mr. Ozan was a member of the Global Management Committee, CEO of North American operations and the Managing Director of world wide consulting services of Capgemini from May 2000 until his retirement in June 2003. Prior to that, Mr. Ozan held various executive positions at Ernst & Young including CEO of Worldwide Consulting and Director of US Manufacturing Services. Mr. Ozan currently serves on the Board of Directors of Capgemini.
          Stuart C. McNeill has been a Director of Cohesant since June 2007. Mr. McNeill is currently the CEO of Lions Bay Media Inc., an online media company. He was President of CIPAR from the time of its acquisition by Cohesant in August 2005 until March 2007. Prior to that, he was Chief Financial Officer of CuraFlo from November 2003 until the acquisition. Mr. McNeill is the founder and President of McNeill & Associates, a venture capital firm.
          The Board of Directors will meet immediately following the completion of the spin-off. At such time, the CIPAR Board will establish two committees of independent directors: an audit committee and a compensation committee. Each of the committees will be governed by a written charter, which will be approved by the Board. CIPAR intends to compensate each non-employee director for service on its board of Directors as follows: an annual retainer of $8,000 plus $750 and reimbursement for expenses for each meeting attended.
EXECUTIVE COMPENSATION OF CIPAR
          The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended November 30, 2007 and 2006 for the Chief Executive Officer and the next three most highly compensated executive officers of CIPAR and its subsidiaries. In the case of Messrs. Wheeler and Pawlak, their compensation was paid by Cohesant and they will not be paid by CIPAR until after the spin-off is completed.

SUMMARY COMPENSATION TABLE

				All Other
Name and		Salary	Bonus	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)
Morris H. Wheeler, Chief Executive Officer	2007	220,000	TBD	TBD	TBD
	2006	201,000	118,147	7,584	326,731

Robert W. Pawlak, Chief Financial Officer	2007	118,800	TBD	TBD	TBD
	2006	108,000	35,699	5,279	148,978

Brian LeMaire, Vice President, CuraFlo	2007	131,500	TBD	TBD	TBD
	2006	120,000	40,745	3,095	163,840

Steve Goden, Vice President, Administration	2007	102,850	TBD	TBD	TBD
	2006	93,500	25,389	3,677	122,566

(1)	Includes corporate contributions to the Company’s 401(K) Plan in amounts of ___for Mr. Wheeler, ___for Mr. Pawlak, ___for Mr. LeMaire, and ___for Mr. Goden. Includes the dollar value of additional life insurance paid by the Company in amounts of ___for Mr. Wheeler, ___for Mr. Pawlak, ___for Mr. LeMaire, and ___for Mr. Goden.

SECURITY OWNERSHIP OF COHESANT TECHNOLOGIES, INC. AND CIPAR INC.
          Cohesant beneficially and of record holds, and will hold before the spin-off, all of the outstanding shares of CIPAR’s common stock. Upon completion of the special dividend, Cohesant will not own any shares of CIPAR common stock. The following table provides information as of November 30, 2007, concerning stock ownership by (i) the beneficial owners of more than five percent of any class of Cohesant’s voting securities and (ii) directors and executive officers. The table also provides the number of shares of CIPAR common stock that each such person or entity would own immediately after the spin-off on a pro forma basis. To our knowledge, unless we state otherwise, each person or entity has sole voting and investment power with respect to the shares set forth opposite the person’s name.

	Cohesant Technologies		CIPAR
Name and address of	Amount and nature	Percent of	Amount and nature of	Percent of
beneficial owner	of beneficial owner	class	beneficial owner(1)	class(1)

Morton A. Cohen 3690 Orange Place Suite 400 Beachwood, OH 44122	1,273,480(2)(3)	37.8%	1,273,480(2)(3)	34.3%

Clarion Capital Corporation 3690 Orange Place Suite 400 Beachwood, OH 44122	1,175,980	35.0%	1,175,980	31.8%

Michael L. Boeckman	25,783(3)	*	25,783(3)	*

Richard L. Immerman	67,000(3)	2.0%	67,000(3)	1.8%

Terrence R. Ozan	25,000(3)	*	25,000(3)	*

Stuart C. McNeil	147,357	4.4%	147,357	4.0%

Robert W. Pawlak	74,902(3)(4)	2.2%	74,902(3)(4)	2.0%

Morris H. Wheeler	175,766(3)(4)	5.2%	175,766(3)(4)	4.7%

Brian LeMaire	176,381(3)(4)	5.2%	176,381(3)(4)	4.7%

Steve Goden	32,836(3)(4)	1.0%	32,836(3)(4)	*

All directors and executive officers as a group (9 persons)	1,965,669(3)(4)(5)	56.2%	1,965,699(3)(4)(5)	51.2%

*	Represents less than 1%

(1)	Assumes all option holders with options exercisable within 60 days of the date hereof exercise such options before the distribution of CIPAR stock.

(2)	Includes 1,175,980 shares owned of record by Clarion Capital Corporation, an entity of which Mr. Cohen is a principal.

(3)	Includes shares issuable upon exercise of options exercisable within 60 days of the date hereof as follows: Messrs. Cohen, Boeckman and Immerman 15,000 shares each, Mr. Ozan 25,000 shares, Mr. Pawlak 16,700 shares, Mr. Wheeler 34,300 shares, Mr. LeMaire 21,300 shares, and Mr. Goden 25,000 shares.

(4)	Includes shares owned in the Cohesant sponsored 401(k) Plan as of November 30, 2007 as follows: Mr. Pawlak 4,534 shares, Mr. Wheeler 6,008 shares, Mr. LeMaire 3,873 shares, and Mr. Goden 386 shares.

(5)	Includes 167,300 shares issuable upon exercise of options exercisable within 60 days of the date hereof. Includes 14,801 shares owned in the Cohesant sponsored 401(k) Plan as of November 30, 2007.
          On December 3, 2007, in connection with the execution of the Merger Agreement, each of Messrs. Cohen, Pawlak and Wheeler, together with Clarion Capital Corporation, who, in the aggregate, own approximately 45% of the outstanding shares of the Company, entered into the Voting and Support Agreement under which they have each agreed to vote “FOR” the adoption of the Merger Agreement. As part of such Agreement, they furnished Graco a proxy to vote their shares in favor of the proposal to approve the Merger Agreement.
          There has been no public market for CIPAR common stock. We have not requested, and therefore have not been approved, to list our common stock on any securities exchange. We anticipate that the shares of CIPAR common stock will be quoted in the over-the-counter markets. Immediately prior to the spin-out, CIPAR is expected to change its name to Cohesant, Inc. Initially, the CIPAR common stock will be registered under the Securities Exchange Act; however, the Board of Directors of CIPAR may examine such registration, from time to time, and elect to deregister the CIPAR Common Stock if such de-registration is permitted under federal law and the Board determines such action is in the best interest of CIPAR and its stockholders.
          We cannot predict the prices at which our common stock may trade before the spin-off on a “when issued” basis or after the spin-off. These prices will be determined by the marketplace and may be significantly below either the valuation ascribed by Western Reserve or the book value per share of CIPAR common stock. Prices at which trading in shares of CIPAR common stock occurs may fluctuate significantly. These prices may be influenced by many factors, including, the small size of CIPAR, the small size of the public float of CIPAR shares, and quarter-to-quarter variations in CIPAR actual or anticipated financial results or those of other companies in CIPAR’s industry or the markets that CIPAR serves.
          Shares of CIPAR common stock that you will receive in the spin-off will be freely transferable, except if you are considered an “affiliate” of CIPAR under Rule 144 under the Securities Act of 1933. Persons who can be considered CIPAR affiliates after the spin-off generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, CIPAR. CIPAR affiliates may only sell common stock received in the spin-off:
•	under a registration statement that the SEC has declared effective under the Securities Act of 1933; or

•	under an exemption from registration under the Securities Act of 1933, such as the exemption afforded by Rule 144.
          CIPAR has not entered into any agreement or otherwise committed to register any shares of its common stock under the Securities Act of 1933 for sale by security holders. None of CIPAR’s common equity is being, or has been publicly proposed to be, publicly registered or offered by CIPAR, except for the shares registered in connection with the spin-off on the Form 10-SB of which this proxy statement/information statement will form a part.
DESCRIPTION OF CAPITAL STOCK OF CIPAR
          CIPAR’s authorized capital stock will consist of:
•	Seven million shares of common stock, par value $.001 per share; and

•	One million shares of preferred stock,
of which 100 shares are outstanding as of the date of this proxy statement/information statement.
          Below, you will find a description of the material provisions of CIPAR’s certificate of incorporation affecting the relative rights of CIPAR’s common and preferred stock. Because this description is a summary, it does not contain all of the information that may be important to you. You should read CIPAR’s certificate of incorporation, which we will file as an exhibit to the Form 10-SB of which this proxy statement/information statement will form a part.

Common Stock
          Voting Rights
          The holders of CIPAR common stock will be entitled to one vote per share on all matters to be voted on by stockholders. Holders of CIPAR common stock will not be entitled to cumulate their votes in the election of directors. Generally, all matters on which stockholders will vote must be approved by a majority of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.
          Dividends
          CIPAR anticipates that future earnings will be used principally to support operations and finance the growth of the business. Thus, CIPAR does not intend to pay cash dividends on its common stock in the foreseeable future. If CIPAR declares dividends, the dividend amounts, if any, will be determined by the Board of Directors. CIPAR’s board will consider a number of factors, including its financial condition, capital requirements, funds generated from operations, future business prospects, applicable contractual restrictions and any other factors the board may deem relevant.
          Other Rights
          If CIPAR is liquidated, dissolved or wound up, it will pay the full amounts required to be paid to holders of shares of any outstanding preferred stock before it makes any payments to holders of shares of common stock. All holders of shares of CIPAR common stock are entitled to share ratably in any assets available for distribution to these holders, after all of CIPAR’s other creditors have been satisfied.
          No shares of CIPAR common stock may be redeemed. Holders of shares of CIPAR common stock do not have any preemptive rights to purchase additional shares of common stock. Immediately after the spin-off, all of the outstanding shares of CIPAR common stock will be validly issued, fully paid and non-assessable.
Preferred Stock
     CIPAR may issue preferred stock from time to time in one or more series and with the terms of each series stated in the resolutions providing for the designation and issue of the series that the CIPAR board adopts. CIPAR’s certificate of incorporation authorizes the board to determine the dividend, voting, conversion, redemption and liquidation preferences, rights, privileges and limitations pertaining to each series of preferred stock that CIPAR issues. Without seeking any stockholder approval, the CIPAR board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of CIPAR common stock and could have anti-takeover effects.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Delaware General Corporation Law, CIPAR’s certificate of incorporation and its bylaws contain provisions relating to the limitation of liability and indemnification of its directors and officers. We describe these provisions below.
          CIPAR’s certificate of incorporation provides that its directors are not personally liable to CIPAR or its stockholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Existing Delaware law permits the elimination or limitation of directors’ personal liability to CIPAR or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for:
•	any breach of a director’s duty of loyalty to CIPAR or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	any transaction from which a director derived improper personal benefit;

•	the unlawful payment of dividends; and

•	unlawful stock repurchases or redemptions.

          Because of these exculpation provisions, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or that otherwise violate their fiduciary duties as directors, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are not available to stockholders, stockholders may not have an effective remedy against a director in connection with the director’s conduct.
          CIPAR’s bylaws also provide that CIPAR will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that the person:
•	is or was one of CIPAR’s directors or officers; or

•	is or was serving at CIPAR’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, to the fullest extent permitted by Delaware Law. CIPAR will also pay the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. This right to indemnification will be a contract right. CIPAR may, by action of its board, provide indemnification to its employees and agents to the extent and to the effect that CIPAR’s board determines to be appropriate and authorized by Delaware law.
          CIPAR intends to purchase and maintain insurance on behalf of any person who:
•	is or was one of CIPAR’s directors, officers, employees or agents; or

•	is or was serving at CIPAR’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not CIPAR would have the power or obligation to indemnify the person against such liability under its bylaws.

ADDITIONAL INFORMATION
          This document incorporates important business and financial information about Cohesant and CIPAR from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Cohesant Technologies Inc., Attn: Secretary, 5845 West 82nd Street, Suite 102, Indianapolis, Indiana 46278, telephone: (317) 871-7611.
          You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by [ . ] in order to receive them before the special meeting. See “Where You Can Find More Information” on page [___].
WHERE YOU CAN FIND MORE INFORMATION
          The SEC allows us to “incorporate by reference” information into this proxy statement/information statement, which means that important business and financial information about us can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement/information statement, except for any information superseded by information contained directly in this proxy statement/information statement or in any document that we later file with the SEC.
          This proxy statement/information statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important business and financial information about us.

Cohesant SEC Filings	Period and Date Filed

Annual Report on Form 10-KSB	Year ended November 30, 2006 (filed February 26, 2007)

Quarterly Reports on Form 10-QSB	Quarters ended February 28, 2007 (filed April 12, 2007); May 31, 2007 (filed June 29, 2007); and August 31, 2007 (filed October 10, 2007)

CIPAR SEC Filings
Form 10-SB	Filed on [•], 2008
          If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC, or the SEC’s Internet web site as set forth below. You may obtain documents we incorporate by reference from us without charge, other than exhibits, except for those that we have specifically incorporated by reference in this proxy statement/information statement. Stockholders may obtain documents incorporated by reference in this proxy statement/information statement by requesting them in writing or by telephone from us at the following address:
Cohesant Technologies Inc.
Attn: Robert W. Pawlak, Chief Financial Officer
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
(317) 871-7611
          If you would like to request documents, please do so by [ · ], 2008, to receive the documents before the special meeting. We will send you any of these documents within one business day of your request by first class mail.
          You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as Cohesant, who file electronically with the SEC. The address of the site is http://www.sec.gov. Except as specifically incorporated by reference into this proxy statement/information statement, information on the Securities and Exchange Commission’s web site is not part of this proxy statement/information statement.

Information on the Cohesant Website
          Information on any Cohesant Internet website is not part of this document and you should not rely on that information in deciding whether to approve the Merger Agreement and the Merger, unless that information is also included in this document or in a document that is incorporated by reference in this document.
          THIS PROXY STATEMENT/INFORMATION STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT/INFORMATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT/INFORMATION STATEMENT BY REFERENCE OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT/INFORMATION STATEMENT.

Appendix A
AGREEMENT AND PLAN OF MERGER
by and among
GRACO INC.,
GRACO INDIANA INC.,
COHESANT TECHNOLOGIES INC.,
CIPAR INC.
and
GLASCRAFT INC.
DATED AS OF DECEMBER 3, 2007

A-i

A-ii

A-iii

EXHIBITS AND SCHEDULES

Exhibit A	Form of Voting and Support Agreement

Exhibit B	Form of Restrictive Covenant Agreement

Exhibit C	Form of Separation Agreement

Exhibit D	Form of Tax Matters Agreement

Exhibit E	Form of Transition Services Agreement

Exhibit F	Examples of Per Share Merger Consideration Calculation

Company Disclosure Letter

A-iv

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of the 3rd day of December, 2007 by and among GRACO INC., a Minnesota corporation (“Parent”), GRACO INDIANA INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), COHESANT TECHNOLOGIES, INC, a Delaware corporation (“Company”), GLASCRAFT INC., an Indiana corporation and a wholly owned subsidiary of Company (“Company Sub”) and CIPAR Inc., a Delaware corporation (“CIPAR”).
     WHEREAS, the Boards of Directors of each of Parent, Merger Sub, Company, Company Sub and CIPAR deem advisable and in the best interests of their respective stockholders to merge Merger Sub with and into Company (the “Merger”) upon the terms and conditions set forth herein and in accordance with the Delaware General Corporation Law (the “DGCL”) (Company, following the effectiveness of the Merger, being hereinafter sometimes referred to as the “Surviving Corporation”);
     WHEREAS, the Boards of Directors of Parent, Merger Sub, Company, Company Sub and CIPAR have approved, and the sole stockholder of Merger Sub, Company Sub and CIPAR have approved, this Agreement and the Merger pursuant to which Merger Sub will merge with and into Company and each outstanding share of Company common stock, par value $.001 per share, and each outstanding share (if any) of Company preferred stock, par value $.001 per share (the “Company Stock”), excluding any Company Dissenting Shares (as defined below), will be converted into the right to receive the Per Share Merger Consideration (as defined below) upon the terms and subject to the conditions set forth herein;
     WHEREAS, the Board of Directors of Company has unanimously resolved to recommend adoption of the agreement of the Merger and the transactions contemplated hereby by the stockholders of Company;
     WHEREAS, immediately prior to the Effective Time of the Merger (as defined below), Company will effect the Restructuring and Spin Off (each, as defined below) such that, at the Effective Time of the Merger, Company Sub is the sole subsidiary of the Company;
     WHEREAS, as an inducement to and condition of Parent’s willingness to enter into this Agreement, certain of the directors and executive officers of the Company are each entering into a Voting and Support Agreement (each, a “Voting and Support Agreement”), each substantially in the form attached as Exhibit A, concurrently with the execution of this Agreement; and
     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the respective covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:
ARTICLE 1.
DEFINITIONS
     1.1 Certain Defined Terms. Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     “Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.3(a).
     “Acquisition Proposal” has the meaning set forth in Section 6.3(a).
     “Affiliate” of, or a Person “Affiliated” with, a specific Person(s) is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person(s) specified.
     “Affiliated Group” means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).
     “Alternative Acquisition Agreement” has the meaning set forth in Section 6.3(d).
     “American Chemical” means American Chemical Company, a Missouri corporation, which was a Subsidiary of Cohesant prior to the date hereof and was dissolved prior to the date hereof.
     “Assumed Transaction Expenses and Debt” means all of the following costs, expenses and liabilities, but only to the extent (a) not paid or satisfied on or before the Effective Time of the Merger and (b) Company, Company Sub, Parent or Surviving Corporation is or will be liable therefor (whether directly or indirectly, as a guarantor or otherwise) following the Effective Time of the Merger:
     (A) all costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) incurred by Company, Company Sub or the Spun-Off Entities relating to the Restructuring and Spin Off;
     (B) all costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) incurred by Company, Company Sub or the Spun-Off Entities in connection the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, (1) the Transaction and Retention Bonuses, (2) the employer portion of all employment tax, including FICA, Medicare and any other taxes due with respect to Company Stock Options and Transaction and Retention Bonuses, (3) any payments made to, or associated with, the termination of any employees of Company or its Subsidiaries at or prior to the Closing, (4) the broker, fairness and other fees payable to Western Reserve Partners, LLC, (5) all costs, expenses and premiums associated with the D&O Insurance to be purchased pursuant to Section 6.11 and (6) the amount of any lost tax benefit to the extent resulting from the inability to deduct any “excess parachute payment” under Section 280G of the Code; and
     (C) all Debt.
     “Assumed Transaction Expenses and Debt Pay-Off Letters” has the meaning set forth in Section 6.12.
     “Benefit Arrangements” has the meaning set forth in Section 4.20(b).

     “Book Entry Shares” has the meaning set forth in Section 2.5(b).
     “Business” shall mean the business historically operated by GlasCraft, including the business of designing, assembling, developing, manufacturing and selling specialized dispense equipment systems, including, without limitation, metering and pumping units, spray, pour and injection guns, and specialty engineered products, as well as replacement parts, auxillary components, supplies and accessories for, or used in the operation of, such equipment; provided, however, that the definition of Business shall exclude the following: the design, assembly and sale by the Spun-Off Entities to their licensees and franchisees (for their own use and not for resale) of specialized equipment systems for dispensing epoxies and other specialty coatings (it being acknowledged and agreed that the Spun-Off Entities are not in the business of manufacturing any pumps, proportioners or other component parts of such systems).
     “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York or Minnesota are required or authorized by law to be closed.
     “Capitalization Date” has the meaning set forth in Section 4.2(a).
     “Certificate of Merger” has the meaning set forth in Section 3.2.
     “Certificates” has the meaning set forth in Section 2.5(b).
     “Change in Company Recommendation” has the meaning set forth in Section 6.3(d).
     “Closing” has the meaning set forth in Section 3.1.
     “Closing Date” has the meaning set forth in Section 3.1.
     “CIPAR” has the meaning set forth in the recitals.
     “CMI” means Cohesant Materials, Inc., an Oklahoma corporation.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Cohesant Canada” means Cohesant Infrastructure Protection and Renewal of Canada Ltd., a corporation organized under the laws of Canada.
     “Commencement Date” has the meaning set forth in Section 12.3.
     “Common Stock” has the meaning set forth in Section 4.2(a).
     “Company” has the meaning set forth in the introductory paragraph of this Agreement.
     “Company Sub” has the meaning set forth in the introductory paragraph of this Agreement.
     “Company Disclosure Letter” means that letter designated as such which has been delivered by Company and Company Sub to Parent concurrently with the execution and delivery of this Agreement.

     “Company Dissenting Shares” has the meaning set forth in Section 2.2(c).
     “Company Option List” has the meaning set forth in Section 4.2(b).
     “Company Patents” has the meaning set forth in Section 4.25(b).
     “Company Property” has the meaning set forth in Section 4.12(b).
     “Company Recommendation” has the meaning set forth in Section 4.6.
     “Company Registered IP” has the meaning set forth in Section 4.12(b).
     “Company Registered Marks” has the meaning set forth in Section 4.12(b).
     “Company Requisite Vote” has the meaning set forth in Section 4.23.
     “Company Restricted Stock” means any right to acquire Company Stock issued pursuant to the Company Stock Option Plans, other than under Company Stock Options.
     “Company SEC Documents” has the meaning set forth in Section 4.5(a).
     “Company Stock” has the meaning set forth in the second recital of this Agreement.
     “Company Stock Merger Consideration” means the product of the Per Share Merger Consideration, multiplied by the Number of Outstanding Shares.
     “Company Stock Option” means any option or right to acquire Company Stock issued pursuant to the Company Stock Option Plans.
     “Company Stock Option Plans” means, collectively, the 1994 Employee Stock Option Plan and the 2005 Long-Term Incentive Plan, in each case as amended.
     “Company Stockholders’ Meeting” has the meaning set forth in Section 6.8.
     “Company Sub” has the meaning set forth in the recitals.
     “Confidentiality Agreement” means that certain Confidentiality Agreement dated June 22, 2007, by and between Parent and Company, so as to allow Parent access to certain materials of Company.
     “Contract” has the meaning set forth in Section 4.6.
     “Copyrights” has the meaning set forth in Section 4.25(b).
     “CuraFlo BC” means CuraFlo of British Columbia Ltd., a corporation organized under the laws of British Columbia.
     “CuraFlo Franchising” means CuraFlo Franchising, Inc., a Delaware corporation, formerly known as CIPAR Franchising, Inc.

     “CuraFlo Services” means CuraFlo Services, Inc., a Delaware corporation, formerly known as CIPAR Services, Inc.
     “CuraFlo Spincast” means CuraFlo Spincast Services, Inc., a Delaware corporation.
     “Debt” means (i) indebtedness for borrowed money, (ii) indebtedness secured by any Encumbrance on property owned, (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) capital leases, including, without limitation, all amounts representing the capitalization of rentals in accordance with GAAP, (v) “earnouts” and similar payment obligations, (vi) guarantees with respect to liabilities of a type described in any of clauses (i) through (v) above, and (vii) interest, penalties, premiums, fees and expenses related to any of the foregoing.
     “Deferred Compensation Plans” has the meaning set forth in Section 4.20(f).
     “DGCL” has the meaning set forth in the first recital of this Agreement.
     “D&O Insurance” has the meaning set forth in Section 6.11.
     “Effective Time of the Merger” means the date and time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such time thereafter as shall be agreed to by the parties and specified in the Certificate of Merger.
     “Employee Plans” has the meaning set forth in Section 4.20(a).
     “Encumbrance” shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.
     “Environmental Regulations” has the meaning set forth in Section 4.12(b).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliates” has the meaning set forth in Section 4.20(a).
     “Excess Assumed Transaction Expenses and Debt” means the amount, if any, by which the balance of (A) the Merger Consideration plus the Assumed Transaction Expenses and Debt, minus (B) the Option Shares Exercise Cash Amount, exceeds $35,000,000. If the balance of (i) the Merger Consideration plus the Assumed Transaction Expenses and Debt, minus (ii) the Option Shares Exercise Cash Amount, is equal to or less than $35,000,000, the Excess Assumed Transaction Expenses and Debt shall be deemed to be zero (0).
     “Excess Proceeds” has the meaning set forth in Section 2.3(c).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Agent” means Wells Fargo Bank Minnesota, N.A. or another bank proposed by Parent and reasonably acceptable to Company.
     “Exchange Fund” has the meaning set forth in Section 2.5(a) hereof.
     “Executive Employment Agreements” mean the employment agreements between the Company and certain officers of the Company described in Section 1.1 of the Company Disclosure Letter.
     “Expenses” has the meaning set forth in Section 15.1 hereof.
     “Financial Statements” means (i) the audited consolidated financial statements of Company consisting of the balance sheets as of November 30, 2006 and 2005, the related statements of income, stockholders’ equity and cash flows for the years then ended and the related notes thereto and related opinions of Ernst & Young LLP thereon for the years then ended, in each case contained in the Company’s Annual Report on Form 10-KSB, (ii) the unaudited financial statements of the Company consisting of the balance sheet as of August 31, 2007, and the related statements of operations and cash flows for the period then ended, contained in the Company’s Quarterly Report on Form 10-QSB filed with the SEC on October 10, 2007 and (iii) the balance sheet of the Company and Company Sub as of August 31, 2007, which is set forth on Section 1.1 of the Company Disclosure Letter prepared on a pro forma basis assuming the Restructuring and Spin Off was completed as of that date (the “GlasCraft Balance Sheet”).
     “GAAP” means United States generally accepted accounting principles consistently applied during the periods involved.
     “GlasCraft Balance Sheet” has the meaning set forth in the definition of Financial Statements.
     “Governmental Entity” means any court, tribunal or judicial or arbitral body in any jurisdiction or any United States federal, state, municipal or local or any foreign or other governmental, regulatory (including stock exchange) or administrative authority, agency or instrumentality.
     “Hazardous Materials” has the meaning set forth in Section 4.12(b).
     “Intellectual Property” has the meaning set forth in Section 4.25(a).
     “IRS” means the Internal Revenue Service.
     “IRS Guidance” has the meaning set forth in Section 4.20(f).
     “Loss” means, with respect to any Person, any liability, cost, damage, deficiency, penalty, fine, Encumbrance, fee, or other loss or expense, including court costs and reasonable attorneys’ fees and expenses, whether or not arising out of a third party claim, against or affecting such Person, but excluding punitive damages (other than punitive damages that an Indemnified Party is required to pay to an unaffiliated third party).

     “Marks” has the meaning set forth in Section 4.25(a)
     “Material Adverse Effect” means an event, change, effect, development, condition or occurrence (1) that is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of Company or the Surviving Corporation, taken as a whole, or (2) that materially impairs or materially delays the ability of the Company to consummate the Restructuring and Spin Off or to consummate the transactions contemplated hereby; provided, however, that, with respect to clause (1) of this definition, in determining whether there is a Material Adverse Effect, there shall be excluded effects to the extent arising or resulting from: (i) any change in GAAP or regulatory accounting requirements applicable to Company generally, (ii) any general social, political, economic, environmental or natural condition, change, effect, event or occurrence, including changes in prevailing interest rates, currency exchange rates or general economic or market conditions, the effects of which on Company or the Surviving Corporation are not materially disproportionate, compared with other companies operating in the same industry segments in which Company operates, (iii) any action or omission by Company taken at the written request or with the prior written consent of Parent or Merger Sub, and (iv) the undertaking and performance or observance of the obligations contemplated by this Agreement or the Separation Agreement or the consummation of the transactions contemplated hereby or thereby, including the public announcement of the transactions contemplated by this Agreement.
     “Merger” has the meaning set forth in the first recital of this Agreement.
     “Merger Consideration” means the sum of the Company Stock Merger Consideration and the Option Shares Merger Consideration.
     “Merger Sub” has the meaning set forth in the introductory paragraph of this Agreement.
     “Notice Period” has the meaning set forth in Section 6.3(d).
     “Number of Outstanding Shares” means the total number of shares of Company Stock outstanding immediately prior to the Effective Time of the Merger, including shares of vested Company Restricted Stock (if any) and shares of Company Stock that have been issued in connection with the exercise of any Company Stock Options prior to the Effective Time of the Merger.
     “Number of Unexercised Company Stock Option Shares” means the total number of shares of Company Stock issuable in respect of all Unexercised Company Stock Options.
     “Option Shares Exercise Cash Amount” has the meaning set forth in Section 2.3(c).
     “Option Shares Exercise Price Account” has the meaning set forth in Section 2.3(c).
     “Option Shares Merger Consideration” has the meaning set forth in Section 2.3(a). The Option Shares Consideration shall be set forth in a certificate (the “Option Shares Merger Consideration Certificate”), jointly executed and delivered by the Chief Financial Officer of each of Company and CIPAR, setting forth and certifying as to the accuracy of the calculation of the Option Shares Merger Consideration.

     “Option Shares Merger Consideration Certificate” has the meaning set forth in the definition of Option Shares Merger Consideration.
     “Parent” has the meaning set forth in the introductory paragraph of this Agreement.
     “Patents” has the meaning set forth in Section 4.25(a).
     “Per Share Merger Consideration” means the value (rounded down to the nearest whole $0.01 and taking into account the effect of the Per Share Merger Consideration on, among other things, the calculation of the Option Shares Merger Consideration, the Company Stock Merger Consideration and the Merger Consideration) which results in the balance of (A) the Merger Consideration, plus the Assumed Transaction Expenses and Debt, minus (B) the Option Shares Exercise Cash Amount, being equal to $35,000,000. Notwithstanding the foregoing, in the event that the Per Share Merger Consideration, based upon the foregoing calculation, is less than $9.05, the Per Share Merger Consideration shall be revised upward to $9.05 (thereby resulting in CIPAR assuming the Excess Assumed Transaction Expenses and Debt and making payment of the Excess Assumed Transaction Expenses and Debt to Company as provided in Section 6.12), and in the event that the Per Share Merger Consideration, based upon the foregoing calculation, is greater than $9.55, the Per Share Merger Consideration shall be revised downward to $9.55 (thereby resulting in Company’s payment to CIPAR of the Excess Proceeds as provided in Section 2.3(c)). Examples of the calculation of the Per Share Merger Consideration are set forth on Exhibit F hereto. The Per Share Merger Consideration shall be set forth in a certificate (the “Per Share Merger Consideration Certificate”), jointly executed and delivered by the Chief Financial Officer of each of Company and CIPAR, setting forth and certifying as to the accuracy of the calculation of the Assumed Transaction Expenses and Debt (including that such calculation includes all amounts owing to all payees in respect of all Assumed Transaction Expenses and Debt), the Number of Outstanding Shares, the Number of Unexercised Company Stock Option Shares, the Company Stock Merger Consideration, the Option Shares Merger Consideration and the calculation of the Per Share Merger Consideration.
     “Per Share Merger Consideration Certificate” has the meaning set forth in the definition of Per Share Merger Consideration.
     “Person” means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated organization, government or governmental department or agency or other Governmental Entity.
     “Preferred Stock” has the meaning set forth in Section 4.2(a).
     “Proxy Statement” means the joint proxy and information statement, together with any amendments or supplements thereto, to be used to solicit proxies for the Company Stockholders’ Meeting in connection with the Merger and to provide holders of Company Stock with information relevant to the Restructuring and Spin Off.
     “Representatives” has the meaning set forth in Section 6.3(a).

     “Restrictive Covenant Agreements” means those certain Restrictive Covenant Agreements entered into by and among Parent, Company, Company Sub and the Persons identified in Section 11.5, substantially in the form attached as Exhibit B.
     “Restructuring” has the meaning set forth in Section 6.10.
     “Scheduled Contract” has the meaning set forth in Section 4.15.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Separation Agreement” means the Separation Agreement to effect the Restructuring and Spin Off by and between Company and CIPAR dated as of the date of this Agreement in the form attached hereto as Exhibit C. The transactions contemplated by the Separation Agreement are, by the terms of the Separation Agreement, to be consummated at or prior to the Effective Time of the Merger.
     “Spin Off” has the meaning set forth in Section 6.10.
     “Spun-Off Entities” means the CIPAR, CMI, CuraFlo Services, CuraFlo Spincast, CuraFlo Franchising and CuraFlo BC.
     “Subsidiary” of a Person means any current or former corporation, partnership, limited liability company or other business entity of which more than 25% of the voting power is or was owned or controlled by such Person.
     “Sub Stock” has meaning set forth in Section 4.2(a).
     “Superior Proposal” has the meaning set forth in Section 6.3(b).
     “Surviving Corporation” has the meaning set forth in the first recital of this Agreement.
     “Tangible Assets” has the meaning set forth in Section 4.8.
     “Tank” has the meaning set forth in Section 4.12(b).
     “Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an Affiliated Group for any taxable period or as a result of being a Person required by law to withhold or collect taxes imposed on another Person; (iii) any liability for the payment of amounts of the type described in (i) and (ii) as a result of being a transferee of, or a successor-in-interest to, any Person, or as a result of an express or implied obligation to indemnify any Person (including by reason of a tax sharing, tax reimbursement or tax indemnification agreement); and (iv) any and all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any amounts described in clause (i), (ii) or (iii) above.
     “Tax Matters Agreement” means the Tax Matters Agreement between Company and CIPAR dated as of the date of, or on a date preceding, the consummation of the transactions contemplated by the Separation Agreement, in the form attached hereto as Exhibit D.
     “Transition Services Agreement” means the Transition Services Agreement between Company and CIPAR dated as of, or on a date preceding, the consummation of the transactions contemplated by the Separation Agreement, in the form attached hereto as Exhibit E.
     “Tax Returns” means all returns, declarations, reports, information returns, statements, elections, disclosures and schedules required to be filed in respect of any Taxes (including any attachments thereto or amendments thereof).
     “Termination Date” has the meaning set forth in Section 13.1(e).
     “Termination Fee” has the meaning set forth in Section 13.2(b).
     “Trade Secrets” has the meaning set forth in Section 4.25(a).
     “Transaction and Retention Bonuses” means any employee bonuses, change of control payments, retention bonuses or similar payments made or triggered in connection with the transactions contemplated hereby, including any and all payments to be made under the Executive Employment Agreements in accordance with Section 12.1 hereof.
     “Unexercised Company Stock Options” means all outstanding vested Company Stock Options that have not been exercised prior to the Effective Time of the Merger.
     “Voting and Support Agreement” has the meaning set forth in the recitals.
     1.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. A reference herein to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.
ARTICLE 2.
TERMS OF MERGER
     2.1 Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, Merger Sub will be merged with and into Company pursuant to the terms, conditions and provisions of this Agreement and in accordance with the applicable provisions of the DGCL, and the separate corporate existence of Merger Sub shall cease and Company shall continue as the Surviving Corporation of the Merger. The Merger will have the effects set forth in the DGCL.
     2.2 Stock of Company. Subject to Section 2.6, each share of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Company or the holders of such shares, be treated on the basis set forth in this Section 2.2.
     (a) All shares of Company Stock that are owned by Company as treasury stock and all shares of Company Stock that are owned directly or indirectly by Company or Parent shall be cancelled and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.
     (b) At the Effective Time of the Merger, each issued and outstanding share of Company Stock (other than shares to be cancelled in accordance with Section 2.2(a)) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and cease to be an issued and outstanding share of Company Stock and (except for Company Dissenting Shares) converted solely into the right to receive, without interest, the Per Share Merger Consideration.
     (c) Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock that are issued and outstanding as of the Effective Time of the Merger and that are held by a stockholder of Company who has properly exercised such holder’s appraisal rights under the DGCL (the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Company Dissenting Shares pursuant to and subject to the requirements of the DGCL. The holders of Company Dissenting Shares shall be entitled to only such rights as are granted by Section 262 of the DGCL. If any such holder fails to perfect or effectively withdraws or loses such right at the Effective Time of the Merger, each share of such holder’s Company Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time of the Merger, the right to receive, without any interest thereon, the Per Share Merger Consideration. Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Stock received by Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands or notices. Company shall not, without the prior written consent of Parent, or as required by DGCL, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.
     2.3 Company Stock Options; Company Restricted Stock
      (a) As soon as practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall take such actions as are required to: (i) provide that the vesting of each outstanding Company Stock Option shall automatically accelerate so that each such Company Stock Option shall, prior to the Closing

Date, become fully vested and fully exercisable for all the shares of Company Stock at the time subject to such Company Stock Option and may be exercised by the holder thereof for any or all of such shares as fully vested shares of Company Stock; (ii) provide that the vesting of each outstanding share of Company Restricted Stock (if any) shall automatically accelerate so that each such outstanding share of Company Restricted Stock shall, prior to the Closing Date, become fully vested; and (iii) provide that, upon the Effective Time of the Merger, each outstanding Unexercised Company Stock Option shall be cancelled (and each holder of an Unexercised Company Stock Option shall cease to have any rights with respect thereto except as provided in this Section 2.3(a)(iii)) in exchange for a cash payment by Company of an amount equal to the sum of the following in respect of each share of Company Stock subject to such Unexercised Company Stock Option: (A) the excess, if any, of (x) the Per Share Merger Consideration, over (y) the exercise price per share of such share of Company Stock subject to such Unexercised Company Stock Option (the “Option Shares Merger Consideration”). For example, if the Per Share Merger Consideration is equal to $9.50 and if, under an Unexercised Stock Option, the holder thereof could purchase 40 shares of Company Stock at an exercise price of $4.00 and 60 shares of Company Stock at an exercise price of $5.00, then the Option Shares Merger Consideration in respect of such Unexercised Company Stock Option would be equal to $490.00 (i.e., ($9.50 – $4.00)*40 + ($9.50 – $5.00)*60).
     (b) The Board of Directors of Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such actions as are required to delete as of the Effective Time of the Merger the provision in any other Benefit Arrangements of Company providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company and to ensure that following the Effective Time of the Merger no holder of a Company Stock Option or any participant in any Company Stock Plan or other Company Benefit Arrangement shall have any right thereunder to acquire any capital stock of Company or the Surviving Corporation.
     (c) In the event that the holder of a Company Stock Option exercises such Company Stock Option prior to the Effective Time of the Merger to purchase a share of Company Stock, the exercise price paid by such holder for such share of Company Stock under such Company Stock Option shall be retained by the Company in a separate cash account (the “Option Shares Exercise Price Account”), shall be considered an asset of the Company as of the Effective Time of the Merger and shall not be used or applied by Company for any purpose until after the Effective Time of the Merger. For purposes of this Agreement, “Option Shares Exercise Cash Amount” means the aggregate amount of cash in the Option Shares Exercise Price Account at the Effective Time of the Merger. In the event that the balance of (A) the Merger Consideration plus the Assumed Transaction Expenses and Debt, minus (B) the Option Shares Exercise Cash Amount, is less than $35,000,000, then immediately following the Effective Time of the Merger, Parent shall cause Company to pay to CIPAR, by wire transfer of immediately available funds out of the Option Shares Exercise Price Account, or to the extent such funds are insufficient, from funds of Parent, an amount (such amount being the “Excess Proceeds”) equal to the amount by which $35,000,000 exceeds the balance of (A) the Merger Consideration plus the Assumed Transaction Expenses and Debt, minus (B) the Option Shares Exercise Cash Amount.

     2.4 Effect on Merger Sub Stock. At the Effective Time of the Merger, each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.
     2.5 Exchange Procedures.
     (a) (i) At the Effective Time of the Merger, Parent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Stock outstanding immediately prior to the Effective Time of the Merger, for exchange in accordance with this Section 2.5 through the Exchange Agent, cash in the amount of that portion of the Company Stock Merger Consideration payable to such holders of Company Stock pursuant to Section 2.2 in exchange for their shares of Company Stock (collectively, the “Exchange Fund”). Such amounts may be invested by the Exchange Agent as directed by Merger Sub or, after the Effective Time of the Merger, the Surviving Corporation; provided that such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.
     (ii) At the Effective Time of the Merger, Parent shall deposit with the payroll agent for the Company for the benefit of the holders of Unexercised Company Stock Options the Option Share Merger Consideration; provided, however, that the Parent shall directly pay to any director of the Company who holds Unexercised Company Stock Options their respective share of the Option Share Merger Consideration. The payroll agent shall then issue checks to the employees of the Company and its subsidiaries in amounts equal to such employee’s share of the Option Share Merger Consideration, less applicable withholding taxes.
     (b) Parent shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of shares of Company Stock which are represented by (x) a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Stock (the “Certificates”) or (y) an entry to that effect in the shareholder records maintained on behalf of Company by the Company stock transfer agent (the “Book Entry Shares”), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if any) shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates or authorizing transfer and cancellation of Book Entry Shares in exchange for the Per Share Merger Consideration applicable to such Certificates or Book Entry Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, or authorizing transfer of Book Entry Shares, together with such letter of transmittal, duly executed, the holder of such shares of Company Stock shall be entitled to receive in exchange therefor that portion of the Company Stock Merger Consideration which such holder has the right to receive pursuant to Section 2.2 hereof (less any withholding Taxes pursuant to Section 2.11), and any Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5, each Certificate and any Book Entry Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or transfer of the Book Entry Shares, as the case may be, as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Company Stock that are not Book Entry Shares should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder shall, if required by Parent or Exchange Agent, deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to Parent and shall be entitled to receive that portion of the Company Stock Merger Consideration to be paid in consideration therefor in accordance with Section 2.2 hereof (less any withholding Taxes pursuant to Section 2.11).
     (c) No interest shall be paid or accrued for the benefit of holders of the Certificates or Book Entry Shares on that portion of the Company Stock Merger Consideration payable in respect thereof. If payment of any portion of the Company Stock Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable portion of the Company Stock Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent that such Tax either has been paid or is not applicable.
     (d) If, after the Effective Time of the Merger, Certificates or Book Entry Shares are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Agreement, subject to the other provisions of this Article 2.
     (e) Any portion of the Exchange Fund which remains undistributed to the former stockholders of Company following the passage of twelve months after the Effective Time of the Merger shall be delivered (together with any income received with respect thereto) to the Surviving Corporation, upon demand, and any former stockholders of Company who have not theretofore complied with this Section 2.5 shall thereafter look only to the Surviving Corporation and/or Parent, subject to any applicable abandoned property, escheat or similar law, only as general creditors thereof for payment of their claim for that portion of the Company Stock Merger Consideration payable in consideration for any Certificate or transfer of any Book Entry Shares.
     (f) Any portion of the Exchange Fund remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interests of any Person previously entitled thereto. Except as otherwise required by law, none of the Exchange Agent, Parent, Company or the Surviving Corporation shall be liable to any former holder of shares of Company Stock or any other Person for any consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
     2.6 Adjustments. If after the date hereof and on or prior to the Effective Date of the Merger, the outstanding shares of Company Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur, the Per Share Merger Consideration shall be adjusted accordingly to provide to the holders of Company Stock the same economic effect as contemplated by this Agreement prior to such event.
     2.7 Directors of Surviving Corporation. At the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Merger Sub immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.
     2.8 Executive Officers of Surviving Corporation. At the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Merger Sub immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.
     2.9 No Further Ownership Rights in Stock. The applicable portion of the Company Stock Merger Consideration delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to ownership of such shares of stock. At and after the Effective Time of the Merger, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time of the Merger, and upon delivery of the Per Share Merger Consideration upon surrender for exchange of Company Stock, each such share of Company Stock shall be canceled.
     2.10 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Company as in effect immediately prior to the Effective Time of the Merger shall, at the Effective Time of the Merger and by virtue of the Merger, be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time of the Merger and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any further action on the part of Company or Merger Sub, be the Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and the certificate of incorporation of the Surviving Corporation and as provided by law.
     2.11 Withholding Taxes. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct, withhold and transmit to the proper tax authorities from the consideration otherwise payable to any former holder of shares of Company Stock, Company Stock Options or Company Restricted Stock (if any) pursuant to this Agreement any stock transfer Taxes and such other amounts as are required to be withheld under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld and transmitted, such withheld and transmitted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the share of Company Stock, Company

Stock Option or Company Restricted Stock (if any) in respect of which such deduction and withholding was made.
ARTICLE 3.
THE CLOSING
     3.1 Closing Date. The closing of the Merger (the “Closing”) shall take place at the offices of Lindquist & Vennum P.L.L.P., 80 South Eighth Street, Suite 4200, Minneapolis, MN, at 10:00 a.m. Minneapolis time, on the last day of the calendar month in which the last of the conditions specified in Articles 9, 10 and 11 (excluding, for purposes of this Section 3.1, conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the fulfillment of such conditions at the Closing) have been fulfilled or waived (if permissible), or such other earlier date or at such other place as Parent may select. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”
     3.2 Certificate of Merger. Subject to the provisions of this Agreement, the parties shall cause a certificate of merger (the “Certificate of Merger”) to be duly prepared and executed in such form as required by and in accordance with the relevant provisions of the DGCL and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date.
     3.3 Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, or record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company; or (b) otherwise carry out the provisions of this Agreement, Company and the officers and directors of Company shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney, and the Surviving Corporation and the officers and directors of the Surviving Corporation shall be authorized in the name of and on behalf of Company to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Company or otherwise to take any and all such action.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY SUB
     The following representations and warranties by Company and Company Sub to Parent and Merger Sub are qualified by reference to the correspondingly numbered section of the Company Disclosure Letter; provided, however, that an exception or matter disclosed with respect to one representation or warranty shall also be deemed disclosed with respect to each other warranty or representation to which the exception or matter reasonably relates to the extent such relationship is reasonably apparent on the face of the disclosure contained in the Company

Disclosure Letter. Except as expressly stated as applicable to one or more of the Spun-Off Entities, including by referencing the Company’s Subsidiaries, no representations and warranties are being made in this Agreement by the Company with respect to the Spun-Off Entities, the parties acknowledging that the representations and warranties being made in this Agreement, except as otherwise stated, pertain to Company Sub and Company. The inclusion of any item in such Company Disclosure Letter shall not be deemed an admission that such item is a material fact, event or circumstance or that such item has or had, individually or in the aggregate, a Material Adverse Effect. Subject to the preceding sentences of this paragraph, Company and Company Sub, jointly and severally, hereby represent and warrant to Parent and Merger Sub as follows:
     4.1 Incorporation, Standing and Power.
     (a) Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Company has delivered to Parent true and correct copies of the Company’s Certificate of Incorporation and Bylaws, as currently in effect.
     (b) Company Sub has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Indiana. Company Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Company Sub is not required to be qualified to do business in any jurisdiction, other than the State of Indiana. Company Sub has delivered to Parent true and correct copies of the Company Sub’s Certificate of Incorporation and Bylaws, as currently in effect.
     (c) CIPAR has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware. CIPAR has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. CIPAR is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. CIPAR has delivered to Parent true and correct copies of CIPAR’s Certificate of Incorporation and Bylaws, as currently in effect.
     4.2 Capitalization.
     (a) The authorized capital stock of Company consists of 15,000,000 shares of Company Stock consisting of 10,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). As of the close of business on November 30, 2007 (the “Capitalization Date”), 3,357,809 shares of Common Stock were issued and outstanding, no shares of Common

Stock were held in the treasury of Company, and no shares of Preferred Stock were issued or outstanding. All of the outstanding shares of Company Stock and of the Company Sub’s capital stock have been validly issued, fully paid and non-assessable, are not subject to preemptive rights and have been issued in compliance with all applicable federal and state securities laws, rules and regulations. From the close of business on the Capitalization Date through the date of this Agreement, (i) no Company Stock Options or other options to acquire shares of Common Stock or Preferred Stock have been granted, and (ii) no shares of Common Stock or Preferred Stock have been issued or become outstanding, or have been sold or transferred from the treasury of the Company, except Common Stock issued or sold from treasury pursuant to the exercise of Company Stock Options outstanding on the date hereof in accordance with their terms. Company Sub is, and CIPAR is and at all times prior to the Spin Off will be, wholly owned by the Company. Company has good and marketable title to the stock of Company Sub and Company has, and at all time prior to the Spin Off will have, good and marketable title to the stock of CIPAR, which in each case is set forth on the Company Disclosure Letter (“Sub Stock”).
     (b) Except for Company Stock Options covering (as of the close of business on the Capitalization Date) 337,700 shares of Company Stock granted pursuant to the Company Stock Option Plans, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Common Stock, Preferred Stock or Sub Stock nor any securities convertible into such stock, nor any rights to acquire from Company, Company Sub or CIPAR issued or unissued capital stock of Company, Company Sub or CIPAR, and none of Company, Company Sub or CIPAR is obligated to issue any additional shares of its capital stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Section 4.2(b) of the Company Disclosure Letter sets forth a list (the “Company Option List”) as of the Capitalization Date setting forth the name of each holder of a Company Stock Option, the number of shares of Company Stock covered by each such option, the vesting schedule of each such option, the exercise price per share and the expiration date of each such option.
     (c) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Company, Company Sub or CIPAR may vote are issued and outstanding. Except in respect of the issuance of Company Stock upon the exercise of Company Stock Options, there are no outstanding obligations of Company, Company Sub or CIPAR to repurchase, redeem or otherwise acquire any options, warrants or other rights in or with respect to the Common Stock, Preferred Stock, Sub Stock or any securities convertible into such stock (other than with respect to the payment of or withholding of shares to cover the exercise price or statutory tax withholding as permitted under the terms of the applicable Company Stock Options or as expressly provided in Section 2.3).
     4.3 Subsidiaries. Other than Company Sub and the Spun-Off Entities, the Company does not currently have any Subsidiaries and does not own, directly or indirectly, beneficially or of record, an equity interest in any Person, except as set forth in Section 4.3 of the Company Disclosure Letter.
     4.4 Financial Statements. Company has previously furnished to Parent a copy of the Financial Statements or has included them in the Company Disclosure Letter attached hereto.

The Financial Statements (a) present fairly, in all material respects, the financial condition of Company or, in the case of the GlasCraft Balance Sheet, of the Company and Company Sub, as of the respective dates indicated and its statements of income and changes in stockholders’ equity and cash flows, for the respective periods then ended (subject, in the case of unaudited Financial Statements, to normal year-end adjustments in accordance with GAAP, none of which will be material); and (b) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto).
     4.5 Reports and Filings.
     (a) Company has filed or otherwise furnished all required forms, reports, proxy statements, schedules, registration statements, certifications and other documents with the SEC since July 31, 2002 (including all amendments and supplements thereto filed prior to the date hereof, the “Company SEC Documents”). As of their respective dates of filing with the SEC (or, if amended, supplemented or superseded by a filing prior to the date hereof, as of the date of such filing), the Company SEC Documents, including any financial statements or schedules included or incorporated by reference therein, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents, including any financial statements or schedules included or incorporated by reference therein, when filed (or, to the extent superseded or amended by a Company SEC Document filed subsequently and prior to the date hereof, at the date of such subsequent filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
     (b) Each Company SEC Document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002, and at the time of filing or submission of each such certification, such certification was true and accurate. To the knowledge of the Company, its chief executive officer and chief financial officer reasonably expect to give such certifications when next due.
     (c) Except as set forth in Section 4.5(c) of the Company Disclosure Letter, since July 31, 2002, neither the Company, Company Sub nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or Company Sub has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.
     (d) Company has designed and maintains disclosure controls and procedures to ensure that material information relating to Company is made known to the chief executive officer and the chief financial officer of Company by others within the Company. As of the date hereof, to the knowledge of Company, Company has not identified any material weaknesses in the design or operation of its internal control over financial reporting. In connection with the preparation and filing of its Forms 10-KSB and Forms 10-QSB for the last two years, the Company disclosed, based on its most recent evaluation prior to the date thereof, to Company’s auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect in any material respect Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting.
     4.6 Authority. The execution and delivery by Company, Company Sub and CIPAR of this Agreement and, subject to obtaining the Company Requisite Vote, the consummation of the transactions contemplated hereby, including the Restructuring and Spin Off, have been duly and validly authorized by all necessary corporate action on the part of Company, Company Sub and CIPAR including, without limitation, the vote of the Boards of Directors of Company and Company Sub (which votes were unanimous) approving and declaring advisable this Agreement and the Merger, including the agreement of merger (within the meaning of Section 251 of the DGCL) contained herein. The Board of Directors of Company has unanimously resolved to recommend that the stockholders of Company adopt the agreement of merger (within the meaning of Section 251 of the DGCL) at the Company Stockholders’ Meeting (the “Company Recommendation”), which resolutions have not as of the date of this Agreement been subsequently rescinded or modified. This Agreement is a valid and binding obligation of Company, Company Sub and CIPAR enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in Section 4.6 of the Company Disclosure Letter, neither the execution and delivery by Company, Company Sub or CIPAR of this Agreement, the consummation of the transactions contemplated herein, including the Restructuring and Spin Off, nor compliance by Company, Company Sub or CIPAR with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of any of Company’s, Company Sub’s or CIPAR’s Certificate of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default, or event that with notice or lapse of time or both would become a default (or give rise to any rights of termination, cancellation or acceleration, or unilateral rights to amend, or any right to acquire any securities or assets, or any loss of benefit), under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation (each, a “Contract”) to which Company, Company Sub or CIPAR is a party or by which Company, Company Sub or CIPAR or any of their respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Company, Company Sub or CIPAR; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company, Company Sub or CIPAR or any of their respective properties or assets, except with respect to clauses (b), (c) and (d), for such violations, breaches, defaults or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Company, Company Sub or CIPAR is required in connection with the execution and delivery by Company, Company Sub or CIPAR of this Agreement or the consummation by Company of the Merger or the other transactions contemplated hereby or thereby, including the Restructuring and Spin Off, except (i) under the Exchange Act (including the filing of the Proxy Statement and the Form 10 for CIPAR with the SEC) and the rules and regulations promulgated thereunder and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with relevant authorities of other states in which the Company is qualified to do business.
     4.7 Insurance. Set forth in Section 4.7 of the Company Disclosure Letter is a list, as of the date hereof, of all policies of insurance carried and owned by Company, Company Sub and CIPAR and which are in force on the date hereof. Such policies and bonds provide coverage on such terms and of such kinds and amounts as is reasonable and customary for businesses of the type conducted by Company, Company Sub and CIPAR. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. None of the Company, Company Sub or CIPAR is in breach or default (including with respect to the payment of premiums or the giving of notices) under any such policy or bond which is material to the operations of Company, Company Sub or CIPAR and all material claims thereunder have been filed in a timely fashion.
     4.8 Tangible Assets. Company and Company Sub have good and valid title to all of their respective machinery, equipment, computers and related equipment, furniture, vehicles, and all other tangible assets and properties (the “Tangible Assets”) owned or stated to be owned by Company or Company Sub in the last audited balance sheet included in the Financial Statements or acquired after the date thereof, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Company or Company Sub or (d) Tangible Assets that were or will be transferred as a result of the Restructuring and Spin Off none of which are utilized in the conduct of the Business. After giving effect to the Restructuring and the Spin Off, Company and Company Sub own or lease or will own or lease all Tangible Assets necessary for the conduct of the Business. Each Tangible Asset material to the operation of the Business is in good operating condition and repair (ordinary wear and tear excepted), and is suitable for the purposes for which it is used.
     4.9 Real Estate. Company and Company Sub own no real property. The only real property used or occupied by Company or Company Sub and necessary for the operation of the Business is Company Sub’s primary facility located at 5845 West 82nd Street in Indianapolis, Indiana (the “Indianapolis Leased Property”). Company and Company Sub have a valid leasehold interest in the Indianapolis Leased Property, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease as in effect on the date hereof; (b) for current taxes not yet due and payable; and (c) for such

Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. Company and Company Sub are in possession of the Indianapolis Leased Property, and the lease covering the Indianapolis Leased Property is valid without default thereunder by the lessee or, to the knowledge of Company or Company Sub, the lessor. Company and Company Sub have made available to Parent complete and correct copies of such lease covering the Indianapolis Leased Property, including all amendments, supplements, side letters and other modifications thereto.
     4.10 Litigation. Section 4.10 of the Company Disclosure Letter sets forth each suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Company or Company Sub, threatened in writing against or affecting Company, Company Sub or any other Subsidiary of Company. Except as set forth on Section 4.10 of the Company Disclosure Letter, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Company or Company Sub, threatened against or affecting Company, Company Sub or any other Subsidiary of Company that would, individually or in the aggregate, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Company, Company Sub or any other Subsidiary of Company having or that would have, individually or in the aggregate, a Material Adverse Effect. There are no material judgments, decrees, stipulations or orders against Company, Company Sub or any other Subsidiary of Company or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.
     4.11 Taxes. Except as set forth in Section 4.11 of the Company Disclosure Letter:
     (a) all Tax Returns required to be filed on or prior to the date hereof by or on behalf of Company and its Subsidiaries (including Company Sub and the Affiliated Group(s) of which Company and its Subsidiaries is or was a member), have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete, in all material respects, and were prepared in compliance with all applicable laws;
     (b) all Taxes due and payable by or on behalf of Company and its Subsidiaries (including Company Sub), either directly, as part of an Affiliated Group Tax Return, or otherwise (whether or not shown due on any Tax Return), have been fully and timely paid;
     (c) each of Company and its Subsidiaries has made adequate provision in the consolidated financial statements contained in the Company SEC Documents discussed in Section 4.5 for all unpaid Taxes of the Company and its Subsidiaries;
     (d) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Company, its Subsidiaries or any Affiliated Group(s) of which Company or any of its

Subsidiaries is or was a member, nor has any closing agreement pursuant to Section 7121 of the Code been received or entered into by or with respect to Company or its Subsidiaries;
     (e) each of Company and its Subsidiaries have materially complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from any payments, salaries, wages or other compensation paid to any employee or independent contractor, shareholder or other Person and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;
     (f) Company has furnished to Parent true and correct copies of each of the following: (i) all federal Tax Returns of Company and Company Sub for the prior five years; (ii) all state and local Tax Returns of Company and Company Sub for the prior five years; (iii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by any taxing authority relating to the United States Federal, state, local or foreign Taxes due from or with respect to Company and Company Sub; and (iv) any closing agreements entered into by any of Company and Company Sub with any tax authority in each case existing on the date hereof;
     (g) no written claim has been made by a taxing authority in a jurisdiction where Company or any of its Subsidiaries does not file a Tax Return that either Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;
     (h) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Company any of its Subsidiaries have been fully paid and, to the Company’s knowledge, there are no other audits or investigations by any taxing authority in progress, nor has Company or any of its Subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation;
     (i) no requests for a ruling or a determination letter are pending with any taxing authority and no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Company or any of its Subsidiaries for any subsequent taxable period;
     (j) except for the Tax Matters Agreement, neither Company nor any of its Subsidiaries is a party to any tax allocation, indemnification or sharing agreement (or similar agreement or arrangement), whether written or not written, pursuant to which it will have any obligation to make any payments after the Closing;
     (k) neither Company nor any of its Subsidiaries has been a member of an Affiliated Group other than a group whose common parent was Company;
     (l) to Company’s knowledge, neither Company nor any of its Subsidiaries has liability for the Taxes of any Person (other than Company or Company Sub) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

     (m) neither Company nor any of its Subsidiaries is subject to a private letter ruling issued by the Internal Revenue Service or a comparable ruling issued by another taxing authority or has a request for a ruling in respect of Taxes pending with any taxing authority;
     (n) there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Company, Company Sub or their Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code;
     (o) there are no Encumbrances as a result of any due and unpaid Taxes upon any of the assets of Company or Company Sub;
     (p) neither Company nor any of its Subsidiaries has entered into a transaction that is either a “listed transaction” or that is a “reportable transaction” (both as defined in Section 1.6011-4 of the Treasury Regulations);
     (q) Company and its Subsidiaries have disclosed on all relevant Tax Returns any positions taken therein that could give rise to a substantial understatement of Taxes within the meaning of Section 6662 of the Code.
     (r) neither Company nor any of its Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;
     (s) neither Company nor any of its Subsidiaries have been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method;
     (t) neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 of the Code within the past five years;
     (u) Neither the Company nor any of its Subsidiaries has any deferred gain or loss from a deferred intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations (or any similar provision under state, local or foreign law) or an excess loss account with respect to any stock of a Subsidiary within the meaning of Section 1.1502-19 of the Treasury Regulations (or any similar provision under state, local or foreign law);
     (v) none of the indebtedness of Company or Company Sub constitutes (i) “corporate acquisition indebtedness” (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code; or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code;
     (w) neither Company nor Company Sub will recognize any income or gain (including deferred intercompany gain under Section 1.1502-13 of the Treasury Regulations (or any similar provision under state, local or foreign law)) for federal, state, local or foreign income or franchise Tax purposes as a result of the Restructuring or the Spin Off; and
     (x) neither the Restructuring nor the Spin Off will cause Company or Company Sub to incur any liability for Taxes (including, without limitation, withholding taxes).
     4.12 Compliance with Charter Provisions and Laws and Regulations.
     (a) Company and Company Sub are not (and since July 31, 2002 have not been) in default under or in breach or violation of (i) any provision of their respective Certificates of Incorporation, as amended, or Bylaws, as amended, or (ii) any order, writ, injunction, law, ordinance, rule or regulation promulgated by any Governmental Entity except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect. No investigation by any Governmental Entity with respect to Company, Company Sub or any other Subsidiary of Company is pending or, to the knowledge of Company and Company Sub, threatened, other than, in each case, those which, individually or in the aggregate, would not have a Material Adverse Effect.
     (b) To Company’s and Company Sub’s knowledge, (i) Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Regulations; (ii) there are no Tanks on or about Company Property or any real estate currently owned or leased or otherwise used or occupied by any Subsidiary of Company; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Company Property or any real estate currently owned or leased or otherwise used or occupied by any Subsidiary of Company; and (iv) without limiting Section 4.10 hereof or the foregoing representations and warranties contained in clauses (i) through (iii), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof related to any Environmental Regulation pending against Company or its Subsidiaries or any Person whose liability Company or any of its Subsidiaries has assumed or retained by Contract or operation of law and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Company, it Subsidiaries or Company Property that is reasonably expected to give rise to liability to Company or Company Sub under any Environmental Regulations. For purposes of this Agreement, the term “Environmental Regulations” shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. “Company Property” shall mean real estate currently owned or leased or otherwise used or occupied by Company or Company Sub. “Tank” shall mean treatment or storage tanks, gas or oil wells and associated piping transportation devices. “Hazardous

Materials” shall mean any substance: (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (2) which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws; (3) comparable laws of other jurisdictions or orders and regulations thereunder; or (4) the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (5) polychlorinated biphenyls (PCBs), asbestos, lead-containing paints or urea formaldehyde foam insulation.
     (c) To the knowledge of Company, the marketed products of Company and Company Sub are and have been developed, tested, manufactured and stored by Company in compliance with all applicable laws and regulations, and with all foreign laws, rules and regulations applicable to Company, Company Sub or their respective products, including those requirements relating to good manufacturing practice, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. Since July 31, 2002, there have not been any recalls, whether voluntary or otherwise, of products manufactured, distributed or sold by Company or Company Sub.
     4.13 Employees. There are no controversies pending or, to the Company’s or Company Sub’s knowledge, threatened between Company or any of its Subsidiaries and any of their respective employees that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which any of its employees belong, and no such collective bargaining agreement is currently being negotiated by or on behalf of Company or Company Sub. To the knowledge of Company and Company Sub, no activities or proceedings of any labor organization to organize or attempt to organize any of its employees are pending.
     4.14 Brokers and Finders. Neither Company nor any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder; provided, however, that the Company has engaged Western Reserve Partners, LLC to provide a “fairness opinion” to the Company’s Board of Directors and to provide other services relating to the Spin-Off.

     4.15 Scheduled Contracts. Except as set forth in Section 4.15 of the Company Disclosure Letter (each item listed or required to be listed in such Company Disclosure Letter being referred to herein as a “Scheduled Contract”), as of the date hereof, neither Company nor Company Sub is a party or otherwise subject to:
     (a) any employment, deferred compensation, bonus or consulting Contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Company or Company Sub and is not terminable by Company or Company Sub within one year without penalty or (ii) requires payment by Company or Company Sub of (or under which such payments are reasonably expected to be) $25,000 or more per annum;
     (b) any advertising, brokerage, distributor, representative or agency relationship or Contract requiring payment by or to Company or Company Sub of (or under which such payments are reasonably expected to be) $50,000 or more per annum (other than sales orders entered into in the ordinary course of business consistent with past practice);
     (c) any Contract that restricts Company or Company Sub, or would restrict any Affiliate of Company or Company Sub or the Surviving Corporation (including Merger Sub and its Subsidiaries after the Effective Time of the Merger), from competing in any line of business, in any distribution or sales channel, with any Person or product, or in any geographic area;
     (d) any lease of real or personal property providing for annual lease payments by or to Company in excess of $25,000 per annum (other than sales orders entered into in the ordinary course of business consistent with past practice);
     (e) any (i) license agreement granting any right to use or practice any right under Intellectual Property (whether as licensor or licensee) (other than sales orders entered into in the ordinary course of business consistent with past practice) or (ii) Contract involving the payment of royalties or other amounts exceeding, or that would reasonably be expected to exceed, $50,000 per annum calculated based upon the revenues or income of Company or Company Sub or income or revenues related to any product of Company or Company Sub;
     (f) any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or similar Contract providing benefits to any present or former employees, officers or directors of Company or Company Sub;
     (g) any Contract to acquire equipment or any commitment to make capital expenditures of $25,000 or more;
     (h) other than Contracts entered into in the ordinary course of business for the sale of inventory, any Contract for the sale of any material property or assets in which Company or Company Sub has an ownership interest or for the grant of any Encumbrance on any such property or asset, in each case involving consideration in excess of $25,000 individually or $100,000 in the aggregate;
     (i) any Contract for the borrowing of any money and any guaranty agreement;

     (j) any Contract pursuant to which Company or Company Sub has an obligation (contingent or otherwise) to make an investment in or extension of credit to any Person or any partnership or joint venture agreement;
     (k) any material Contract which would be terminable other than by Company or Company Sub as a result of the consummation of the transactions contemplated by this Agreement or agreement that would prevent, materially delay or materially impede Company’s or Company Sub’s ability to consummate the transactions contemplated by this Agreement;
     (l) other than Contracts entered into in the ordinary course of business, any other Contract of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by Company or Company Sub;
     (m) any Contract that would be required to be filed by Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
     (n) any Contract with any Subsidiary of Company (other than GlasCraft).
     Complete, correct and unredacted copies of all Scheduled Contracts, including all amendments, supplements and other modifications thereto, have been delivered or made available to Parent.
     4.16 Performance of Obligations. Each of the Scheduled Contracts is valid and binding on Company and, to the knowledge of Company or Company Sub, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, have a Material Adverse Effect. Company and Company Sub have performed in all respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any Scheduled Contract to which it is a party, are subject or are otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, except where such failure of performance, breach or default would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Company Disclosure Letter, to Company’s or Company Sub’s knowledge, no party to any Scheduled Contract is in default thereunder, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default.
     4.17 Certain Material Changes. Since August 31, 2007, and prior to the date hereof, Company and Company Sub have conducted their businesses in the ordinary course consistent with past practice, except for the negotiation of and entry into this Agreement and except for the Restructuring and the Spin Off. Except as set forth on Section 4.17 of the Company Disclosure Letter, since August 31, 2007 there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):
     (a) any change in methods of accounting or accounting practices, business, or manner of conducting business, of Company or Company Sub or any other event or development that has had or would have, individually or in the aggregate, a Material Adverse Effect;

     (b) any damage, destruction or other casualty loss (whether or not covered by insurance) to any property of Company or its Subsidiaries that has had or would have a Material Adverse Effect;
     (c) any amendment, modification or termination of any existing, or entry into any new Contract or permit that has had or would have a Material Adverse Effect;
     (d) any disposition by Company or Company Sub of an asset the lack of which has had or would have a Material Adverse Effect; or
     (e) any direct or indirect redemption, purchase or other acquisition by Company of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Company Stock whether consisting of money, other personal property, real property or other things of value (except for the declaration by the Board of Directors of Company of a semi-annual cash dividend, payable on December 19, 2007 to Company stockholders of record as of December 5, 2007 and the subsequent payment of such dividends).
     4.18 Licenses and Permits. Company and Company Sub have all material licenses and permits that are necessary for the conduct of its business, and such licenses and permits are in full force and effect in all material respects. The respective properties, assets, operations and businesses of Company and Company Sub are and have been maintained and conducted, in all material respects, in compliance with all such applicable licenses and permits. No proceeding is pending or, to the knowledge of Company and Company Sub, threatened by any Governmental Entity which seeks to revoke or limit any such licenses or permits. Except for any failures to be in compliance that would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of Company and Company Sub, any third party that is a manufacturer or contractor for Company is in compliance with all licenses and permits insofar as the same pertain to the manufacture of product components or products for Company. To the knowledge of Company and Company Sub, no proceeding, inquiry or investigation by any Governmental Entity is pending or threatened against any third party that is a manufacturer or contractor for Company or Company Sub, which threatens to revoke or limit any such licenses or permits or that otherwise would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the manufacture of product components or products for Company or Company Sub.
     4.19 Undisclosed Liabilities. Except for liabilities or obligations which, individually or in the aggregate, do not and would not have a Material Adverse Effect, none of the Company, Company Sub or any other Subsidiary of Company has any liabilities or obligations, either accrued or contingent, of any nature that have not been: (a) reflected or disclosed in the Financial Statements; (b) incurred subsequent to August 31, 2007 in the ordinary course of business consistent with past practices; or (c) disclosed in Section 4.19 of the Company Disclosure Letter or Company SEC Documents filed after August 31, 2007 and prior to the date of this Agreement (to the extent it is reasonably apparent on the face of such Company SEC Documents that such disclosure is applicable).
     4.20 Employee Benefit Plans.

     (a) Company and Company Sub have previously made available to Parent copies of current documents constituting of each “employee benefit plan,” as defined in Section 3(3) of ERISA, of which Company or Company Sub or any member of the same controlled group of corporations, trades or businesses as Company and Company Sub within the meaning of Section 4001(a)(14) of ERISA (“ERISA Affiliates”) is a sponsor or participating employer or as to which Company or Company Sub or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of Company or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto, and Form 11-K, if applicable) and a summary of material modifications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the “Employee Plans,” and are listed in Section 4.20(a) of the Company Disclosure Letter. No Employee Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA. Each Employee Plan that is intended to be qualified in form and operation under Section 401(a) of the Code has received a favorable opinion letter from the IRS and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code and Company knows of no fact that would materially adversely affect the qualified status of any such Employee Plan. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, except to the extent that such amendments that would retroactively cover any period prior to the Effective Time are not required to be adopted prior to the Effective Time.
     (b) Company and Company Sub have previously made available to Parent copies or descriptions of each plan or arrangement maintained or otherwise contributed to by Company, Company Sub or any of their ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages and any benefit, in each case, required solely under the law of any state) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation, or insurance, savings, profit sharing, benefit, severance, change of control, retention, retirement, retiree medical or life insurance, group health, disability, workers’ compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of Company or any of its ERISA Affiliates. Such plans and arrangements are hereinafter collectively referred to as “Benefit Arrangements”, and are listed in Section 4.20(b) of the Company Disclosure Letter. Except as set forth in Section 4.20(b) of the Company Disclosure Letter, there has been no material increase in the compensation of or benefits payable to any senior executive employee of Company or Company Sub since November 30, 2006, nor any employment, severance or similar contract entered into with any such employee, nor any material amendment to any such contract, since November 30, 2006.
     (c) With respect to all Employee Plans and Benefit Arrangements, Company and Company Sub and their ERISA Affiliates are in compliance (other than noncompliance the cost or liability for which, individually or in the aggregate, would not have a Material Adverse Effect) with the terms of such Employee Plans and Benefit Arrangements, the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. There is no pending or, to the Company’s or Company Sub’s knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement, other than routine claims for benefits. No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan that could subject the Company or any Person for whom the Company or Company Sub has an obligation to indemnity to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code (other than any such transaction the cost or liability of which would not have a Material Adverse Effect). No Employee Plan is subject to Title IV or Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code. No “reportable event” as defined in ERISA has occurred with respect to any of the Employee Plans. All contributions, premiums and other payments required to be made to each of the Employee Plans or Benefit Arrangement under the terms of the Employee Plan, Benefit Arrangement and ERISA, the Code or any other applicable laws have been timely made. Except as required by law or as set forth in Section 4.20(c) of the Company Disclosure Letter, no condition or term under any Employee Plan or Benefit Arrangement exists which would prevent Parent, the Surviving Corporation or any of their Subsidiaries from terminating or amending any such Employee Plan or Benefit Arrangement at any time for any reason without liability to Parent, the Surviving Corporation or any of their Subsidiaries (other than reasonable administrative notice periods, ordinary administration expenses, reasonable administrative expenses related to the termination process, or routine claims for benefits) that, in the aggregate for all such liability under all such Employee Plans or Benefit Arrangements, would not exceed $100,000.
     (d) Except as set forth in Section 4.20(d) of the Company Disclosure Letter, all Company Stock Options and Company Restricted Stock (if any) granted after July 31, 2002, have been granted in compliance with (i) the terms of the applicable Company Stock Option Plans, (ii) applicable laws and (iii) the applicable provisions of Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, and are accurately disclosed as required in (x) the Company SEC Documents and the Financial Statements and (y) the Tax Returns of Company.
     (e) Except as set forth in Section 4.20(e) of the Company Disclosure Letter or expressly provided in Article 12, neither the execution of this Agreement nor the consummation of the Merger or any other transaction contemplated by this Agreement (whether alone or in connection with any other event) will (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Company, Company Sub or CIPAR; (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor; (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation; or (iv) result in the failure of any amount to be deductible by reason of Section 280G of the Code.
     (f) Section 4.20(f) of the Company Disclosure Letter lists each Employee Plan maintained, contributed to or under which the Company, Company Sub or any ERISA Affiliate has had any Liability for the period after December 31, 2004 providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and regulations and notice promulgated thereunder, hereinafter “IRS Guidance”) for any service provider to the Company, Company Sub or any ERISA Affiliate (or any entity that together with the Company, Company Sub or any ERISA Affiliate would be a “service recipient” as defined in Code Section 409A and IRS Guidance) (the “Deferred Compensation Plans”). Each Deferred Compensation Plan (i) complies with requirements of Code Section 409A and IRS Guidance, or (ii) is exempt from compliance under the “grandfather” provisions of such IRS Guidance, and has not been materially modified since October 3, 2004, or (iii) may, without the consent of any service provider or other Person and without any Liability to the Company, Company Sub or any ERISA Affiliate (or any entity that together with the Company, Company Sub or any ERISA Affiliate would be a service recipient), other than for the payment of benefits due thereunder, the full amount of which has been reflected on the GlasCraft Balance Sheet, be amended or terminated to comply with or to be exempt from, the requirements of 409A of the Code and IRS Guidance. Each “nonqualified deferred compensation plan” has been operated in good faith compliance with any applicable IRS Guidance for the period after December 31, 2004.
     4.21 Corporate Records. The minute books of Company and Company Sub accurately reflect all material corporate actions taken by the respective stockholders, board of directors and committees of Company or Company Sub.
     4.22 Accounting Records. Company, Company Sub and CIPAR maintain accounting records which fairly and accurately reflect, in all material respects, its transactions, and maintains accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with its management’s general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     4.23 Vote Required. The affirmative vote of the holders of a majority in combined voting power of the outstanding shares of Company Stock to adopt the “agreement of merger” (within the meaning of Section 251 of the DGCL) contained in this Agreement (the “Company Requisite Vote”) is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger). The affirmative vote of Company’s stockholders is not required to approve, and will not be obtained in respect of, the Restructuring or Spin Off.
     4.24 Disclosure Documents and Applications. None of the information supplied or to be supplied by Company or Company Sub for inclusion or incorporation by reference in the Proxy Statement or in any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement at the date it is first mailed to the stockholders of Company and at the time of the Company Stockholders’ Meeting (and at the date of any amendment thereof or supplement thereto as thereby supplemented or amended), contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will, at the date it is first mailed to stockholders, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Company and Company Sub make no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective representatives which is contained or incorporated by reference in the Proxy Statement or in any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement.
     4.25 Intellectual Property.
     (a) As used herein, the term “Intellectual Property” means all intellectual property rights, applicable in whole or in part to the Business, arising under the laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names and applications to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) copyrights and registrations and applications therefor (collectively, “Copyrights”); and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”).
     (b) Section 4.25(b) of the Company Disclosure Letter sets forth an accurate and complete list of all registered Marks and applications for registration of Marks owned by the Company or Company Sub (collectively, “Company Registered Marks”), the Company Disclosure Letter also sets forth an accurate and complete list of all Patents owned by the Company or Company Sub (collectively, the “Company Patents” and, together with the Company Registered Marks, the “Company Registered IP”). Except as set forth in the Company Disclosure Letter, no Company Registered IP has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the knowledge of the Company or Company Sub, no such action is or has been threatened with respect to any of the Company Registered IP. Except as set forth in the Company Disclosure Letter, the Company Registered IP relating to the Company’s or Company Sub’s existing products and products currently under development is valid, subsisting and, to the knowledge of the Company and Company Sub, enforceable, and no notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP has been received by the Company or Company Sub. Except as set forth in the Company Disclosure Letter, and other than abandoned patent applications and/or closed patent application files, (i) neither the Company nor Company Sub have taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP, and (ii) all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP have been timely paid, except for any such actions and failures as would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) The Company and Company Sub own or possess adequate licenses or other valid rights to use, all of the Intellectual Property that is necessary for the conduct of the Company’s or Company Sub’s businesses as currently conducted and where the failure to own or possess such license or other valid rights to use such Intellectual Property would have a Material Adverse Effect. Except as set forth in the Company Disclosure Letter, none of the Intellectual Property owned by the Company or Company Sub is subject to any outstanding order, judgment, or stipulation restricting the use thereof by the Company or Company Sub.
     (d) The rights licensed under each agreement granting to the Company or Company Sub any material right or license under or with respect to any Intellectual Property owned by a third party shall be exercisable by the Surviving Corporation on and after the Closing to the same extent in all material respects as by the Company or Company Sub prior to the Closing. No loss or expiration of any such agreement is pending or reasonably foreseeable or, to the knowledge of the Company or Company Sub, threatened. Any and all license fees, royalties, or other amounts due with respect to any such licensed Intellectual Property licensed have been paid in full. Neither Company nor Company Sub have granted to any third party any exclusive rights under any Intellectual Property owned by the Company or Company Sub or otherwise granted any rights under such Intellectual Property outside the ordinary course of business.
     (e) The Company and Company Sub have taken reasonable steps to protect their respective rights in the Intellectual Property owned by the Company or Company Sub and maintain the confidentiality of all material Trade Secrets of the Company and Company Sub. The Intellectual Property owned by or validly licensed to the Company or Company Sub constitutes all the material Intellectual Property rights necessary for the conduct of the Company’s or Company Sub’s businesses as each is currently conducted.
     (f) To the knowledge of the Company and Company Sub, none of the products or services distributed, sold or offered by the Company or Company Sub, nor any technology, materials or Intellectual Property used, sold, distributed or otherwise commercially exploited by or for the Company or Company Sub, in any material respect, infringes upon, misappropriates or violates any Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction and, to the knowledge of the Company or Company Sub, neither the Company nor Company Sub have received any notice or claim asserting or suggesting in writing that any such infringement, misappropriation, violation, or dilution, unfair competition or trade practices has occurred. To the knowledge of the Company and Company Sub, except as set forth in the Company Disclosure Letter, (i) no third party is, in any material respect, misappropriating or infringing any material Intellectual Property owned by the Company or Company Sub; and (ii) no third party has made any unauthorized disclosure of any material Trade Secrets of the Company or Company Sub.
     4.26 State Takeover Laws. The Boards of Directors of Company and Company Sub have approved this Agreement and the transactions contemplated hereby, and have taken such other actions, and such actions are sufficient, to render inapplicable to the Voting and Support Agreements, this Agreement and the transactions contemplated thereby and hereby, including, without limitation, the Merger, all applicable state takeover statutes and any similar “fair price,” “takeover” or “interested stockholder” law, including Section 203 of the DGCL.

     4.27 Opinion of Western Reserve Partners, LLC. Company has received the written opinion of Western Reserve Partners, LLC, dated December 3, 2007, to the effect that, based upon and subject to the matters set forth in the opinion, the Per Share Merger Consideration is fair from a financial point of view to the holders of the Company Stock, a complete copy of which opinion has been made available to Parent solely for informational purposes.
     4.28 Affiliate Transactions. No executive officer or director of Company, Company Sub or any other Subsidiary of Company or any Person owning 5% or more of the Company Stock is a party to any material Contract with or binding upon the Company or Company Sub or any of their respective properties or assets or has any material interest in any material property owned by the Company or Company Sub or has engaged in any material transaction with any of the foregoing since November 30, 2006, in each case, that is of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
     4.29 Customers and Suppliers; Inventory.
     (a) Section 4.29 of the Company Disclosure Letter sets forth the names of the ten largest customers of the Business (as measured by revenue for the twelve-month period ended on November 30, 2007) and the ten largest suppliers of the Business (as measured by aggregate cost of items or services purchased for the twelve-month period ended on November 30, 2007). As of the date of this Agreement, except as set forth in Section 4.29 of the Company Disclosure Letter, Company and Company Sub (i) are not involved in any material dispute with any such customer or supplier; and (ii) have not been notified in writing by any such customer or supplier that it intends to terminate or adversely alter the terms of its business with Company or Company Sub, except as would not have a Material Adverse Effect.
     (b) Except for such reserves as are established on the Financial Statements, all inventory of Company and Company Sub consisting of raw materials or packaging is usable in the ordinary course of business consistent with past practice, and all such inventory consisting of finished goods of Company and Company Sub is, and all such inventory consisting of work-in-process of the Company or Company Sub completed prior to the Effective Time will, upon completion, be of merchantable quality, meeting all contractual requirements, and is, or in the case of work-in-process, will be, saleable in the ordinary course of business consistent with past practice, except for such failures of inventory to meet such standards or requirements as would not, individually or in the aggregate, have a Material Adverse Effect.
     4.30 No Additional Representations. Neither the Company nor Company Sub makes, and have not made, any representations or warranties relating to the Company or Company Sub or the business of the Company or Company Sub or otherwise in connection with the transactions contemplated hereby other than those expressly set forth in this Agreement that are made by the Company and Company Sub.
ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF PARENT
     Parent hereby represents and warrants to Company and Company Sub as follows:

     5.1 Incorporation, Standing and Power. Parent has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Minnesota. Merger Sub has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware.
     5.2 Authority. The execution and delivery by Parent of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent. The execution and delivery by Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Merger Sub. Parent, as the sole stockholder of Merger Sub, has adopted the “agreement of merger” (within the meaning of Section 251 of the DGCL) contained in this Agreement. This Agreement is a valid and binding obligation of Parent and Merger Sub, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the execution and delivery by Parent or Merger Sub of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Parent and Merger Sub with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its respective governing documents; (b) constitute a breach of or result in a default, or event that with notice or lapse of time or both would become a default (or give rise to any rights of termination, cancellation, amendment or acceleration, or any right to acquire any securities or assets, or any loss of benefit), under any of the terms, conditions or provisions of any Contract to which Parent is a party, or by which Parent or any of its properties or assets is bound (except as would not, and would not reasonably be expected to, have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement); or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets (except as would not, and would not reasonably be expected to, have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement). No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Parent is required in connection with the execution and delivery by Parent or Merger Sub of this Agreement, or the consummation by Parent and Merger Sub of the Merger or the transactions contemplated hereby, except (i) under the Exchange Act (including the filing of the Proxy Statement with the SEC) and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.
     5.3 Ownership of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.
     5.4 Accuracy of Information Furnished for Company Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or in any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement at the date it is first mailed to the stockholders of Company and at the time of the Company Stockholders’ Meeting or at the date of any amendment thereof or supplement thereto, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company or Company Sub or any of their respective representatives which is contained or incorporated by reference in the Proxy Statement or in any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement.
     5.5 Financing. Parent and Merger Sub have, and at the Effective Time of the Merger will have, sufficient funds available to finance and consummate the transactions contemplated by this Agreement.
     5.6 No Additional Representations. Each of Parent and Merger Sub does not make, and has not made, any representations or warranties in connection with the transactions contemplated hereby other than those expressly set forth in this Agreement that are made by Parent.
ARTICLE 6.
COVENANTS OF COMPANY AND COMPANY SUB PENDING EFFECTIVE TIME OF THE MERGER
     Company and Company Sub covenant and agree with Parent and Merger Sub as follows:
     6.1 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the earlier of the Effective Time of the Merger or the termination of the Agreement, except as expressly provided in this Agreement and subject to requirements of law and regulation, Company and Company Sub agree to conduct the Business in the ordinary course in substantially the manner heretofore conducted and, without limiting the generality of the foregoing, neither Company nor Company Sub shall (and to the extent an action by a Subsidiary of Company (other than Company Sub) would adversely affect Company or Company Sub or the transactions contemplated by this Agreement, Company and CIPAR shall cause such Subsidiary not to) without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:
     (a) issue, sell, encumber or grant
     (i) any Company Stock (except pursuant to the exercise of Company Stock Options outstanding as of the date hereof) or Sub Stock,
     (ii) any other securities (including long-term debt) of Company or Company Sub, or any rights, stock appreciation rights, options or securities to acquire any Company Stock or Sub Stock, or
     (iii) enter into any agreements to take any of the foregoing actions;

     (b) (i) declare, set aside or pay any dividend (except for the semi-annual cash dividend declared prior to the date of this Agreement and described in Section 4.17(e)) or make any other distribution upon any of the capital stock of Company or Company Sub, or
     (ii) split, combine or reclassify any shares of capital stock or other securities of Company or Company Sub;
     (c) purchase, redeem or otherwise acquire any capital stock or other securities of Company or Company Sub or any rights, options, or securities to acquire any capital stock or other securities of Company or Company Sub (other than the issuance of Company Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms and except as expressly provided in Section 2.3);
     (d) except in accordance with Section 2.10 as may be required to effect the transactions contemplated herein, amend its Certificate of Incorporation or Bylaws;
     (e) grant to any employee or employees of the Business any general or uniform increase in the rate of pay of employees or employee benefits other than in the ordinary course of business consistent with past practice;
     (f) except as required by law or by the terms of any Employee Plan or Benefit Arrangements in effect on the date hereof and disclosed in the Company Disclosure Letter, grant to any employee of the Business any increase in salary, incentive compensation or employee benefits or pay any bonus to any such Person or voluntarily accelerate the vesting of any employee benefits, other than (i) payments of bonuses consistent with past practice pursuant to plans in effect on the date hereof and disclosed in the Company Disclosure Letter, and (ii) increases in salary consistent with past practice to Persons eligible for such salary increases on the regularly scheduled review dates of their employment (provided that the percentage increase in salaries for all such Persons shall not exceed 3.5% on average from the salaries in effect on the date of this Agreement).
     (g) (i) make any capital expenditure or commitments with respect thereto in excess of $25,000 individually or $100,000 in the aggregate, except for capital expenditures described in the capital expenditure budget set forth in Section 6.1(g) of the Company Disclosure Letter or
     (ii) materially increase the level of shipments to distributors of the Business except in the ordinary course of business and consistent with the organic growth of the Business;
     (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in respect of Taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any Tax litigation or any appeal from an asserted deficiency, or amend any federal, foreign, state or local Tax Return, or make any Tax election;

     (i) (i) change or make any Tax elections or Tax or accounting policies and procedures or any method or period of accounting unless required by GAAP or a Governmental Entity or
     (ii) except as may be required as a result of a change in law or GAAP, change in any material respect any accounting, financial reporting, or inventory principle, practice, method or policy used by Company;
     (j) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or beneficial owner of 5% or more of the outstanding Company Stock, or any Affiliate or associate (as defined in Rule 12b-2 promulgated under the Exchange Act) of such Person;
     (k) close or relocate any principal offices at which the Business is operated or open any new principal offices;
     (l) adopt or enter into any new employment agreement with any executive-level employee of the Business or adopt or amend any new employee benefit plan or arrangement or amend, modify or terminate any employment agreement for an employee of the Business or employee benefit plan or arrangement except as required by law;
     (m) grant any Person a power of attorney or similar authority;
     (n) (i) make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices,
     (ii) acquire on behalf of Company Sub or at the Company level (whether by merger, consolidation, acquisition of securities or assets, or otherwise) any Person or other business organization or division thereof, or
     (iii) create any Subsidiary, other than a Subsidiary of CIPAR or its Subsidiaries, in connection with the Restructuring and Spin Off;
     (o) terminate, amend or modify, or waive or assign any material rights or claims under, any Scheduled Contract or enter into any agreement or Contract that would be required to be a Scheduled Contract under Section 4.15; provided, that Company may renew an existing Scheduled Contract in the ordinary course of business on terms permitting Company to terminate upon no more than 60 days’ notice without any liability, penalty or premium and otherwise on substantially equivalent terms;
     (p) sell, transfer, mortgage, encumber, lease or otherwise dispose of any assets or release or waive any claim, except (i) assets and claims having an aggregate value not exceeding $100,000 and (ii) sale of inventory in the ordinary course of business and consistent with past practices; provided, however, that this restriction shall not apply to the business of the Spun-Off

Entities, but only to the extent that, by virtue of engaging in any of the foregoing conduct, the actions of the Spun-Off Entities would not in any manner impact Company or Company Sub;
     (q) take any action which would or could reasonably be expected to
     (i) adversely affect the ability of Parent, Company or Company Sub to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby;
     (ii) adversely affect Company’s or Company Sub’s ability to perform its covenants and agreements under this Agreement; or
     (iii) result in any of the conditions to the performance of Parent’s, Company’s or Company Sub’s obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;
     (r) settle, on behalf of Company or Company Sub, any claim, action or proceeding involving any liability for monetary damages in excess of $25,000 or enter into any settlement agreement containing material obligations;
     (s) (i) incur or modify in any respect the terms of any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, except for short-term borrowings made in the ordinary course at prevailing market rates and terms consistent with prior practice, or
     (ii) enter into any hedging, swap or off-balance sheet transaction for its own account, or enter into any arrangement having the economic effect of any of the foregoing;
     (t) enter into any new line of business;
     (u) engage in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;
     (v) agree or make any commitment to take any actions prohibited by this Section 6.1.
     Except as expressly provided in this Section 6.1 (by reference to Subsidiaries of Company or to the Spun-Off Entities), none of the covenants and agreements contained in this Section 6.1 are applicable to the Spun-Off Entities.
     6.2 Affirmative Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, Company and Company Sub shall do the following (and to the extent a failure by a Subsidiary of Company (other than Company Sub) to do any of the following would adversely affect Company or Company Sub or the transactions contemplated by this Agreement, Company and CIPAR shall cause such Subsidiary to do the following):

     (a) use their commercially reasonable efforts consistent with this Agreement to maintain and preserve intact their present business organizations (other than by virtue of the Restructuring and the Spin Off) and to maintain and preserve their relationships and goodwill with customers, employees and others having business relationships with the Business;
     (b) use their commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Company and Company Sub and to timely pay all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP;
     (c) use their commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;
     (d) perform their material contractual obligations and not become in material default on any such obligations;
     (e) pay all accounts payable and trade payables consistent with past practice and, in any event, as the same are due and payable, and maintain inventory consistent with past practice;
     (f) duly observe and conform in all material respects to all lawful requirements applicable to its business;
     (g) maintain their assets and properties in good condition and repair, normal wear and tear excepted;
     (h) file all Tax Returns and all extensions, where applicable, that are required to be filed with any tax authority in accordance with all applicable laws, timely pay all Taxes due and payable as shown in the respective Tax Returns that are so filed and ensure that the Tax Returns will, as of the time of filing, be based on tax positions that have substantial support under all applicable laws; and
     (i) promptly notify Parent regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent’s report, any notice of proposed assessment, or any other similar notification of potential adjustments to the Tax liabilities or attributes of Company or Company Sub, or any actual or threatened collection enforcement activity by any Tax authority with respect to tax liabilities of Company or Company Sub.
     Except as expressly provided in this Section 6.2 (by reference to Subsidiaries of Company or to the Spun-Off Entities), none of the covenants and agreements contained in this Section 6.2 are applicable to the Spun-Off Entities.
     6.3 Acquisition Proposals.
     (a) Subject to Section 6.3(b), from the date of this Agreement until the Effective Time of the Merger or, if earlier, the termination of this Agreement in accordance with Article 13, the Company shall not, and shall cause its Subsidiaries and its officers, directors, employees,

Affiliates, investment bankers, lawyers and accountants (collectively, the “Representatives”) not to, directly or indirectly: (i) initiate, or solicit or knowingly facilitate or encourage (including by way of providing information) the making, submission or announcement of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate or knowingly encourage any such inquiries, proposals, discussions or negotiations or (ii) approve, endorse or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing.
     As used herein, the term: (A) “Acquisition Proposal” means any inquiry, offer or proposal made by a Person or group at any time relating to any direct or indirect acquisition of (i) more than 25% of the assets of Company Sub, (ii) beneficial ownership of more than 25% of the outstanding equity securities of Company or Company Sub, (iii) a tender offer or exchange offer that, if consummated, would result in any Person beneficially owning more than 25% of any class of outstanding equity securities of Company, or (iv) any merger, consolidation or other business combination, recapitalization or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Merger and the Restructuring and Spin Off under the terms of the Separation Agreement; and (B) “Acceptable Confidentiality Agreement” shall mean a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.
     (b) Notwithstanding anything to the contrary contained in Section 6.3(a), if at any time following the date of this Agreement and prior to obtaining the Company Requisite Vote (i) the Company has received a written Acquisition Proposal from a third party that the board of directors of the Company believes in good faith to be bona fide, (ii) such Acquisition Proposal did not occur as a result of a breach of this Section 6.3, (iii) the board of directors of the Company determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal and (iv) after consultation with its outside counsel, the board of directors of the Company determines in good faith that the failure to take such actions or any of the actions described in the following clauses (A) and (B) would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company may, (A) furnish information (including non-public information) with respect to the Company and Company Sub to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Company (w) complies with all of the terms and conditions of the Confidentiality Agreement, (x) gives Parent written notice of the existence of such Person and of the Company’s intention to furnish information to, or enter into discussions with, such Person at least one Business Day prior to furnishing any such information to, or entering into discussions with, such Person, (y) will not, and will not allow its Subsidiaries or Representatives to disclose any non-public information to such Person without first entering or having entered into an Acceptable Confidentiality Agreement and (z) contemporaneously with making available any such information to such Person, provide to Parent any information concerning the Company or Company Sub provided to such other Person which was not previously provided to or made available to Parent.
     As used herein, the term “Superior Proposal” means any bona fide Acquisition Proposal (with all percentages included in the definition of “Acquisition Proposal” increased to 60% for purposes of this definition) made in writing that (A) is on terms that the board of directors of the Company has determined in good faith (after consultation with the Company’s outside counsel and financial advisor) are more favorable to the Company’s stockholders from a financial point of view than this Agreement, the Restructuring and the Spin Off, taken as a whole, after giving effect to any modifications (if any) proposed to be made to this Agreement or any other offer by Parent after Parent’s receipt of notice under Section 6.3(d), and (B) which the board of directors of the Company has determined in good faith (after consultation with the Company’s outside counsel and financial advisor) is reasonably likely to be consummated (if accepted). The foregoing determinations shall be made after consultation with the Company’s financial advisor and outside counsel after taking into account all appropriate legal, financial (including the financing terms of such proposal), regulatory and other aspects of such proposal.
     (c) In the event that the Company or any of its Subsidiaries or Representatives receives any of the following, the Company shall promptly (but not more than one Business Day after such receipt) notify Parent thereof: (i) any Acquisition Proposal or written indication by any Person that would reasonably be expected to result in an Acquisition Proposal (and provide the material terms and conditions thereof); (ii) any request for non-public information relating to the Company or Company Sub other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal; or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. In addition, the Company shall keep Parent informed on a current basis (and in any event no later than one Business Day after the occurrence of any significant changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations, including furnishing summaries of the principal terms of any material written inquiries and correspondence (without identifying the party making the Acquisition Proposal). Without limiting the foregoing, the Company shall promptly (within one Business Day) notify Parent if it determines to provide non-public information or to engage in discussions or negotiations concerning an Acquisition Proposal. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing such information to Parent. The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries, to enforce the provisions of any such agreement; provided, however, that the Company may permit a proposal to be made under a standstill agreement if its board of directors determines in good faith, after consultation with outside counsel, that the Company’s failure to do so would be inconsistent with the fiduciary duties of the board of directors to the stockholders of the Company under applicable Law.

     (d) Notwithstanding anything in Section 6.3(a) to the contrary, if the Company receives an Acquisition Proposal which the board of directors of the Company concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent, including pursuant to clause (ii) below, the board of directors of the Company may at any time prior to obtaining the Company Requisite Vote, if it determines in good faith, after consultation with outside counsel, that the failure to take such action or any of the actions described in the following clauses (x), (y) and (z) would be inconsistent with the fiduciary duties of the board of directors to the stockholders of the Company under applicable Law, (x) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (a “Change of Company Recommendation”), (y) approve or recommend such Superior Proposal, and/or (z) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the board of directors of the Company may not withdraw, modify or amend the Company Recommendation in a manner adverse to Parent pursuant to the foregoing clause (x), approve or recommend such Superior Proposal pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (z) (it being agreed that any such purported termination shall be null and void and of no effect) unless (A) such Superior Proposal did not result from a breach by the Company of this Section 6.3, (B) with respect to clause (z) above, the Company pays the applicable Termination Fee pursuant to Section 13.2(b), and (C): (i) the Company shall have provided prior written notice to Parent, of its intention to take any action contemplated in this Section 6.3(d) with respect to a Superior Proposal at least four Business Days in advance of taking such action (the “Notice Period”), which notice shall set forth the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, including the then-current form of each definitive agreement with respect to such Superior Proposal (each, an “Alternative Acquisition Agreement”); and (ii) prior to effecting such Change of Company Recommendation, approving or recommending such Superior Proposal or terminating this Agreement to enter into a proposed definitive agreement with respect to such Superior Proposal, the Company shall provide Parent the opportunity to submit an amended written proposal or to make a new written proposal to the board of directors of the Company during the Notice Period and shall itself and shall cause its Representatives to, during the Notice Period, negotiate in good faith with Parent (to the extent Parent so requests in writing) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal. In the event of any subsequent material revisions to such Superior Proposal, the Company shall deliver a new written notice to Parent and comply with the requirements of this Section 6.3(d), and the Notice Period shall recommence.
     (e) Nothing contained in this Agreement (including, without limitation, this Section 6.3) shall prohibit the board of directors of the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act, or (ii) disclosing the fact that the board of directors of the Company has received an Acquisition Proposal and the terms of such proposal, if the board of directors of the Company determines, after consultation with its outside legal counsel, that the failure to take any such actions would be inconsistent with its fiduciary duties under applicable

Law or to comply with obligations under federal securities Laws or NASDAQ or the rules and regulations of any U.S. securities exchange upon which the capital stock of the Company is listed; provided, however, that any such disclosures (other than “stop, look and listen” letters or similar communications of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change of Company Recommendation (including for purposes of Section 13.1(h)) unless the board of directors of the Company expressly publicly reaffirms its Company Recommendation not more than five Business Days after a written request by Parent to do so (provided that, if such written notice is delivered to the Company less than five Business Days prior to the Company Stockholders’ Meeting, the board of directors of the Company shall so reaffirm its Company Recommendation at least one Business Day prior to the Company Stockholders’ Meeting).
     6.4 No Change in Company Recommendation or Alternative Acquisition Agreement. Other than in accordance with Section 6.3, the board of directors of the Company shall not:
     (a) withhold, withdraw, qualify, modify or amend (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger; or
     (b) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or cause or permit the Company to enter into any acquisition agreement, merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or resolve, propose or agree to do any of the foregoing.
     6.5 Access to Information. Company and Company Sub will afford, upon reasonable notice, to Parent and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable Parent and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of Company and Company Sub and the condition thereof and to update such examination at such intervals as Parent shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Company and Company Sub and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Company and Company Sub. Upon the request of Parent, and upon Parent’s execution and delivery of a customary waiver, Company and Company Sub will cause Ernst & Young LLP and BKD LLP to provide reasonable access to representatives of Parent and Deloitte & Touche LLP, working on behalf of Parent, to auditors’ and tax preparers’ work papers with respect to the business and properties of Company and Company Sub, including tax accrual work papers prepared for Company and Company Sub during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys’ work product, and (b) books, records and documents that Company and Company Sub are legally obligated to keep confidential. All documents and information concerning Company and Company Sub so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or any of the public portions of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), shall be subject to the Confidentiality Agreement.
     6.6 Filings. Company agrees that through the Effective Time of the Merger, Company’s reports, proxy statements, registrations, statements and other filings required to be filed with any applicable Governmental Entity will be filed timely and will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     6.7 Notices; Reports. Company and Company Sub will promptly notify Parent of any event of which Company or Company Sub obtains knowledge which has had or may have a Material Adverse Effect, or in the event that Company or Company Sub determines that it is unable to fulfill, or that any event has occurred which is reasonably likely to prevent the fulfillment of, any of the conditions to the performance of Parent’s obligations hereunder, as set forth in Articles 9 or 11 herein, and Company or Company Sub will furnish Parent (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of Company or committees thereof, any report by Company for submission to the Board of Directors of Company or committees thereof, provided, however, that Company need not furnish to Parent communications of Company’s or Company Sub’s legal counsel regarding Company’s or Company Sub’s rights and obligations under this Agreement or the transactions contemplated hereby, or other communication incident to Company’s or Company Sub’s actions pursuant to Section 6.3 hereof (except as required by Section 6.3 or Section 6.9), or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys’ work product, (ii) prior to sending or filing same, all proxy statements, information statements, financial statements, reports, letters and communications sent by Company to its stockholders or other security holders, and all reports filed by Company with the SEC or other Governmental Entities, and (iii) such other existing reports as Parent may reasonably request relating to Company or Company Sub. No notification delivered pursuant to this Section 6.7 shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
     6.8 Company Stockholders’ Meeting. As promptly as practicable after the execution of this Agreement, and subject to Section 6.9 hereof, Company will take action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to duly call, give notice of, and convene and hold a meeting of its stockholders to consider and vote upon the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby (the “Company Stockholders’ Meeting”). Except in the event of a Change of Company Recommendation specifically permitted by Section 6.3(d), (a) the Proxy Statement shall include the Company Recommendation and (b) the board of directors of the Company shall take all reasonable lawful action to solicit the Company Requisite Vote.

     6.9 Proxy Statement. Company will promptly prepare or cause to be prepared and file with the SEC the Proxy Statement in preliminary form, and further agrees to provide any information requested by Parent for the preparation of any applications necessary to consummate the transactions contemplated hereby. Company shall afford Parent a reasonable opportunity to review all such applications and all amendments and supplements thereto before the filing thereof. Parent and Company will cooperate and consult with each other in the preparation of the Proxy Statement, and Company shall provide Parent with copies of all correspondence between Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Company and Company Sub covenant and agree that, with respect to the information relating to Company, Company Sub and the Spun-Off Entities, as applicable, the Proxy Statement will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement to be mailed to Company’s stockholders as soon as practicable after the Proxy Statement is cleared by the SEC. Company will use its commercially reasonable efforts to assist Parent in obtaining all approvals or consents of Governmental Entities necessary to effect the Merger and the transactions contemplated herein.
     6.10 Restructuring and Spin Off.
     (a) Prior to the Closing: (i) Company will cause Cohesant Canada, which is an inactive, dormant subsidiary of Company, to be dissolved; and (ii) Company will effect a restructuring (the “Restructuring”) of its current subsidiaries such that immediately following such Restructuring the following subsidiaries of the Company as of the date hereof will be direct or indirect subsidiaries of the Company’s wholly owned subsidiary, CIPAR: CMI, CuraFlo Services, CuraFlo Spincast, CuraFlo Franchising and CuraFlo BC.
     (b) Immediately following the Restructuring and prior to the Closing, Company will effect a spin off of its direct, wholly owned subsidiary, CIPAR (and, due to the Restructuring, the indirect subsidiaries owned by CIPAR, in addition to any liabilities associated with American Chemical and Cohesant Canada), to Company’s stockholders pursuant to a special dividend of the CIPAR capital stock (the “Spin Off”) pursuant to the terms of the Separation Agreement. Following the Restructuring and the Spin Off, Company’s sole subsidiary will be Company Sub and Company’s stockholders will own all of the shares of capital stock of CIPAR. All rights in the name “Cohesant Technologies” will be transferred pursuant to the Separation Agreement such that the Surviving Corporation and Parent shall not use the name “Cohesant Technologies” or any derivation thereof in their names or in the names of any of their Affiliates after the Effective Time of the Merger.
     (c) There shall have been delivered to Parent prior to the Closing Date evidence reasonably satisfactory to Parent of the completion of the Restructuring and Spin Off in accordance with the Separation Agreement, including, but not limited to, evidence of the dividend of the CIPAR stock to the Company’s stockholders.

     (d) Prior to Closing, Company and its Subsidiaries will take such actions and make such filings as may be necessary to ensure that the Restructuring and the Spin Off transactions do not cause Company or Company Sub to recognize any income or gain for federal, state, local or foreign Tax purposes or otherwise incur any liability for Taxes as a result of the Restructuring or the Spin Off.
     6.11 Directors’ and Officers’ Insurance.
     (a) Following the Effective Time of the Merger, the Certificate of Incorporation and Bylaws of Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and Bylaws of Merger Sub (as in effect as of the date hereof), which provisions shall not be amended, modified or otherwise repealed for a period of six (6) years from the Effective Time of the Merger in any manner that would adversely affect the rights thereunder as of the Effective Time of the Merger of any individual who at the Effective Time of the Merger is covered by such provisions unless such modification is required after the Effective Time of the Merger by law and then only to the minimum extent required by such law.
     (b) Prior to the Effective Time of the Merger, Company shall obtain and fund an extension of (i) Company’s and Company Sub’s existing directors’ and officers’ insurance policies, and (ii) the Company’s and Company Sub’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time of the Merger from an insurance carrier with the same or better credit rating as the Company’s and Company Sub’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as the Company’s and Company Sub’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time of the Merger (including in connection with the Restructuring and Spin Off and this Agreement or the transactions or actions contemplated hereby).
     (c) The rights of each current officer and director of Company and Company Sub under this Section 6.11 shall be in addition to any rights such individual may have under the Amended and Restated Certificate of Incorporation and Bylaws (or other governing documents) of Company or any of its Subsidiaries, under the DGCL or any other applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each such current officer and director of Company and Company Sub. Company’s obligation under this Section 6.11 shall be subject to its indemnification rights as provided in the Separation Agreement.
     6.12 Assumed Transaction Expenses and Debt Pay-Off Letters. Prior to the Closing, Company shall obtain pay-off letters (in form and substance satisfactory to Parent) from payees in respect of at least 90.0% of the aggregate amount all Assumed Transaction Expenses and Debt (the “Assumed Transaction and Debt Pay-Off Letters”), which Assumed Transaction Expenses and Debt Pay-Off Letters shall be dated within five (5) days of the Closing Date and shall include pay-off amounts in respect of Assumed Transaction Expenses and Debt as of the Closing Date. CIPAR hereby agrees to, and hereby agrees to cause all of the Spun-Off Entities to, indemnify, defend and hold harmless Company, Company Sub and Parent from, against and in respect of all losses, claims, liabilities, damages, costs and expenses relating to or arising out of the actual amount of Assumed Transaction Expenses and Debt exceeding the amount of Assumed Transaction Expenses and Debt reflected on the Per Share Merger Consideration Certificate (and, in turn, taken into account for purposes of calculating the Per Share Merger Consideration). In accordance with the terms and conditions of the Separation Agreement, CIPAR is assuming, and shall be responsible for discharging, among other things, the Excess Assumed Transaction Expenses and Debt, if any. Immediately following the Effective Time of the Merger, CIPAR shall pay to Company, by wire transfer of immediately available funds, an amount equal to the Excess Assumed Transaction Expenses and Debt, if any.
     6.13 Audited Financial Statements. Prior to the Closing, Company shall cause its independent auditors, Ernst & Young LLC, to complete an audit of Company and to prepare audited consolidated financial statements of the Company as of and for the period ending November 30, 2007, together with an opinion thereon (collectively, the “2007 Audited Financial Statements”). Company shall deliver the 2007 Audited Financial Statements to Parent promptly upon Company’s receipt thereof.
ARTICLE 7.
COVENANTS OF PARENT AND MERGER SUB
     Parent and Merger Sub covenant and agree with Company and Company Sub as follows:
     7.1 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as expressly provided in this Agreement, Parent and Merger Sub shall not, without the prior written consent of Company and Company Sub, which consent shall not unreasonably be withheld or delayed:
     (a) take any action which would or is reasonably likely to (i) adversely affect the ability of Parent to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Parent’s ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Company’s, Company Sub’s or Parent’s obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied; or
     (b) agree or make any commitment to take any actions prohibited by this Section 7.1.
     7.2 Applications. Parent will, as promptly as practicable, prepare and file in final form or cause to be prepared and filed in final form (it being recognized that applicable Governmental Entities may require supplemental filings after such filing in final form) any applications under applicable law necessary to consummate the transactions contemplated hereby. Parent shall afford Company or Company Sub a reasonable opportunity to review all such applications (except for the confidential portions thereof) and all amendments and supplements thereto before the filing thereof.
     7.3 Notices; Reports. Parent will promptly notify Company and Company Sub in the event that Parent determines that it is unable to fulfill, or that any event has occurred which is reasonably likely to prevent the fulfillment of, any of the conditions to the performance of

Company’s or Company Sub’s obligations hereunder, as set forth in Articles 9 or 10 herein. No notification delivered pursuant to this Section 7.3 shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
ARTICLE 8.
ADDITIONAL COVENANTS
     The parties hereto hereby mutually covenant and agree with each other as follows:
     8.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.
     8.2 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by Parent, Company or Company Sub unless the other party shall have provided its prior consent (which shall not be unreasonably withheld, delayed or conditioned) to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary in order to fulfill such party’s disclosure obligations imposed by law, in which case the party required to make such disclosure shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such disclosure prior to the time of its issuance.
ARTICLE 9.
CONDITIONS PRECEDENT TO THE MERGER
     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:
     9.1 Stockholder Approval. The Company Requisite Vote shall have been obtained.
     9.2 No Judgments or Orders. No judgment, decree, injunction, investigation, order or proceeding shall be outstanding by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement.
ARTICLE 10.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY AND COMPANY SUB
     All of the obligations of Company and Company Sub to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Company:

     10.1 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by Parent or Merger Sub on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Parent contained in Article 5 hereof shall have been true and correct in all respects on and as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) on and as of the Closing Date, subject to such exceptions as would not (individually or in the aggregate) have or reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations hereunder or to consummate the transactions contemplated hereby, with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that, for purposes of determining the effect of such exceptions, all materiality qualifications contained in such representations and warranties shall be disregarded).
     10.2 Officers’ Certificate. There shall have been delivered to Company and Company Sub on the Closing Date a certificate executed by an officer of Parent and Merger Sub certifying, to the best of their knowledge, compliance with all of the provisions of Section 10.1.
ARTICLE 11.
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB
     All of the obligations of Parent and Merger Sub to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Parent:
     11.1 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by Company and Company Sub at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Company, Company Sub and CIPAR contained in Article 4 hereof (other than the representations and warranties contained in Sections 4.2 and 4.3) shall have been true and correct in all respects on and as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) on and as of the Closing Date, subject to such exceptions as would not (individually or in the aggregate) have a Material Adverse Effect, with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that, for purposes of determining the effect of such exceptions, all Material Adverse Effect and materiality qualifications contained in such representations and warranties shall be disregarded). Each of the representations and warranties of Company contained in Sections 4.2 and 4.3 shall have been true and correct in all but insignificant respects on and as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) on and as of the Closing Date.
     11.2 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement by Company and Company Sub and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors and stockholders of Company and Company Sub.

     11.3 Officers’ Certificate. There shall have been delivered to Parent on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Company certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1 and 11.2.
     11.4 Company Dissenting Shares. The number of shares of Company Stock which constitute Company Dissenting Shares shall not exceed 10% of the Company Stock issued and outstanding as of the Closing Date.
     11.5 Restrictive Covenant Agreements. Parent shall have received executed Restrictive Covenant Agreements from each of Morris H. Wheeler, Robert W. Pawlak, Morton A. Cohen and Clarion Capital Corporation.
     11.6 Intercompany Payments and Employee Loans. As of the Closing: (a) Company and Company Sub shall have made all payments due and owing to any of the Spun-Off Entities for any obligations whatsoever and all of the Spun-Off Entities shall have made all payments due and owing to either of Company or Company Sub for any obligations whatsoever; and (b) any employee of Company or any Subsidiary of Company having received a loan from Company or any Subsidiary of Company to pay the exercise price under any exercised Company Stock Options shall have paid cash to Company to fund the exercise price for such Company Stock Options and such exercise price shall have been deposited in the Option Shares Exercise Price Account.
     11.7 Restructuring and Spin Off. None of the parties to the Separation Agreement shall have amended, supplemented or otherwise altered the terms of the Separation Agreement; none of the parties to the Separation Agreement shall have waived compliance with any term or condition of the Separation Agreement; the parties to the Tax Matters Agreement and the Transition Services Agreement shall have entered into the Tax Matters Agreement and the Transition Services Agreement in the forms attached hereto as Exhibits D and E, respectively; the parties to the Tax Matters Agreement and the Transition Services Agreement shall not have amended, supplemented or otherwise altered the terms of the Tax Matters Agreement or the Transition Services Agreement; none of the parties to the Tax Matters Agreement or the Transition Services Agreement shall have waived compliance with any term or condition of the Tax Matters Agreement or the Transition Services Agreement; and the Restructuring and Spin Off shall have occurred in accordance with the terms and conditions of the Separation Agreement.
     11.8 2007 Audited Financial Statements. Ernst & Young LLP shall have completed the 2007 Audited Financial Statements and Company shall have delivered the 2007 Audited Financial Statements to Parent in accordance with Section 6.16.
     11.9 Assumed Transaction Expenses and Debt Pay-Off Letters Payments. Company shall have delivered to Parent Assumed Transaction Expenses and Debt Pay-Off Letters in respect of at least 90.0% of the aggregate amount of all Assumed Transaction Expenses and Debt.

     11.10 Merger Consideration Payments. The balance of (A) the Merger Consideration plus the Assumed Transaction Expenses and Debt, minus (B) the Option Shares Exercise Cash Amount, shall not exceed $35,000,000.
     11.11 Per Share Merger Consideration Certificate and Option Shares Merger Consideration Certificate Payments. Company and CIPAR shall have delivered to Parent the Per Share Merger Consideration Certificate and the Option Shares Merger Consideration Certificate, each of which shall be in form and substance reasonably satisfactory to Parent.
ARTICLE 12.
EMPLOYEE BENEFITS
     12.1 Executive Employment Agreements Payments. Parent will cause the Surviving Corporation to assume and perform all of the payment obligations only (and not any other obligations) of Company under the terms of the Executive Employment Agreements and to pay the employees under the Executive Employment Agreements within three (3) Business Days of the Effective Time of the Merger the change of control payments due under such Executive Employment Agreements to the extent not paid prior to the Effective Time of the Merger. Parent and the Surviving Corporation shall be entitled to deduct, withhold and transmit to the proper tax authorities from the consideration otherwise payable to any such employee such amounts as are required to be withheld under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld and transmitted, such withheld and transmitted amounts shall be treated for all purposes of this Agreement as having been paid to such employees in respect of which such deduction and withholding was made. In the event Section 409A(a)(1)(B) of the Code requires a deferral of any payment to an employee who is a “key employee” as that term is defined in Code 409A, such payment shall be accumulated and paid in a single lump sum on the earliest date permitted by Code 409A. Notwithstanding the Surviving Corporation’s assumption of the payment obligations under the Executive Employment Agreements, the non-competition provisions therein shall be void and of no effect and the employees under the Executive Employment Agreements shall be bound solely by the provisions in the Restrictive Covenant Agreements. As a condition to Surviving Company paying any amounts under the Executive Employment Agreements, the employees to be receiving such amounts must execute release agreements, in form and substance acceptable to Parent. All amounts payable by the Surviving Corporation to employees under the Executive Employment Agreements are included as Transaction and Retention Bonuses and, in turn, as Assumed Transaction Expenses and Debt.
     12.2 Benefit Plans.
     (a) Effective as of the Effective Time of the Merger, Company and Company Sub shall withdraw, terminate and cease to have any rights or obligations as participating employers, fiduciaries or any other capacity with respect to the Employee Plans listed in Section 4.20(a) of the Company Disclosure Letter. From and after the Effective Time of the Merger, neither Company nor Company Sub shall have any liability, direct or indirect, contingent or otherwise, with respect to the Employee Plans and Benefit Arrangements. Effective as of the Effective Time of the Merger, all active employees and all employees on an approved leave of absence with a right of rehire by contract or statute of Company and Company Sub, and their respective dependants, shall terminate participation in each such Employee Plan listed in Section 4.20(a) of the Company Disclosure Letter as to any benefits that may otherwise accrue after the Effective Time of the Merger, but shall remain as participants in such Employee Plans to the extent and until all such benefits that accrued prior to and as of the Effective Time of the Merger have been paid and provided in full.
     (b) From and after the Effective Time of the Merger, except as set forth in the next sentence, CIPAR, its subsidiaries and each Employee Plan and Benefit Arrangement shall retain and be solely responsible for: (i) any and all Liabilities arising under or in any way related to the Employee Plans and Benefit Arrangements, whether arising prior to, on, or after the Effective Time of the Merger; (ii) coverage and any benefits related thereto for each and any COBRA beneficiaries and any “M&A qualified beneficiaries” (as such term is defined under regulations issued pursuant to continuation coverage under Code Section 4980B and ERISA Section 601, et. seq.); (iii) medical, dental and vision plan claims incurred but not paid as of the Effective Time of the Merger; and (iv) any expense related to the full vesting of participant accounts as of the Effective Time of the Merger as set forth in subsection (c)(i) of this Section 12.2. From and after the Effective Time of the Merger, Company and Company Sub shall be solely responsible for: (i) any contributions due from the active employees of Company and Company Sub at the Effective Time of the Merger out of the payroll period in which the Effective Time of the Merger occurs; (ii) amounts accrued on Company’s and Company Sub’s financial statements for unpaid wages representing vacation, sick leave or other personal time off; and (iii) amounts withheld from payroll of active employees of Company and Company Sub at the Effective Time of the Merger representing credits under Company’s and Company Sub’s flexible benefit plan for amounts withheld from employee wages but not paid for benefits, less amounts paid for benefits under the flexible benefit plans in excess of amounts withheld from employee wages.
     (c) With respect to the qualified Cohesant Technologies Inc. (and Subsidiaries) Employee 401(k) Profit Sharing Plan in which Company and Company Sub participated immediately prior to the Effective Time of the Merger: (i) the account of each active employee and employee on an approved leave of absence with right of rehire by contract or statute (the “Acquired Employees”) shall be fully (100%) vested as of the Effective Time of the Merger; (ii) each Acquired Employee will be treated as incurring a severance from employment, and may elect distribution upon severance from employment in accordance with plan provisions; and (iii) each Acquired Employee may, subsequent to severance from employment, elect a direct rollover of any participant loan outstanding that has not defaulted, provided that the election must be timely made and the rollover must be timely completed prior to default, and provided further that the rollover is otherwise in accordance with the terms of the plan, the Code and ERISA.
     (d) Effective as of the Effective Time of the Merger, each Acquired Employee shall be eligible for and shall become a participant in each employee retirement and welfare benefit plan and benefit arrangement sponsored by Parent to its similarly situated active employees (the “Parent Benefit Plans and Arrangements”), subject to the respective terms and conditions of each such plan or arrangement. Parent shall cause each time off benefit and length of service award to provide each such Acquired Employee and their dependents with credit for service with Company and Company Sub prior to the Effective Time of the Merger. Nothing in this Section 12.2 shall require Parent to continue to offer any Parent Benefit Plan and Arrangement from or after the Effective Time of the Merger, to provide any benefit comparable to any benefit to which any Acquired Employee was entitled immediately prior to the Effective Time of the

Merger or otherwise restrict the right of Parent to modify or terminate any such plan or arrangement without the consent of any Acquired Employee or their dependant, except as otherwise required by applicable Law; provided, however, that Parent shall maintain or timely adopt a group health plan that allows for immediate participation by Acquired Employees, subject to the group health plan’s eligibility service requirements as of the Effective Time of the Merger (taking into account any creditable coverage under Company’s and Company Sub’s group health plans prior to the Effective Time of the Merger), and that Parent shall maintain or timely adopt a qualified plan that allows rollover of Acquired Employees’ loan balances from the Cohesant Technologies Inc. (and Subsidiaries) Employee 401(k) Profit Sharing Plan.
ARTICLE 13.
TERMINATION
     13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the stockholders of Company, upon the occurrence of any of the following:
     (a) By mutual agreement of Parent and Company, in writing;
     (b) By Parent or Company, upon written notice to the other, upon the failure of the Company Requisite Vote to be obtained at the duly convened Company Stockholders’ Meeting required by Section 6.8, or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 13.1(b) shall not be available to the Company where the failure to obtain the Company Requisite Vote shall have been caused by the action or failure of the Company and such action or failure to act constitutes a breach by the Company of this Agreement;
     (c) By Company, upon written notice to Parent, if there shall have been a breach by Parent or Merger Sub of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent or Merger Sub, which breach, either individually or in the aggregate, would result in the failure of the condition set forth in Section 10.1 and which breach has not been cured within 30 days following written notice thereof to Parent or, by its nature, cannot be cured within such time period; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 13.1(c) if Company or Company Sub is then in material breach of any of its covenants or agreements contained in this Agreement;
     (d) By Parent, upon written notice to Company, (i) if there shall have been a breach by Company, Company Sub or CIPAR of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Company, Company Sub or CIPAR, which breach, either individually or in the aggregate, would result in the failure of the condition set forth in Section 11.1 and which breach has not been cured within 30 days following written notice thereof to Company or Company Sub or, by its nature, cannot be cured within such time period, or (ii) Company or Company Sub shall have materially breached any of its obligations under Section 6.3, 6.8 or 6.9; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 13.1(d) if Parent is then in material breach of any of its covenants or agreements contained in this Agreement;

     (e) By Company or Parent, if any conditions set forth in Article 9 shall not have been met by the nine-month anniversary of this Agreement (the “Termination Date”) whether such date is before or after the date of approval by the stockholders of the Company referred to in Section 6.8; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(e) by a party if the relevant condition shall have failed due to the failure of such party (or, in the case of Parent, of Merger Sub, or, in the case of Company, of Company Sub), to comply in all material respects with its obligations under this Agreement;
     (f) By Company, if any of the conditions set forth in Article 10 shall not have been satisfied or waived by the Termination Date; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed due to the failure of Company or Company Sub to comply in all material respects with its obligations under this Agreement;
     (g) By Parent, if any of the conditions set forth in Article 11 (other than Section 11.10) shall not have been satisfied or waived by the Termination Date; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed due to the failure of Parent or Merger Sub to comply in all material respects with its obligations under this Agreement;
     (h) By Parent, if
     (i) a Change of Company Recommendation shall have occurred;
     (ii) the board of directors of the Company fails to reaffirm the Company Recommendation in accordance with Section 6.3(e);
     (iii) the board of directors of the Company or any committee thereof shall approve, adopt or recommend any Superior Proposal or Acquisition Proposal;
     (iv) the Company shall have executed any letter of intent, memorandum of understanding or similar agreement relating to any Superior Proposal or Acquisition Proposal;
     (v) the Company approves or recommends that the Company Stockholders tender their Shares in any tender or exchange offer or the Company fails to send the Company Stockholders, within ten Business Days after the commencement of such tender or exchange offer, a statement that the Company recommends rejection of such tender or exchange offer;
     (vi) the Company publicly announces its intention to take any of the actions in the foregoing clauses (i), (ii), (iii), (iv) or (v);
     (vii) with the prior consent of the board of directors of the Company, any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) acquires beneficial ownership of more than 25% of the outstanding Company Stock;

     (viii) the Company breaches its obligation to hold the Company Stockholders’ Meeting set forth in Section 6.8 other than solely as a result of actions taken or omitted by the SEC; or
     (ix) the condition set forth in Section 11.10 shall not have been satisfied or waived prior to the Termination Date; or
     (i) By Company, at any time prior to receipt of the Company Requisite Vote, in accordance with, and subject to the terms of, Section 6.3(d).
The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (h) or (i) of this Section 13.1 shall give written notice of such termination to each other party in accordance with Section 15.2, specifying the provision or provisions hereof pursuant to which such termination is effected.
     13.2 Effect of Termination.
     (a) In the event of termination of this Agreement by either Company or Parent as provided in Section 13.1, this Agreement shall forthwith become void and neither Company nor Company Sub nor Parent nor Merger Sub shall have any further obligation or liability to the other party except under the terms of the Confidentiality Agreement, Section 8.1, Section 13.1 and this Section 13.2, each of which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.
     (b) If:
     (i) Parent terminates this Agreement pursuant to Section 13.1(h); or
     (ii) the Company terminates this Agreement pursuant to Section 13.1(i); or
     (iii) (A) either Parent or Company terminates this Agreement pursuant to Section 13.1(b), and
          (B) at any time after the date of this Agreement and prior to the Company Stockholders’ Meeting, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to the Board of Directors of Company or became publicly known, or any Person (other than Parent and its Affiliates) publicly announced an intention (whether or not conditional) to make an offer or proposal for an Acquisition Proposal, and
          (C) Company enters into an agreement for, or consummates any Acquisition Proposal with, any Person within 12 months after such termination of this Agreement; or
     (iv) (A) Parent terminates this Agreement pursuant to Section 13.1(d), and

          (B) at any time after the date of this Agreement and prior to such breach, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to the Board of Directors of Company or became publicly known, or any Person (other than Parent and its Affiliates) publicly announced an intention (whether or not conditional) to make an offer or proposal for an Acquisition Proposal, and
          (C) Company enters into an agreement for, or consummates any Acquisition Proposal with, any Person within 12 months after such termination of this Agreement; or
     (v) (A) Parent terminates this Agreement pursuant to Section 13.1(e) or (g) or Company terminates this Agreement pursuant to Section 13.1(f), and the Company Stockholders’ Meeting shall not have been held prior to such termination;
          (B) at any time after the date of this Agreement and prior to such termination, an offer or proposal for an Acquisition Proposal was made directly to the stockholders or to the Board of Directors of Company or became publicly known, or any Person (other than Parent and its Affiliates) publicly announced an intention (whether or not conditional) to make an offer or proposal for an Acquisition Proposal; and
          (C) Company enters into an agreement for or consummates any Acquisition Proposal within 12 months after such termination of this Agreement;
then Company shall pay to Parent, by wire transfer of immediately available funds the Termination Fee (as defined below), (x) in the case Section 13.2(b)(i), no later than two (2) Business Days following such termination, (y) in the case of Section 13.2(b)(ii), simultaneously with such termination, and (z) in the case of Section 13.2(b)(iii), (iv) or (v), no later than the time of Company’s entering into an agreement for any Acquisition Proposal with any Person or, if there is no such agreement, upon the consummation of such Acquisition Proposal. For avoidance of doubt, in no event shall the Company or Company Sub be obligated to pay the Termination Fee on more than one occasion.
For purposes of this Agreement, the term “Termination Fee” means, in the event that this Agreement shall have been terminated pursuant to Section 13.1(b), Section 13.1(d), Section 13.1(h) or Section 13.1(i), an amount in cash equal to $1,330,000.
     (c) If Company fails to pay all amounts due to Parent on the dates specified in this Section 13.2, then Company shall pay Parent interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in The Wall Street Journal, plus 2%, from the date such amounts were required to be paid until the date actually received by Parent.
     (d) Company acknowledges that the agreements contained in this Section 13.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement. Company acknowledges that its obligation to pay to Parent any amounts due pursuant to this Section 13.2 is not subject to the Company Requisite Vote or any other stockholder vote or approval being obtained.

ARTICLE 14.
[INTENTIONALLY OMITTED]
ARTICLE 15.
MISCELLANEOUS
     15.1 Expenses. Except as otherwise provided for herein,
     (a) Parent will pay all Expenses (as defined below) incurred by Parent or Merger Sub in connection with or related to the authorization, preparation and execution of this Agreement and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by Parent, Merger Sub or their Affiliates.
     (b) CIPAR will pay all Expenses (as defined below) incurred by Company and Company Sub in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by Company, Company Sub or their Affiliates.
“Expenses” as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.
     15.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by a recognized overnight courier service or by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To Parent, Merger Sub or to Company and Company Sub after the Effective Time of the Merger:	Graco Inc. 88 11th Avenue Northeast Minneapolis, MN 55413 Attention: General Counsel Facsimile Number:

With a copy to:	Lindquist & Vennum P.L.L.P. 80 South 8th Street Suite 4200 Minneapolis, MN 55402

Attention:	Robert Thompson Joseph Humke

Facsimile Number: (612) 371-3207

To Company or Company Sub prior to the Effective Time of the Merger, or to CIPAR:	Cohesant Technologies Inc. 5845 West 82nd Street Suite 102 Indianapolis, Indiana 46278 Attention: Facsimile Number:

With a copy to:	Porter Wright Morris & Arthur LLP 925 Euclid Avenue Suite 1700

Cleveland, OH 44115-1483 Attention: Michael A. Ellis Facsimile Number: (216) 443-9011
Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, delivery charges prepaid; or (iii) on the fourth Business Day after it was sent by registered or certified mail, postage prepaid. Any of the Persons shown above may change its address for purposes of this section by giving notice in accordance herewith.
     15.3 Assignment. All terms and conditions of this Agreement shall be binding upon and shall inure, to the extent permitted by law, to the benefit of the parties hereto and their respective permitted transferees and successors and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto, without the prior written approval of the other parties hereto, may not be transferred, assigned or delegated by any party hereto (by operation of law or otherwise) and any such attempted transfer, assignment or delegation shall be null and void.
     15.4 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     15.5 Effect of Representations and Warranties. The representations and warranties contained in this Agreement shall terminate immediately after the Effective Time of the Merger. Notwithstanding the foregoing, the parties recognize that certain representations, warranties and indemnification obligations contained in the Separation Agreement are to survive the Effective Time of the Merger.
     15.6 Third Parties. Except as specified in Section 6.11 and Article 12 hereof, each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term “parties” shall refer only to Parent, Merger Sub, Company or Company Sub, as the context may require. Without limiting the foregoing, nothing in Article 12 hereof shall be deemed to confer any enforceable rights on any current, former or future employee of Company, Company Sub, Parent, the Surviving Corporation or any of their respective Affiliates, and nothing in this Agreement shall constitute or be construed as an amendment or modification of any Employee Plan or Benefit Arrangement or any employee benefit plan or arrangement of Parent, the Surviving Corporation or any of their Affiliates or limit in any way the right of Company, Company Sub, Parent, the Surviving Corporation or any of their Affiliates to amend, modify or terminate any of its employee benefit plans or arrangements. For the avoidance of doubt, this Section 15.6 does not limit the rights of any Person under the terms of any Employee Plan or Benefit Arrangement.
     15.7 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.
     15.8 Knowledge. Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made “to the knowledge” or “to the knowledge” of any party or another Person, such party or other Person shall make such statement based upon the actual knowledge of the senior executive officers of such Person. The senior executive officers of the Company and Company Sub are identified in Section 15.8 of the Company Disclosure Letter.
     15.9 Governing Law; Jurisdiction.
     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
     (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, and (iv) consents to service being made through the notice procedures set forth in Section 15.2. Each of the Company, Company

Sub, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 15.2 shall be effective service of process for any claim, action, suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
     15.10 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.
     15.11 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner and with substantially the same effect as originally set forth at the date this Agreement was executed.
     15.12 Waiver and Modification; Amendment. At any time prior to the Effective Time of the Merger, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies. Except as otherwise required by law, this Agreement, when executed and delivered, may be modified or amended prior to the Effective Time of the Merger by action of the Boards of Directors of Parent, Merger Sub, Company and Company Sub without action by their respective stockholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Merger as of the day and year first above written.

PARENT:	COMPANY:

GRACO INC.	COHESANT TECHNOLOGIES INC.

/s/ Patrick J. McHale	/s/ Morris H. Wheeler

Name: Patrick J. McHale	Name: Morris H. Wheeler
Title: President and Chief Executive Officer	Title: Chief Executive Officer

MERGER SUB:	COMPANY SUB:

GRACO INDIANA INC.	GLASCRAFT INC.

/s/ Karen Park Gallivan	/s/ Morris H. Wheeler

Name: Karen Park Gallivan	Name: Morris H. Wheeler
Title: Vice President and Secretary	Title: Chairman

CIPAR INC.

/s/ Morris H. Wheeler

Name: Morris H. Wheeler
Title: Chairman

EXHIBIT A
Form of Voting and Support Agreement

EXHIBIT B
Form of Restrictive Covenant Agreement

EXHIBIT C
Form of Separation Agreement

EXHIBIT D
Form of Tax Matters Agreement

EXHIBIT D
Form of Transition Services Agreement

EXHIBIT F
Examples of Per Share Merger Consideration Calculation
     The following are hypothetical example calculations of the Per Share Merger Consideration, based upon the assumptions set forth below (none of which purport to reflect the actual state of affairs as of the date of the Agreement and Plan of Merger to which this Exhibit F is attached or the projected state of affairs as of the Effective Time of the Merger). These hypothetical example calculations are for illustrative purposes only, and they are not intended to, and do not purport to, reflect any actual or projected calculation of the Per Share Merger Consideration.
Example 1:
     Assume(for illustrative purposes only) that, as of the date of this Agreement, there are 3,357,809 shares of Company Stock outstanding and Company Stock Options outstanding to purchase 337,700 shares of Company Stock at an exercise price of $8.00 per share of Company Stock. Further assume that the Assumed Transaction Expenses and Debt is equal to $3,000,000 and that, prior to the Effective Time of the Merger, all of the outstanding Company Stock Options are exercised to purchase shares of Company Stock.
     The Per Share Merger Consideration would be equal to $9.39 because, based on the Per Share Merger Consideration, the following would hold true:
•	Assumed Transaction Expenses and Debt = $3,000,000

•	Option Shares Merger Consideration = $0.00

•	Company Stock Merger Consideration = $34,700,830

•	Merger Consideration = $34,700,830

•	Option Shares Exercise Cash Amount = $2,701,600

•	Merger Consideration + Assumed Transaction Expenses and Debt – Option Shares Exercise Cash Amount = $34,999,230 (note that this amount is less than $35,000,000 because of rounding the Per Share Merger Consideration down to the nearest whole $0.01)

•	Excess Proceeds = $770.49
Example 2:
     Assume (for illustrative purposes only) that, as of the date of this Agreement, there are 3,357,809 shares of Company Stock outstanding and Company Stock Options outstanding to purchase 337,700 shares of Company Stock at an exercise price of $8.00 per share of Company

Stock. Further assume that the Assumed Transaction Expenses and Debt is equal to $3,000,000 and that, prior to the Effective Time of the Merger, none of the outstanding Company Stock Options are exercised to purchase shares of Company Stock.
     The Per Share Merger Consideration would be equal to $9.39 because, based on the Per Share Merger Consideration, the following would hold true:
•	Assumed Transaction Expenses and Debt = $3,000,000

•	Option Shares Merger Consideration = $469,403

•	Company Stock Merger Consideration = $31,529,826

•	Merger Consideration = $31,999,229

•	Option Shares Exercise Cash Amount = $0.00

•	Merger Consideration + Assumed Transaction Expenses and Debt – Option Shares Exercise Cash Amount = $34,999,229 (note that this amount is less than $35,000,000 because of rounding the Per Share Merger Consideration down to the nearest whole $0.01)

•	Excess Proceeds = $770.49
Example 3:
     Assume (for illustrative purposes only) that, as of the date of this Agreement, there are 3,357,809 shares of Company Stock outstanding and Company Stock Options outstanding to purchase 337,700 shares of Company Stock at an exercise price of $8.00 per share of Company Stock. Further assume that the Assumed Transaction Expenses and Debt is equal to $4,500,000 and that, prior to the Effective Time of the Merger, all of the outstanding Company Stock Options are exercised to purchase shares of Company Stock.
     The Per Share Merger Consideration would be equal to $9.05 because the following would hold true based on the Per Share Merger Consideration being equal to $8.98, and in accordance with the definition of Per Share Merger Consideration, the “floor” on the Per Share Merger Consideration is $9.05:
•	Assumed Transaction Expenses and Debt = $4,500,000

•	Option Shares Merger Consideration = $0.00

•	Company Stock Merger Consideration = $33,185,670

•	Merger Consideration = $33,185,670

•	Option Shares Exercise Cash Amount = $2,701,600

•	Merger Consideration + Assumed Transaction Expenses and Debt – Option Shares Exercise Cash Amount = $34,984,070 (note that this amount is less than $35,000,000 because of rounding the Per Share Merger Consideration down to the nearest whole $0.01)
     However, using $9.05 as the Per Share Merger Consideration, the following would hold true:
•	Assumed Transaction Expenses and Debt = $4,500,000

•	Option Shares Merger Consideration = $0.00

•	Company Stock Merger Consideration = $33,444,356

•	Merger Consideration = $33,444,356

•	Option Shares Exercise Cash Amount = $2,701,600

•	Merger Consideration + Assumed Transaction Expenses and Debt – Option Shares Exercise Cash Amount = $35,242,756

•	Excess Proceeds = $0.00
     As such, the Excess Assumed Transaction Expenses and Debt would be equal to $242,756 (i.e., the amount by which the balance of (A) the Merger Consideration plus the Assumed Transaction Expenses and Debt, minus (B) the Option Shares Exercise Cash Amount, exceeds $35,000,000). Pursuant to Section 6.12 of this Agreement and in accordance with the terms and conditions of the Separation Agreement, CIPAR would assume and be responsible for discharging the Excess Assumed Transaction Expenses and Debt and, immediately following the Effective Time of the Merger, CIPAR would pay to the Company, by wire transfer of immediately available funds, an amount equal to the Excess Assumed Transaction Expenses and Debt.
Example 4:
     Assume (for illustrative purposes only) that, as of the date of this Agreement, there are 3,357,809 shares of Company Stock outstanding and Company Stock Options outstanding to purchase 337,700 shares of Company Stock at an exercise price of $8.00 per share of Company Stock. Further assume that the Assumed Transaction Expenses and Debt is equal to $2,000,000 and that, prior to the Effective Time of the Merger, all of the outstanding Company Stock Options are exercised to purchase shares of Company Stock.
     The Per Share Merger Consideration would be equal to $9.66 because the following would hold true based on the Per Share Merger Consideration being equal to $9.55, and in accordance with the definition of Per Share Merger Consideration, the “maximum” on the Per Share Merger Consideration is $9.55:
•	Assumed Transaction Expenses and Debt = $2,000,000

•	Option Shares Merger Consideration = $0.00

•	Company Stock Merger Consideration = $35,698,616

•	Merger Consideration = $35,698,616

•	Option Shares Exercise Cash Amount = $2,701,600

•	Merger Consideration + Assumed Transaction Expenses and Debt – Option Shares Exercise Cash Amount = $34,997,016 (note that this amount is less than $35,000,000 because of rounding the Per Share Merger Consideration down to the nearest whole $0.01)
     However, using $9.55 as the Per Share Merger Consideration, the following would hold true:
•	Assumed Transaction Expenses and Debt = $2,000,000

•	Option Shares Merger Consideration = $0.00

•	Company Stock Merger Consideration = $35,292,110

•	Merger Consideration = $35,292,110

•	Option Shares Exercise Cash Amount = $2,701,600

•	Merger Consideration + Assumed Transaction Expenses and Debt – Option Shares Exercise Cash Amount = $34,590,510

•	Excess Proceeds = $409,490

Appendix B
PARTNERS LLC
200 Public Square . Suite 3750 . Cleveland, Ohio 44114
Phone: (216) 589-0900 . Fax: (216) 589-9558 . www.wesrespartners.com
December 3, 2007
PERSONAL AND CONFIDENTIAL
The Board of Directors
Cohesant Technologies Inc.
5845 West 82nd St., Suite 102
Indianapolis, IN 46728
Members of the Board:
          You have requested our opinion as to the fairness, from a financial point of view, of the Consideration (as defined below) to be received by the holders of the issued and outstanding shares of Common Stock, $.001 par value (the “Common Stock”), of Cohesant Technologies Inc. (the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated December 3, 2007 by and among Graco Inc. (“Graco”), Graco Indiana Inc., a wholly-owned subsidiary of Graco (“Merger Sub”), the Company, CIPAR Inc., a wholly-owned subsidiary of the Company (“CIPAR”) and GlasCraft Inc., a wholly-owned subsidiary of the Company (“GlasCraft”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
          You have advised us that, under the terms of the Merger Agreement, at the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into the Company, each issued and outstanding share of Common Stock (other than shares held by Graco or Merger Sub or a stockholder who is entitled to and who properly demands and perfects statutory appraisal rights in compliance with all of the required procedures of Delaware law), will be converted into the right to receive a minimum of $9.05 in cash, without interest (the “Consideration”), and the Company will become a wholly-owned subsidiary of Graco.
          You have advised us that the parties contemplate that, immediately prior to the Effective Time, the Company will spin-off CIPAR to its stockholders by means of a special dividend of one share of CIPAR common stock, $.001 par value, for each share of the Company’s Common Stock (the “Spin-Out”).
          In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning the Company and GlasCraft, including the Annual Reports on Form 10-K of the Company for each of the years in the five year period ended November 30, 2006 and the Quarterly Reports on Form 10-Q of the Company for the first three quarters of the current fiscal year; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of GlasCraft furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information with respect to certain other companies that we believe to be comparable to GlasCraft and the trading markets for certain of such other companies’ securities; and (v) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also visited GlasCraft facilities in

Board of Directors
December 3, 2007

Indianapolis, Indiana and met with certain officers and employees of the Company and GlasCraft to discuss the business and prospects of GlasCraft as well as other matters we believe relevant to our inquiry.
          In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company and GlasCraft as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefore) provided to us and, with your consent, we have assumed that such projections, reflect the best currently available estimates and judgments of such respective managements of the Company and GlasCraft. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. We have also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.
          It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be paid by the Company pursuant to the Merger Agreement and does not address the Company’s underlying business decision to effect the Merger or any other terms of the Merger Agreement or the transactions contemplated thereby, including the proposed Spin-Out. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.
          It is understood that this opinion was prepared solely for the confidential use of the Board of Directors (“the Board”) and senior management of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Notwithstanding the foregoing, we recognize that this opinion, and a summary thereof which we will prepare, will be included in the Proxy Statement of the Company to be sent to the stockholders of the Company soliciting their approval of the Merger. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders’ meeting held in connection with the Merger.
          We were engaged by the Board to render this opinion in connection with the Board’s discharge of its fiduciary obligations. We have advised the Board that we do not believe that any person (including a stockholder of the Company) other than the directors has the legal right to rely on this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of Western Reserve Partners LLC under the federal securities laws or on the rights and responsibilities of the Company’s Board of Directors under applicable law.

Board of Directors
December 3, 2007

          We will receive a fee for our services in rendering this opinion. In addition, we have been engaged by the Company to provide an opinion concerning the relative fair market values of the Company and CIPAR solely for the purpose of assisting the Company’s shareholders with their federal income taxes, and we will receive a fee for our services in rendering that opinion. The Company has also agreed to indemnify us against certain liabilities, including liabilities under the federal securities laws.
          This opinion has been approved by the valuation and fairness opinion committee of Western Reserve Partners LLC.
          Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be received pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

Western Reserve Partners LLC

Appendix C
PARTNERS LLC
200 Public Square . Suite 3750 . Cleveland, Ohio 44114
Phone: (216) 589-0900 . Fax: (216) 589-9558 . www.wesrespartners.com
December 3, 2007
PERSONAL AND CONFIDENTIAL
Board of Directors
Cohesant Technologies Inc.
5845 West 82nd St., Suite 102
Indianapolis, IN 46728
Members of the Board:
          You have requested our opinion with respect to the fair market value of various subsidiaries of Cohesant Technologies Inc. (“the Company”) in connection with the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated December 3, 2007 by and among Graco Inc. (“Graco”), Graco Indiana Inc., a wholly-owned subsidiary of Graco (“Merger Sub”), the Company, CIPAR Inc., a wholly-owned subsidiary of the Company (“CIPAR”) and GlasCraft Inc., a wholly-owned subsidiary of the Company (“GlasCraft”).
          You have advised us that, under the terms of the Merger Agreement, at the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into the Company, each issued and outstanding share of Common Stock (other than shares held by Graco or Merger Sub or a stockholder who is entitled to and who properly demands and perfects statutory appraisal rights in compliance with all of the required procedures of Delaware law), will be converted into the right to receive a minimum of $9.05 in cash, without interest, (“the Consideration”), and the Company will become a wholly-owned subsidiary of Graco. You have also advised us that the parties contemplate that, immediately prior to the Effective Time, the Company will spin-off CIPAR to its stockholders by means of a special dividend of one share of CIPAR common stock, $.001 par value, for each share of the Company’s Common Stock (the “Spin-Out”).
          We understand that the operations to be transferred under the terms of the Merger Agreement consist solely of the business conducted through the Company’s GlasCraft subsidiary (the “GlasCraft Business”), and that the Company conducts no business other than the GlasCraft Business and the business conducted through the entities that are the subject of the Spin-Out (the “Spin-Out Business”). The entities comprising the Spin-Out Business consist of CIPAR and its wholly-owned direct and indirect subsidiaries CuraFlo Services, Inc., CuraFlo Spincast Services, Inc., CuraFlo of British Columbia Ltd., and CuraFlo Franchising, Inc. and Cohesant Materials, Inc.

Board of Directors
December 3, 2007

          You have advised us that our opinion concerning the fair market value of Spin-Out Business has been requested for federal income tax purposes. For purposes of this valuation, the term “fair market value” means the price at which the property in question would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts.
          In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement, including the exhibits and schedules thereto); (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the years in the five year period ended November 30, 2006 and the Quarterly Reports on Form 10-Q of the Company for the first three quarters of the current fiscal year; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Spin-Out Business furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information with respect to certain other companies that we believe to be comparable to the Spin-Out Business and the trading markets for certain of such other companies’ securities; and (v) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also visited the Spin-Out Business’s facilities in Tulsa, Oklahoma and Beachwood, Ohio and met with certain officers and employees of the Company and the Spin-Out Business to discuss the business and prospects of the Spin-Out Business as well as other matters we believe relevant to our inquiry.
          In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company and CIPAR contained in the Merger Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company and the Spin-Out Business as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefore) provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of such respective managements of the Company and the Spin-Out Business. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. We have also assumed that the conditions to the Merger as set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.
          It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is limited to relative fair market values of the Spin-Out Business for purposes of the Company’s shareholders’ federal income taxes and does not address the Company’s underlying business decision to effect the Merger or any other terms of the Merger Agreement or the transactions contemplated thereby, including the Spin-Out. We are also expressing no opinion herein as to the price at which the common stock of the Spin-Out Business will trade at any future time. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.

Board of Directors
December 3, 2007

          It is understood that this opinion was prepared solely for the confidential use of the Board of Directors (“the Board”) and senior management of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Notwithstanding the foregoing, we recognize that this opinion, and a summary thereof which we will prepare, will be included in the Proxy Statement of the Company to be sent to the stockholders of the Company soliciting their approval of the Merger. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders’ meeting held in connection with the Merger.
          We were engaged by the Board to render this opinion in connection with the Board’s discharge of its fiduciary obligations. We have advised the Board that we do not believe that any person (including a stockholder of the Company) other than the directors has the legal right to rely on this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of Western Reserve Partners LLC under the federal securities laws or on the rights and responsibilities of the Company’s Board of Directors under applicable law.
          We will receive a fee for our services in rendering this opinion. In addition, we have been engaged by the Company to provide an opinion concerning fairness, from a financial point of view, to the shareholders of the Company, of the Consideration to be received pursuant to the Merger Agreement, and we will receive a fee for our services in rendering that opinion. The Company has also agreed to indemnify us against certain liabilities, including liabilities under the federal securities laws.
          This opinion has been approved by the valuation and fairness opinion committee of Western Reserve Partners LLC.
          Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the fair market value of the Spin-Out Business was $6,632,000.

Very truly yours,

Western Reserve Partners LLC

Appendix D
FORM OF VOTING AND SUPPORT AGREEMENT
     This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 3, 2007, by and between GRACO INC., a corporation incorporated under the laws of the State of Minnesota (“Parent”), and the undersigned stockholder (the “Stockholder”) of COHESANT TECHNOLOGIES INC., a corporation incorporated under the laws of the State of Delaware (the “Company”).
WITNESSETH:
     WHEREAS, the Stockholder is, as of the date hereof, the record and/or beneficial owner of the number of shares of the common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”; and, together with the Company Common Stock, the “Company Stock”), set forth on Schedule 1 hereto (the “Existing Shares,” and together with any shares of Company Stock acquired by the Stockholder after the date of this Agreement, whether upon the exercise of options to purchase shares of Company Stock or otherwise, the “Shares”).
     WHEREAS, concurrently herewith, Parent, Graco Indiana Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, CIPAR, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and GlasCraft, Inc., an Indiana corporation and wholly owned subsidiary of the Company (“Company Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, (i) for Merger Sub to merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) and (ii) for each share of Company Stock to be converted into a right to receive a cash payment, all upon the terms and subject to the conditions set forth in the Merger Agreement.
     WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholder has agreed to enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
AGREEMENT
     Section 1. Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement.
     Section 2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:
          (a) The Existing Shares are, and any additional shares of Company Stock acquired by the Stockholder after the date hereof and prior to the Effective Time of the Merger will be, owned of record and/or beneficially by the Stockholder, free and clear of all Encumbrances other than Encumbrances created by this Agreement. As of the date hereof, the Existing Shares as set forth on Schedule 1 constitute all of the shares of Company Stock held of record, beneficially owned by, or for which voting power or disposition power is held or shared by the Stockholder. The Stockholder has, and at all times during the term hereof will have, sole voting and dispositive power over all of the Shares, and sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualification or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.
          (b) The Stockholder has the legal capacity to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.
          (c) Neither the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his or her obligations hereunder, nor the consummation of the transactions contemplated hereby will (i) constitute a breach of or result in a default, or event that with notice or lapse of time or both would become a default (or give rise to any rights of termination, cancellation or acceleration, or unilateral rights to amend, or any right to acquire any securities or assets, or any loss of benefit), under any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or the Stockholder’s properties or assets is bound; (ii) violate any order, writ, injunction, decree, statute, rule or regulation (“Law”) applicable to the Stockholder; or (iii) result in the creation or imposition of any Encumbrance on the Stockholder’s properties or assets (except for any such Encumbrances created by this Agreement), except for any of the foregoing as would not and would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     Section 3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows:
          (a) Parent has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Minnesota. The execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent.
          (b) This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Stockholder, constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.
          (c) Neither the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) constitute a breach of or result in a default, or event that with notice or lapse of time or both would become a default (or give rise to any rights of termination, cancellation or acceleration, or unilateral rights to amend, or any right to acquire any securities or assets, or any loss of benefit), under any of the terms, conditions or provisions of any Contract to which Parent is a party or by which Parent or its properties or assets is bound; (ii) violate any Law applicable to Parent; or (iii) result in the creation or imposition of any Encumbrance on Parent’s properties or assets, except for any of the foregoing as would not and would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     Section 4. Transfer of the Shares. During the term of this Agreement, the Stockholder agrees that, except pursuant to this Agreement or upon the written consent of Parent [(which consent shall not be unreasonably withheld solely in the case of any Transfer (as hereinafter defined) of Shares owned by the Stockholder to               , it being acknowledged that any such Shares so Transferred by the Stockholders to                 shall constitute “Shares” under and as defined in that certain Voting and Support Agreement, dated of even date herewith, by and between                 and Parent)], the Stockholder will not transfer, assign, sell, gift-over, pledge, or otherwise dispose of or encumber (“Transfer”), or enter into any contract, arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement, or otherwise) of, any of the Shares or any options to acquire shares of Company Stock acquired beneficially or of record by the Stockholder after the date hereof, or any interest therein. Notwithstanding the foregoing, during the term of this Agreement, the Stockholder may Transfer to charities and to the Stockholder’s children (whether directly to such children or to trusts established for their benefit) (collectively, “Permitted Transferees”), Shares owned by the Stockholder without the prior written consent of Parent; provided, however, that the aggregate number of Shares so Transferred by the Stockholder to Permitted Transferees, on a collective basis, shall not exceed two percent (2.0%) of the sum of (i) the Existing Shares and (ii) any Shares acquired by the Stockholder after the date of this Agreement upon the exercise of options to purchase shares of Company Stock.
     Section 5. Voting Arrangements.
          (a) During the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, with respect to outstanding Shares owned beneficially or of record by the Stockholder, the Stockholder shall: (i) appear at such meeting or otherwise cause such Shares to be counted as present thereat for purposes of establishing a quorum; (ii) vote or cause to be voted such Shares in favor of (A) the Restructuring and the Spin Off (to the extent to be voted upon by the Company’s stockholders) and (B) the Merger and the approval and adoption by the Company’s stockholders of the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement, and any action required in furtherance thereof; and (iii) vote or cause to be voted, or execute consents in respect of, such Shares against (A) any Competing Transaction (as hereinafter defined) or (B) any proposal, action or transaction involving the Company or any of the stockholders of the Company which could reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or by this Agreement or to deprive Parent of any material portion of the benefits anticipated by Parent to be received from the consummation of the transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of the Company Stock (collectively, “Frustrating Transactions”) presented to the stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote or consent of the Stockholder is requested or sought. For purposes of this Agreement, “Competing Transaction” shall mean any of the following involving Company and any Person other than Parent or any of its Affiliates: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 15% or more of the consolidated assets of Company; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 15% or more of the voting power of Company; or a tender offer or exchange offer for at least 15% of the outstanding shares of Company; or any other acquisition in any manner of an equity interest representing a 15% or more economic or voting interest in Company, or of assets, securities or other ownership interests of or in Company representing 15% or more of the consolidated assets of Company.
          (b) Irrevocable Proxy.
               (i) As security for the Stockholder’s obligations under Section 5(a), the Stockholder hereby irrevocably constitutes and appoints Parent as the Stockholder’s attorney and proxy in accordance with the DGCL, with full power of substitution and resubstitution, to vote the Shares owned beneficially or of record by the Stockholder as indicated in Section 5(a). Such irrevocable proxy will expire automatically and without further action by the parties upon termination of this Agreement.
               (ii) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to induce Parent to enter into the Merger Agreement and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section or in Section 8 hereof, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, then the Stockholder agrees to vote the outstanding Shares owned beneficially or of record by the Stockholder in accordance with Section 5(a) above as instructed by Parent in writing.
          (c) No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for actions taken in furtherance of this Agreement, the Stockholder (i) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares owned beneficially or of record by the Stockholder, and (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Shares owned beneficially or of record by the Stockholder. During the term of this Agreement, the Stockholder shall not take any action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby on a timely basis.
     Section 6. Appraisal Rights. The Stockholder hereby waives any and all appraisal, dissenter’s and similar rights that the Stockholder may have with respect to the Restructuring, the Spin Off, the Merger or the other transactions contemplated by the Merger Agreement pursuant to the DGCL or any other Law.
     Section 7. No Solicitation.
          (a) Subject to Section 8 hereof, the Stockholder shall not, and shall not permit any representative of the Stockholder to, directly or indirectly: (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to a Competing Transaction or a Frustrating Transaction or otherwise encourage or assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a vote or action by written consent in lieu of a Company Stockholders’ Meeting; or (iii) become a member of a “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of the Company, as applicable, with respect to any Competing Transaction or Frustrating Transaction.
          (b) Subject to Section 8 hereof, the Stockholder shall not, and shall not permit any representative of the Stockholder to, directly or indirectly: (i) solicit, initiate, participate in, knowingly encourage or otherwise facilitate, directly or indirectly, any inquiries relating to, or the making of, any offer or proposal for a Competing Transaction; or (ii) engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any Person relating to any offer or proposal for a Competing Transaction that may reasonably be expected to lead to an offer or proposal for a Competing Transaction.
     Section 8. Stockholder Capacity. Notwithstanding anything else in this Agreement to the contrary, Parent acknowledges and agrees that: (a) the Stockholder does not make any agreement or understanding in any capacity other than in the Stockholder’s capacity as stockholder of the Company; (b) the Stockholder executes this Agreement solely in the Stockholder’s capacity as a stockholder of the Company and nothing herein shall limit or affect any actions or inactions taken by the Stockholder in the Stockholder’s capacity as an officer or director of the Company in conformity with the Merger Agreement; (c) the Stockholder, in the Stockholder’s capacity as an officer or director of the Company, may provide information and engage in discussions with a third party, to the extent that the Company is permitted to do so under Section 6.3 of the Merger Agreement; and (d) the Stockholder shall have no liability to Parent or any of Parent’s affiliates under this Agreement as a result of any action or inaction by the Stockholder, in the Stockholder’s capacity as an officer or director of the Company, to the extent taken in accordance with Section 6.3 of the Merger Agreement.
     Section 9. Certain Events. The Stockholder agrees to notify Parent promptly in writing of (a) the number of any additional shares of Company Stock, options to purchase shares of Company Stock or other securities of the Company, if any, acquired by the Stockholder after the date hereof, and (b) with respect to the subject matter contemplated by Section 7, any such inquiries, offers or proposals which are received by, any such information or data which is requested from, and any such negotiations or discussions which are sought to be initiated or continued with, the Stockholder.
     Section 10. Miscellaneous.
          (a) Nonsurvival of Representations and Warranties. The representations and warranties contained in this Agreement shall terminate immediately after the Effective Time of the Merger.
          (b) Further Assurances. The Stockholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.
          (c) Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest of: (a) the Effective Time of the Merger; (b) the termination of the Merger Agreement; and (c) the mutual agreement of the parties to terminate this Agreement; provided, however, that Section 11(d) shall survive any termination of this Agreement, and such termination shall not relieve any party for any willful and material breach of this Agreement prior to such termination.
          (d) Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne solely by the party which has incurred such fees, costs and expenses.
          (e) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.
          (f) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by a recognized overnight courier service or by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:
     If to the Stockholder, to:

with a copy to:
Porter Wright Morris & Arthur LLP
925 Euclid Avenue
Suite 1700
Cleveland, OH 44115-1483
Attention: Michael A. Ellis
Facsimile Number: (216) 443-9011
If to Parent, to:
Graco Inc
88 11th Avenue Northeast
Minneapolis, MN 55413
Attention: General Counsel
Facsimile Number:
with a copy to:
Lindquist & Vennum P.L.L.P.
80 South 8th Street
Minneapolis, MN 55402
Attention: Robert L. Thompson
                 Joseph J. Humke
Facsimile Number: (612) 371-3207
          (g) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
          (h) Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

          (i) Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.
          (j) No Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any Person other than the parties hereto.
          (k) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
          (l) Assignment. All terms and conditions of this Agreement shall be binding upon and shall inure, to the extent permitted by law, to the benefit of the parties hereto and their respective permitted transferees and successors and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto, without the prior written approval of the other parties hereto, may not be transferred, assigned or delegated by any party hereto (by operation of law or otherwise) and any such attempted transfer, assignment or delegation shall be null and void.
          (m) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States, this being in addition to any other remedy to which they are entitled at law or in equity.
          (n) Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(n).
          (o) Jurisdiction and Venue. Each of the parties hereto (i) consents to submit himself, herself or itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, and (iv) consents to service being made through the notice procedures set forth in Section 10(f). Each of the Stockholder and Parent hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10(f) shall be effective service of process for any claim, action, suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
          (p) Amendment. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.
          (q) Representation by Counsel; Construction. Each of the parties to this Agreement was represented by his, her or its own counsel in connection with this Agreement and had the opportunity to discuss with such counsel the terms hereof. This Agreement has been drafted with the joint participation of each of the parties hereto and shall be construed to be neither against nor in favor of any party hereto, but rather in accordance with the fair meaning hereof.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, Parent and the Stockholder have caused this Voting and Support Agreement to be duly executed and delivered as of the date first written above.

PARENT:

GRACO INC.

By: Patrick J. McHale Its: President and Chief Executive Officer

STOCKHOLDER:

Appendix E
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262 APPRAISAL RIGHTS.
     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:
     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.
     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
     (d) Appraisal rights shall be perfected as follows:
     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
     (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
     (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY
COHESANT INC.
SPECIAL MEETING OF THE STOCKHOLDERS — [ • ]
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby (i) appoints Morton A. Cohen and Morris H. Wheeler and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Cohesant Technologies Inc., which the undersigned shall be entitled to vote at the Special Meeting of Stockholders of the Company, to be held at the offices of CIPAR, 23400 Commerce Park Drive, Beachwood, Ohio, 44122, on [ • ], 2008, at 9:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy as indicated on the reverse side.

Dated:

Signature

Signature

Your signature to this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

The Board recommends a vote FOR Proposals 1 and 2.
1. To approve and adopt the Merger Agreement.
     ☐     FOR
     ☐     AGAINST
     ☐     ABSTAIN
2. To approve allowing the Board of Directors to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the proposal to approve and adopt the Merger Agreement and the Merger.
     ☐     FOR
     ☐     AGAINST
     ☐     ABSTAIN
3. In their discretion, to transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.